EXHIBIT 99.03

EXECUTION VERSION

INTEREST PURCHASE AGREEMENT

by and among

CHEGG, INC.
a Delaware corporation,
IMAGINE EASY SOLUTIONS, LLC,
a Delaware limited liability company,

AND
THE SELLERS

___________________________
Dated as of April 28, 2016
___________________________

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3.4 Litigation	40
3.5 Solvency	41
3.6 Company Representations	41
3.7 Brokers	41
3.8 Tax Consequences	41
3.9 Intellectual Property	41
3.10 Immigration	41
3.11 IES Tech	41
3.12 Accredited Investor	41
3.13 Release and Waiver	41
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF ACQUIRER	43
4.1 Organization and Standing	43
4.2 Authority; Non-contravention	43
4.3 Litigation	43
4.4 Financial Resources	43
4.5 Securities Law Matters	44
ARTICLE V CONDUCT PRIOR TO THE CLOSING	44
5.1 Conduct of the Business; Notices	44
5.2 Restrictions on Conduct of the Business	45
5.3 Restrictions on Certain Seller Activities	48
ARTICLE VI ADDITIONAL AGREEMENTS	48
6.1 No Solicitation	48
6.2 Confidentiality; Public Disclosure	49
6.3 Commercially Reasonable Efforts	50
6.4 Third-Party Consents; Notices	50
6.5 Litigation	50
6.6 Access to Information	51
6.7 Spreadsheet	51
6.8 Expenses	51
6.9 Employees	52
6.10 Termination of Benefit Plans	52
6.11 Certain Closing Certificates and Documents	53
6.12 Tax Matters	53
6.13 Sellers’ Employment	55
6.14 Liens	55
6.15 Other Actions	55
6.16 2016 Plan Earnings Target	55
ARTICLE VII CONDITIONS TO THE PURCHASE	56
7.1 Conditions to Obligations of Each Party to Effect the Purchase	56
7.2 Additional Conditions to Obligations of the Company and the Sellers	56
7.3 Additional Conditions to the Obligations of Acquirer	56
ARTICLE VIII TERMINATION	58
8.1 Termination	58

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8.2 Effect of Termination	58
ARTICLE IX ESCROW AND INDEMNIFICATION	59
9.1 Escrow Fund	59
9.2 Indemnification	59
9.3 Indemnifiable Damage Threshold; Other Limitations	61
9.4 Period for Claims	63
9.5 Claims	64
9.6 Resolution of Objections to Claims	64
9.7 Third-Party Claims	65
9.8 Remedies Exclusive	66
9.10 Treatment of Indemnification Payments	66
ARTICLE X GENERAL PROVISIONS	66
10.1 Survival of Representations, Warranties and Covenants	66
10.2 Notices	67
10.3 Interpretation	69
10.4 Amendment	69
10.5 Extension; Waiver	69
10.6 Counterparts	70
10.7 Entire Agreement; Parties in Interest	70
10.8 Assignment	70
10.9 Severability	70
10.10 Remedies Cumulative; Specific Performance	70
10.11 Governing Law	71
10.12 Arbitration; Submission to Jurisdiction; Consent to Service of Process	71
10.13 No Joint Venture	72
10.14 Rules of Construction	73
Exhibits

Exhibit A    -    Definitions
Exhibit B    -    Form of Non-Competition Agreement
Exhibit C    -    Form of Escrow Agreement
Exhibit D    -    Assignment of Interests
Exhibit E    -    Form of FIRPTA Certificate
Exhibit F-1    -    Form of Transaction Bonus Agreement (Till Klampaeckel)
Exhibit F-2    -    Form of Transaction Bonus Agreement (Emry Downinghall)
Exhibit G    -    Form of Release
Exhibit H    -    Form of Amended and Restated Company LLC Agreement
Exhibit I    -    Warranties relating to IES Tech
Exhibit J    -    2016 Plan Earnings Target Covenants

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INTEREST PURCHASE AGREEMENT
This INTEREST PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of April 28, 2016 (the “Agreement Date”), by and among Chegg, Inc., a Delaware corporation (“Acquirer”), Imagine Easy Solutions, LLC, a Delaware limited liability company (the “Company”), Neal Taparia and Darshan Somashekar (Darshan Somashekar together with Neal Taparia, the “Sellers”). Certain other capitalized terms used herein are defined in Exhibit A.
RECITALS

A.
The Sellers are (1) the sole parties to that certain Limited Liability Company Agreement of the Company, dated as of August 15, 2003 (the “Company LLC Agreement”), and (2) collectively, the legal and beneficial owners of 100% of the membership/ownership interests in the Company (collectively, the “Interests” and each individually, a “Interest”).

B.
Acquirer desires, subject to the terms and conditions set forth in this Agreement and the transactions contemplated by this Agreement and the documents referenced herein (collectively, the “Transactions”), to purchase from the Sellers and the Sellers desire to sell, transfer and deliver to Acquirer, 100% of the Interests free from any Encumbrances other than Permitted Encumbrances (the “Purchase”).

C.	The parties hereto desire to make certain representations, warranties, covenants and other agreements in connection with the Purchase as set forth herein.

D.
The Board of Directors of Acquirer or a duly authorized committee thereof has approved this Agreement and the Transactions, including the Purchase, upon the terms and subject to the conditions set forth herein.

E.
Concurrently with the execution of this Agreement, and as a condition and inducement to Acquirer’s willingness to enter into this Agreement, the (i) Sellers and (ii) individuals listed on Schedule A (each, a “Key Employee”) have each executed Acquirer’s customary form of employment offer letter with Acquirer or any Acquirer’s respective successors of Affiliates, together with a proprietary information and invention disclosure and intellectual property assignment agreement and agreement to comply with all other Acquirer policies, including Acquirer’s Insider Trading Policy (collectively, an “Offer Letter”), each to be conditioned upon and effective upon the Closing.

F.
Concurrently with the execution of this Agreement, and as a condition and inducement to Acquirer’s willingness to enter into this Agreement, the Sellers have each executed a non-competition agreement substantially in the form attached hereto as Exhibit B (a “Non-Competition Agreement”), each to be conditioned upon and effective upon the Closing.

NOW, THEREFORE, in consideration of the representations, warranties, covenants, agreements and obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I
THE PURCHASE
1.1    The Closing. Upon the terms and subject to the conditions set forth herein, the closing of the Transactions (the “Closing”) shall take place remotely via the exchange of final documents and signature pages (i) on a date and time to be agreed by Acquirer and the Company, which date shall be no later than three (3) Business Days following the date on which all of the conditions set forth in Article VII have been satisfied or waived (other than those conditions that, by their terms, are intended to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or (ii) such other time as Acquirer and the Company agree. The date on which the Closing occurs is sometimes referred to herein as the “Closing Date.”
1.2    Closing Deliveries.
(a)    Acquirer Deliveries. Acquirer shall deliver to the Company, at or prior to the Closing:
(i)    a certificate, dated as of the Closing Date, executed on behalf of Acquirer by a duly authorized officer of Acquirer to the effect that each of the conditions set forth in Section 7.2(a) has been satisfied; and
(ii)    an escrow agreement executed by Acquirer and the Escrow Agent substantially in the form attached hereto as Exhibit C (the “Escrow Agreement”).
(b)    Sellers Deliveries. The Sellers shall deliver, or cause the Company to deliver, to Acquirer, at or prior to the Closing:
(i)    a certificate, dated as of the Closing Date and executed on behalf of the Company by its Managers, to the effect that each of the conditions set forth in Section 7.3(a)(i) and Section 7.3(e) has been satisfied;
(ii)    a certificate, dated as of the Closing Date and executed by the Sellers, to the effect that each of the conditions set forth in Section 7.3(a)(ii) has been satisfied;
(iii)    a certificate, dated as of the Closing Date and executed on behalf of the Company by its Managers, certifying (A) the certificate of formation of the Company in effect as of the Closing, (B) the Company LLC Agreement in effect as of the Closing (collectively with the Company’s certificate of formation, the “Organizational Documents”), (C) resolutions of the Company’s Managers and its members approving the execution and delivery of this Agreement and the consummation of the Purchase, (D) the authority of the Managers of the Company executing this Agreement and any other document relating to the Purchase, (E) other matters reasonably requested by Acquirer, (F) that the Spreadsheet is true, correct and complete;
(iv)    assignment of the Interests and the Company LLC Agreement in the form attached hereto as Exhibit D (the “Assignment of Interests”), executed by each Seller;
(v)    written acknowledgments and invoices pursuant to which any Person that is entitled to any Transaction Expenses acknowledges (A) the total amount of Transaction Expenses that (1) has been incurred and paid to such Person prior to the Closing and (2) has been incurred and remains payable to such Person and (B) that, upon payment of such remaining payable amount at the Closing, it shall be paid in full and shall not be owed any other amount by any of Acquirer, the Company and/or its Affiliates;
(vi)    evidence reasonably satisfactory to Acquirer of the resignation of each Manager of the Company in office immediately prior to the Closing as managers of the Company, effective as of, and contingent upon, the Closing;
(vii)    FIRPTA documentation, consisting of certificates of non-foreign status in accordance with the requirements of Treasury Regulation Section 1.1445-2(b)(2), in substantially the form attached hereto as Exhibit E, dated as of the Closing Date and executed by each of the Sellers;
(viii)    unless otherwise requested by Acquirer in writing no less than three (3) Business Days prior to the Closing Date, (A) a true, correct and complete copy of resolutions adopted by the Managers of the Company, authorizing the termination of each or all of the Company Employee Plans that are “employee benefit plans” within the meaning of ERISA, including the Company’s 401(k) Plan (the “401(k) Plan”), and (B) an amendment to the 401(k) Plan, executed by the Company, that is sufficient to assure compliance with all applicable requirements of the Code and regulations thereunder so that the Tax-qualified status of the 401(k) Plan shall be maintained at the time of its termination, with such amendment and termination to be effective as of the date immediately preceding the Closing Date and contingent upon the Closing;
(ix)    a certificate from the Secretary of State of the State of Delaware and each other state or other jurisdiction in which the Company is qualified to do business as a foreign corporation, dated within three (3) Business Days prior to the Closing Date, certifying that the Company is in good standing and that all applicable Taxes and fees due and payable by the Company through and including the Closing Date have been paid;
(x)    evidence reasonably satisfactory to Acquirer of the termination or waiver of any rights of first refusal, rights to any liquidation preference, redemption rights, lock-ups, exit rights and rights of notice of the Sellers with respect to any of the Transactions, in all cases, effective as of, and contingent upon, the Closing;
(xi)    the Spreadsheet completed to include all of the information specified in Section 6.7 in a form reasonably satisfactory to Acquirer;
(xii)    the Company Closing Financial Certificate;
(xiii)    evidence reasonably satisfactory to Acquirer of (A) the Company’s receipt of all consents, waivers and approvals described in Schedule 1.2(b)(xiii)(A), and (B) the Company’s termination notice with respect to each of the Contracts listed on Schedule 1.2(b)(xiii)(B), as described therein;
(xiv)    payoff letters or similar instruments in form and substance reasonably satisfactory to Acquirer with respect to all Company Debt, which letters provide for the release of all Encumbrances relating to the Company Debt following satisfaction of the terms contained in such payoff letters (including any premiums above the principal amount of such Company Debt or any fees payable in connection with such Company Debt);
(xv)    the Escrow Agreement, executed by each Seller and the Escrow Agent;

(xvi)    waiver or release of any security interest held by any third party in any asset of the Company as of the Closing Date, executed by a duly authorized Person, whereby any such security interest is terminated, with evidence reasonably satisfactory to Acquirer that all Encumbrances on assets of the Company shall have been released prior to, or shall be released simultaneously with, the Closing;
(xvii)    executed confirmatory assignments of Intellectual Property from any of the Company’s current and former employees listed on Schedule 1.2(b)(xvii), (including but not limited to the Sellers), consultants, advisors and independent contractors who have not executed assignments or similar agreements, in each case in a form that is reasonably satisfactory to Acquirer; and
(xviii)    the Transaction Bonus Agreement in substantially the form attached hereto as Exhibit F-1, executed by Till Klampaeckel, and the Transaction Bonus Agreement in substantially the form attached hereto as Exhibit F-2, executed by Emry Downinghall, each dated as of the Closing Date.
Receipt by Acquirer of any of the agreements, instruments, certificates or documents delivered pursuant to this Section 1.2(b) shall not be deemed to be an agreement by Acquirer that the information or statements contained therein are true, correct or complete, and shall not diminish Acquirer’s remedies hereunder if any of the foregoing agreements, instruments, certificates or documents are not true, correct or complete.
1.3    The Purchase.
(a)    Treatment of Interests. Upon the terms and subject to the conditions set forth herein, each Seller agrees to sell, transfer and deliver to Acquirer at the Closing, and Acquirer agrees to purchase from the Sellers, all right, title and interest in and to all of the Interest owned by such Sellers as of immediately prior to the Closing (as set forth on the Spreadsheet), free and clear of all Encumbrances other than Permitted Encumbrances, in exchange for the right to receive the following (subject to applicable withholding, payroll taxes and other legally required deductions) (the “Purchase Consideration”):
(xix)    Initial Cash Consideration. At Closing, for each Seller, an amount in cash, without interest, equal to such Seller’s Pro Rata Share of the Initial Cash Consideration (subject to Section 1.5).
(xx)    Deferred Cash Consideration. No later than April 15, 2017, for each Seller, an amount of cash, without interest, equal to such Seller’s Pro Rata Share of the Deferred Cash Consideration, after deducting any fees, costs, payments and expenditures payable to brokers, finders, financial advisors, investment bankers or similar Persons to the extent such amount becomes payable by the Sellers in connection with the Deferred Cash Consideration.
(xxi)    1st Additional Consideration Amount. If the Company reaches the 2016 Plan Earnings Target as determined pursuant to Schedule 1.3(a)(iii), Acquirer shall pay to each Seller, an amount of cash or, at Acquirer’s sole discretion, a number of shares of Acquirer Stock (calculated pursuant to Acquirer Stock Price; provided that if Acquirer elects to pay the Sellers in Acquirer Stock, Acquirer shall notify the Sellers of such decision at least two (2) trading days before the applicable payment day), equal to such Seller’s Pro Rata Share of the 1st Additional Consideration Amount (after deducting any fees, costs, payments and expenditures payable to brokers, finders, financial advisors, investment bankers or similar Persons to the extent such amount becomes payable by the Sellers in connection with the 1st Additional Consideration Amount), without interest, divided into installments and delivered on the dates specified according to the Additional Consideration Payment Schedule.
(xxii)    2nd Additional Consideration Amount. Acquirer shall pay to each Seller an amount of cash or, at Acquirer’s sole discretion, a number of shares of Acquirer Stock (calculated pursuant to Acquirer Stock Price; provided that if Acquirer elects to pay the Sellers in Acquirer Stock, Acquirer shall notify the Sellers of such decision at least (two) 2 trading days before the applicable payment day), equal to such Seller’s Pro Rata Share of the 2nd Additional Consideration Amount (after deducting any fees, costs, payments and expenditures payable to brokers, finders, financial advisors, investment bankers or similar Persons to the extent such amount becomes payable by the Sellers in connection with the 2nd Additional Consideration Amount), without interest, divided into installments and delivered on the dates specified according to the Additional Consideration Payment Schedule.
(xxiii)    Notwithstanding the foregoing, if a Seller’s employment is terminated by Acquirer without Cause or a Seller terminates his employment for Good Reason, then, the Applicable Percentage shall be thereafter calculated treating such Seller as having continued to provide services as an employee to Acquirer or its Affiliates from the Closing through the respective payment date specified in the Additional Consideration Payment Schedule and, with respect to each Seller, having achieved the earnout condition set forth in Section 1.3(a)(iii); provided, however, that such deemed continued employment treatment and waiver of the earnout condition set forth in Section 1.3(a)(iii) shall not apply if Seller fails to return the release substantially in the form attached hereto as Exhibit G on or before the Release Deadline (as defined below), or if Seller revokes the release. Seller must execute and return the release on or before the date specified by the Acquirer in the prescribed form (the “Release Deadline”). The Release Deadline will in no event be later than fifty-two (52) days after Seller’s Separation.
(b)    Treatment of Other Equity Interests. At Closing, each Equity Interest in the Company (other than the Interests) including Unvested Company Interests, warrants and any other rights to acquire units in the Company, that is outstanding immediately prior to the Closing shall be cancelled and extinguished without any consideration paid in respect thereof.
(c)    Adjustments. In the event of any split, reorganization, reclassification, combination, recapitalization or other like change with respect to the Interests occurring after the Agreement Date and prior to the Closing, all references herein to specified Interest shall be equitably adjusted to the extent necessary to provide the parties the same economic effect as contemplated by this Agreement prior to such split, reorganization, reclassification, combination, recapitalization or other like change.
(d)    Rights Not Transferable. The rights of the Sellers under this Agreement as of immediately prior to the Closing are personal to each such Seller and shall not be transferable for any reason, other than by operation of law, will or the laws of descent and distribution, in each case without consideration; provided that such transfer shall not affect any of the obligations of the Sellers hereunder. Any attempted transfer of such right by any holder thereof (other than as permitted by the immediately preceding sentence) shall be null and void.
(e)    No Interest. Notwithstanding anything to the contrary contained herein, no interest shall accumulate for the benefit of the Sellers on any cash payable in connection with the consummation of the Purchase and the other Transactions.

(f)    Company LLC Agreement. Immediately following the Closing, the Company LLC Agreement shall be amended and restated in its entirety to be in the form attached hereto as Exhibit H.
(g)    Total Stock Consideration. Notwithstanding anything to the contrary contained in this Agreement, in no event shall the aggregate number of shares of Acquirer Stock to be issued by Acquirer (i) to the Sellers under the terms of this Agreement equal or exceed either twenty percent (20%) of the number of outstanding shares of Acquirer Stock or twenty percent (20%) of the outstanding voting power of Acquirer as of immediately prior to the Closing or (ii) with respect to any Related Party (as defined in Section 312.03(b) of the New York Stock Exchange Listed Company Manual), exceed either one percent (1%) of the number of outstanding shares of Acquirer Stock or one percent (1%) of the outstanding voting power of Acquirer, in each case as of immediately prior to the Closing, it being the understanding of the parties that any consideration payable in excess of the foregoing limitations shall be paid to the applicable Seller in cash (in lieu of equity).
1.4    Payment Procedures.
(a)    Payments.
(i)    At Closing, each Seller shall be entitled to receive the amount of cash that Seller has the right to receive pursuant to Section 1.3(a)(i), less (i) such Seller’s Pro Rata Share of the Escrow Amount (the “Seller Escrow Amount”), and (ii) such Seller’s Pro Rata Share of the Post-Closing Adjustment Holdback Amount (the “Seller Post-Closing Adjustment Holdback Amount”).
(ii)    As soon as reasonably practicable after the Closing Date, but in no event later than one (1) Business Day following the Closing Date, Acquirer will pay to each Seller by wire transfer of same-day funds the aggregate amount of cash payable to each Seller pursuant to Section 1.3(a)(i), less (i) such Seller Escrow Amount, and (ii) such Seller Post-Closing Adjustment Holdback Amount.
(iii)    As soon as reasonably practicable after the Closing Date, but in no event later than two (2) Business Days following the Closing Date, Acquirer shall deposit with the Escrow Agent the Escrow Amount pursuant to the terms of this Agreement and the Escrow Agreement.
(b)    Escrow Amount. The Escrow Fund and the Post-Closing Adjustment Holdback Amount shall constitute partial security for the benefit of Acquirer (on behalf of itself or any other Indemnified Person) with respect to any Indemnifiable Damages pursuant to the indemnification obligations of the Sellers under Section 1.5(f) and Article IX, as well as the obligations under the Non-Competition Agreements, and shall be held and distributed in accordance with Section 9.1. The adoption of this Agreement by the Sellers shall constitute, among other things, approval of the Escrow Amount, the Post-Closing Adjustment Holdback Amount and the withholding of the Escrow Amount and the Post-Closing Adjustment Holdback Amount.
(c)    Transfers of Ownership. If any cash amount payable pursuant to Section 1.3(a) is to be paid to a Person other than the Sellers, it shall be a condition of the payment thereof that such Interests shall be in proper form for transfer and that the Person requesting such payment shall have paid to Acquirer or any agent designated by Acquirer any transfer or other applicable Taxes, or established to the satisfaction of Acquirer or any agent designated by Acquirer that such Tax has been paid or is not payable.
(d)    No Liability. Notwithstanding anything to the contrary in this Section 1.4, no party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Applicable Law.

1.5    Company Net Working Capital Adjustments.
(a)    Pursuant to Section 6.11, the Company shall deliver the Company Closing Financial Certificate to Acquirer not later than three (3) days prior to the Closing Date, which shall include the Company’s good faith estimate, with reasonable supporting detail, of Company Net Working Capital in accordance with the Applicable Accounting Principles and consistent with the Sample Statement. An illustrative calculation of Company Net Working Capital as of March 31, 2016 is set forth in Schedule 1.5 (the “Sample Statement”).
(b)    Within ninety (90) days after the Closing, Acquirer shall deliver to the Sellers a notice (the “Acquirer NWC Notice”) setting forth Acquirer’s calculation of Company Net Working Capital (the “NWC Calculations”) and the amount by which Company Net Working Capital, as calculated by Acquirer is less or more than Company Net Working Capital as set forth in the Company Closing Financial Certificate, in each case together with supporting documentation, information and calculations. The NWC Calculations shall be prepared in accordance with the Applicable Accounting Principles and consistent with the Sample Statement and shall not include changes in assets or liabilities as a result of purchase accounting adjustments in connection with the Purchase.
(c)    The Sellers may object to the calculation of Company Net Working Capital set forth in the Acquirer NWC Notice by providing written notice of such objection to Acquirer within thirty (30) days after Acquirer’s delivery of the Acquirer NWC Notice (the “Notice of Objection”), together with supporting documentation, information and calculations. Any matters not expressly set forth in the Notice of Objection shall be deemed to have been accepted by the Sellers.
(d)    If the Sellers timely provide the Notice of Objection, then Acquirer and the Sellers shall confer in good faith for a period of up to ten (10) Business Days following Acquirer’s timely receipt of the Notice of Objection in an attempt to resolve any disputed matter set forth in the Notice of Objection, and any resolution by them shall be in writing and shall be final and binding on the parties hereto. If the Sellers do not timely provide the Notice of Objection to Acquiror, then the calculations specified in the Acquirer NWC Notice shall be conclusively presumed to be true and correct in all respects and shall be final and binding upon the parties.
(e)    If, after the ten (10) Business Day period set forth in Section 1.5(d), Acquirer and the Sellers cannot resolve any matter set forth in the Notice of Objection, then Acquirer shall refer such unresolved matters to an independent registered public accounting firm mutually agreed upon by Acquirer and the Sellers (the “Reviewing Accountant”), to review only the matters in the Notice of Objection that are still disputed by Acquirer and the Sellers and the NWC Calculations to the extent relevant thereto. After such review and a review of the Company’s relevant books and records, the Reviewing Accountant shall promptly (and in any event within sixty (60) days following its engagement) determine the resolution of such remaining disputed matters, which determination shall be final and binding on the parties hereto, and the Reviewing Accountant shall provide Acquirer and the Sellers with a calculation of Company Net Working Capital in accordance with such determination. The Reviewing Accountants shall resolve the matter in accordance with the terms and provisions of this Agreement and shall only conduct an independent review of the matters that are still disputed by Acquirer and Sellers. The Reviewing Accountant shall act as an expert (and not as an arbitrator) in making its determination which shall, in the absence of manifest error, be final and binding on the parties to this Agreement and, without prejudice to any other rights which they may respectively have under this Agreement, the parties to this Agreement expressly waive, to the extent permitted by Applicable Law, any rights of recourse they may otherwise have to challenge it.

(f)    If the Company Net Working Capital as finally determined pursuant to Section 1.5(b), Section 1.5(d) and/or Section 1.5(e), as the case may be (the “Final Net Working Capital”), is less than the Company Net Working Capital, as set forth in the Company Closing Financial Certificate (such difference, the “Final Net Working Capital Shortfall”), then the Sellers shall indemnify and hold harmless Acquirer (other than with respect to interest and internal fees, costs or expenses of Acquirer or the Company), according to their respective Pro Rata Share, and Acquirer shall have the right to retain from the Post-Closing Adjustment Holdback Amount, an amount of cash having a total value equal to the full amount of:
(i)    the Final Net Working Capital Shortfall; and
(ii)    all fees, costs and expenses of the Reviewing Accountant to be paid by the Sellers pursuant to Section 1.5(h), if any.
(g)    If the Final Net Working Capital is more than the Company Net Working Capital, as set forth in the Company Closing Financial Certificate (such difference, the “Final Net Working Capital Excess”), then Acquirer shall, within five (5) Business Days, pay to each Seller his or her Pro Rata Share of an amount equal to:
(i)    the Final Net Working Capital Excess; and
(ii)    all fees, costs and expenses of the Reviewing Accountant to be paid by Acquirer pursuant to Section 1.5(h), if any.
(h)    The fees of the Reviewing Accountant shall be allocated and borne by Acquirer, on the one hand, and the Sellers, on the other hand, based on the inverse of the percentage that the Reviewing Accountant’s determination (before such allocation) bears to the total amount of the total items in dispute as originally submitted to the Reviewing Accountant (i.e., if the items in dispute total in amount one thousand dollars ($1,000) and the Reviewing Accountant awards six hundred dollars ($600) in favor of Acquirer’s position, then sixty percent (60%) of the fees of the Reviewing Accountant shall be borne by the Sellers in accordance with their Pro Rata Shares and forty percent (40%) by Acquirer); provided, however, that if the difference between the Final Net Working Capital as determined by the Reviewing Accountant pursuant to Section 1.5(e) and the NWC Calculations set forth in the Acquirer NWC Notice is less than 10%, the fees of the Reviewing Accountant shall be entirely borne by the Sellers.
1.6    Tax Consequences. The parties hereto acknowledge that the Purchase is intended to be a taxable purchase of units for U.S. income tax purposes. For U.S. federal income tax purposes, Acquirer, the Company and the Sellers agree that the Purchase will effect a transaction described in IRS Revenue Ruling 99-6, Situation No. 2 and will file all Tax Returns consistent with that treatment. The parties intend and agree that the payments of the Additional Consideration to the Sellers in exchange for Interests that were vested at grant or for which a Section 83(b) election has been properly made will be treated and reported for income Tax purposes as payment in consideration for such Interests exchanged therefor and not as compensation income, except as otherwise required by a Tax authority on audit or other examination after such Tax reporting. Notwithstanding the foregoing, Acquirer makes no representations or warranties to the Company or to the Sellers regarding the Tax treatment of the Purchase, or any of the Tax consequences to the Company or the Sellers of this Agreement, the Purchase or the other Transactions or the other agreements contemplated by this Agreement. The Company acknowledges that the Company and the Sellers are relying solely on their own Tax advisors in connection with this Agreement, the Purchase and the other Transactions and the other agreements contemplated by this Agreement.

1.7    Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid one-half by the Sellers (in accordance with their Pro Rata Shares) and one-half by the Acquirer when due, and the Sellers shall, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees.
1.8    Withholding Rights. Each of Acquirer and the Company shall be entitled to deduct and withhold from any payments of cash or stock pursuant to this Agreement to the Sellers, such amounts in cash and/or stock as Acquirer or the Company is required to deduct and withhold with respect to any such payments under the Code or any provision of state, local, provincial or foreign Tax law. To the extent that amounts are so withheld and paid over to the appropriate Tax authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such Persons in respect of which such deduction and withholding was made.
1.9    Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Company with full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, powers and franchises of the Company, the officers of the Company are fully authorized, in the name and on behalf of the Company or otherwise, to take all lawful action necessary or desirable to accomplish such purpose or acts, so long as such action is not inconsistent with this Agreement.
1.10    Acquirer Stock Certificates. Any certificates evidencing the shares of Acquirer Stock to be issued pursuant to Section 1.3(a)(iii) and (iv), if any, shall bear the following legends (along with any other legends that may be required under Applicable Law):
“(1) THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
(2) THE SHARES EVIDENCED HEREBY ARE SUBJECT TO CERTAIN INDEMNITY AND ESCROW OBLIGATIONS AS SET FORTH IN AN AGREEMENT WITH THE COMPANY.”
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to the disclosures set forth in the disclosure letter of the Company delivered to Acquirer concurrently with the execution of this Agreement (the “Company Disclosure Letter”) (each of which disclosures, in order to be effective, shall clearly indicate the Section and, if applicable, the Subsection of this Article II to which it relates (unless and only to the extent the relevance to other representations and warranties is readily apparent from the actual text of the disclosures without any reference to extrinsic documentation or any independent knowledge on the part of the reader regarding the matter disclosed), and each of which disclosures shall also be deemed to be representations and warranties made by the Company to Acquirer under this Article II), the Company represents and warrants to Acquirer as follows:
2.1    Organization, Standing, Power and Subsidiaries.
(c)    The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the limited liability company power to own, operate, use, distribute and lease its properties and to conduct the Business and is duly licensed or qualified to do business and is in good standing in each jurisdiction where the failure to be so licensed, qualified or in good standing, individually or in the aggregate with any such other failures, would reasonably be expected to have a Material Adverse Effect with respect to the Company. Except as set forth in Schedule 2.1(a) of the Company Disclosure Letter, the Company has and, since its inception has had, no Subsidiaries or any Equity Interest, whether direct or indirect, in, any corporation, partnership, limited liability company, joint venture or other business entity.
(d)    Schedule 2.1(b) of the Company Disclosure Letter sets forth a true, correct and complete list of the names of the Company managers (the “Managers”).
2.2    Capital Structure.
(h)    Schedule 2.2(a) of the Company Disclosure Letter sets forth a true, correct and complete list of the beneficial and record owners of any Interest and the respective percentage of Interests in the Company held by such Persons. Each Interest was issued in compliance with Applicable Law, the Organizational Documents and any applicable Contracts to which the Company is a party or by which the Company or any of its assets is bound and are free of any Encumbrances (other than Permitted Encumbrances), outstanding subscriptions, preemptive rights or “put” or “call” rights created by statute, the Organizational Documents or any Contract to which the Company is a party or by which the Company or any of its assets is bound. The Company is not under any obligation to register under the Securities Act or any other Applicable Law any Interest, any Equity Interests in or any other securities of the Company, whether currently outstanding or that may subsequently be issued. The Sellers are the sole parties to the Company LLC Agreement and, collectively, the legal and beneficial owners of 100% of the Interests.
(i)    Except as set forth in Schedule 2.2(b) of the Company Disclosure Letter the Company has never granted, or entered into any offer letter or other Contract or Company Employee Plan that contemplates a grant of, or right to purchase or receive, Company Options, Unvested Company Interests or warrants and no Company Options or warrants have ever been outstanding.
(j)    There are no authorized, issued or outstanding Equity Interests in the Company other than Interest allocated as set forth on Schedule 2.2(a). Other than as set forth on Schedules 2.2(a) 2.2(b) and 2.2(c) of the Company Disclosure Letter, as of the Agreement Date, no Person other than the Sellers has or has had any Equity Interests in the Company, share schemes, call or put rights, or is party to any Contract (other than this Agreement) of any character to which the Company or a Seller is a party or by which it or its assets is bound, (i) obligating the Company or such Seller to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any Equity Interests in the

Company or other rights to purchase or otherwise acquire any Equity Interests in the Company, whether vested or unvested, (ii) obligating the Company to grant, extend, accelerate the vesting and/or repurchase rights of, change the price of, or otherwise amend or enter into any such call, right or Contract or (iii) obligating the Company or the Sellers to make any payment to related to the value or change in value of the Company Interest (or any other Equity Interests in the Company).
(k)    No Company Debt (i) granting the holder thereof the right to vote on any matters on which the Sellers may vote (or that is convertible into, or exchangeable for, securities having such right) or (ii) the value of which is in any way based upon or derived from capital or voting unit of the Company, is issued or outstanding as of the Agreement Date (collectively, “Company Voting Debt”).
(l)    Other than as set forth in Schedule 2.2(e) of the Company Disclosure Letter, there are no Contracts relating to voting, purchase, acceleration, sale, grant or transfer of any Interest between the Company and the Sellers, and no Interest in the Company are or ever have been subject to vesting of any kind or in any form.
(m)    As of the Closing, (i) the Interests set forth in the Spreadsheet as being owned by a Seller constitutes the entire interest of such Seller in any Interest or any other Equity Interests in the Company, (ii) other than the Identified Individuals, no Person not disclosed in the Spreadsheet will have a right to acquire from the Company any Interests or any other Equity Interests in the Company and (iii) the Interests disclosed in the Spreadsheet will be free and clear of any Encumbrances other than Permitted Encumbrances. Each Seller’s Interest is evidenced solely by the Company LLC Agreement.
2.3    Authority; Non-contravention.
(e)    Subject to the execution of this Agreement by the Sellers, the Company has and shall have all requisite limited liability company power and authority to enter into this Agreement and the other Company Transaction Documents and to consummate the Transactions. The execution and delivery of this Agreement and the other Company Transaction Documents and the consummation of the Transactions have been duly authorized by all necessary limited liability company action on the part of the Company. Each Company Transaction Document has been or, if applicable, will be at Closing duly executed and delivered by the Company and, assuming the due execution and delivery of such Company Transaction Document by the other parties hereto, constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms subject only to the effect, if any, of (i) applicable bankruptcy and other similar Applicable Law affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies (the “Enforceability Exceptions”). The Company’s Managers, by resolutions duly adopted (and not thereafter modified or rescinded) by unanimous vote have approved and adopted this Agreement and the Company Transaction Documents and approved the Purchase and the Transactions, determined that the Company Transaction Documents and the terms and conditions of the Purchase and the Company Transaction Documents are advisable and in the best interests of the Company.
(f)    Other than as set forth in Schedule 2.3(b) of the Company Disclosure Letter, the execution and delivery of the Company Transaction Documents by the Company do not, and the consummation of the Transactions will not, (i) result in the creation of any Encumbrance (other than Permitted Encumbrances) on any of the material assets of the Company or any of the Interest or (ii) conflict in any respect with, or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or require any consent, approval or waiver from any Person pursuant to, (A) any provision of the

Organizational Documents or (B) any Applicable Law. Other than as set forth in Schedule 2.3(b) of the Company Disclosure Letter, the execution and delivery of the Company Transaction Documents by the Company do not, and the consummation of the Transactions will not, (i) result in the creation of any Encumbrance (other than Permitted Encumbrances) on any of the material assets of the Company or any of the Interest or (ii) conflict in any material respect with, or result in any material violation of or material default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or require any consent, approval or waiver from any Person pursuant to any Contract of the Company.
(g)    No consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity or any other Person is required by or with respect to the Company in connection with the execution and delivery of this Agreement or any other Company Transaction Document or the consummation of the Transactions, except for such other consents, approvals, Orders, authorizations, registrations, declarations, filings and notices that, if not obtained or made, would not adversely affect, and would not reasonably be expected to adversely affect, the Company’s ability to perform or comply with the covenants, agreements or obligations of the Company in any Company Transaction Document or to consummate the Transactions in accordance with any Company Transaction Document and Applicable Law.
(h)    The Company and the Sellers have taken all actions such that the restrictive provisions of any “fair price,” “moratorium,” “control share acquisition,” “business combination,” or other similar anti-takeover statute or regulation, and any anti-takeover provision in the Organizational Documents will not be applicable to any of Acquirer, the Purchase or the Company, or to the execution, delivery or performance of this Agreement.
2.4    Financial Statements; No Undisclosed Liabilities; Absence of Changes.
(i)    The Company has made available to Acquirer its financial statements for the fiscal year ending December 31, 2015 reviewed by an independent accounting firm in accordance with Statement on Financial Accounting Standard No. 100 and financial statements for the three (3) month period ended March 31, 2016 (including, in each case, balance sheets, statements of operations and statements of cash flows) reviewed by an independent accounting firm in accordance with Statement on Financial Accounting Standard No. 100 (collectively, the “Financial Statements”), which are included as Schedule 2.4(a) of the Company Disclosure Letter. The Financial Statements (i) are derived from and in accordance with the books and records of the Company, (ii) fairly and accurately present the financial condition of the Company at the dates therein indicated and the consolidated results of operations and cash flows of the Company for the periods therein specified (subject, in the case of unaudited financial statements, to normal recurring audit adjustments, none of which individually or in the aggregate are or will be material in amount), (iii) are true, correct and complete and (iv) were prepared in accordance with GAAP, except for the absence of footnotes in the unaudited Financial Statements, applied on a consistent basis throughout the periods involved.
(j)    The Company has no Liabilities of any nature other than (i) those set forth or adequately provided for in the balance sheet included in the Financial Statements (the “Company Balance Sheet”) as of March 31, 2016 (the “Company Balance Sheet Date”), (ii) not required to be reflected in the Company Balance Sheet under GAAP, other than any such Liability which the Company considered including in the Company Balance Sheet but made a determination that such Liability was either not probable (as defined in the Statement of Financial Accounting Standards No. 5 (“FAS 5”) or the amount of the loss related thereto cannot be reasonably estimated (within the meaning of FAS 5), all of which are set forth in Schedule 2.4(b) of the Company Disclosure Letter, (iii) those incurred in the conduct of the Company’s business since the Company Balance Sheet Date in the ordinary course of business consistent with past practice and do not result from any breach of Contract, warranty, infringement, tort or violation of Applicable Law and (iv) those incurred by the Company in connection with the execution and performance of this Agreement. Except for Liabilities reflected in the Financial Statements, the Company has no off-balance sheet Liability of any nature to, or any financial interest in, any third parties or entities, the purpose or effect of which is to defer, postpone, reduce or otherwise avoid or adjust the recording of expenses incurred by the Company. All reserves that are set forth in or reflected in the Company Balance Sheet have been established in accordance with GAAP consistently applied. The Financial Statements comply in all material respects with the Financial Accounting Standards Board Accounting Standards Codification 605. Without limiting the generality of the foregoing, the Company has never guaranteed any debt or other obligation of any other Person.
(k)    Schedule 2.4(c) of the Company Disclosure Letter sets forth a true, correct and complete list of all Company Debt, including, for each item of Company Debt, the agreement governing the Company Debt and the interest rate, maturity date, any assets securing such Company Debt and any prepayment or other penalties payable in connection with the repayment of such Company Debt at the Closing.
(l)    Schedule 2.4(d) of the Company Disclosure Letter sets forth the names and locations of all banks and other financial institutions at which the Company maintains accounts and the names of all Persons authorized to make withdrawals therefrom.
(m)    The accounts receivable of the Company (the “Accounts Receivable”) as reflected on the Company Balance Sheet and as will be reflected in the Company Closing Financial Certificate arose or shall arise in the ordinary course of business consistent with past practice and represent or shall represent bona fide claims against debtors for sales and other charges, and have been collected or are collectible in the book amounts thereof within sixty (60) days following the Agreement Date, less an amount not in excess of the applicable allowance for doubtful accounts provided for in the Company Balance Sheet or in the Company Closing Financial Certificate, as the case may be. Allowances for doubtful accounts and warranty returns have been prepared in accordance with GAAP consistently applied and in accordance with the Company’s past practice and are sufficient to provide for any losses that may be sustained on realization of the applicable Accounts Receivable. The Accounts Receivable arising after the Company Balance Sheet Date and before the Closing Date (i) arose or shall arise in the ordinary course of business consistent with past practice, (ii) represented or shall represent bona fide claims against debtors for sales and other charges and (iii) have been collected or are collectible in the book amounts thereof within sixty (60) days following the Agreement Date, less allowances for doubtful accounts and warranty returns determined in accordance with GAAP consistently applied and the Company’s past practice that are or shall be sufficient to provide for any losses that may be sustained on realization of the applicable Accounts Receivable. None of the Accounts Receivable is subject to any claim of offset, recoupment, set-off or counter-claim and, to the knowledge of the Company, there are no facts or circumstances (whether asserted or unasserted) that could give rise to any such claim. No material amount of Accounts Receivable is contingent upon the performance by the Company of any obligation or Contract other than normal warranty repair and replacement. No Person has any Encumbrance on any Accounts Receivable, and no agreement for deduction or discount has been made with respect to any such Accounts Receivable. Schedule 2.4(e) of the Company Disclosure Letter sets forth, as of the Agreement Date, an aging of the Accounts Receivable in the aggregate and by customer, and indicates the amounts of allowances for doubtful accounts and warranty returns. Schedule 2.4(e) of the Company Disclosure Letter sets forth, as of the Agreement Date, such amounts of Accounts Receivable that are subject to asserted warranty claims by customers and reasonably detailed information regarding asserted warranty claims made within the last year, including the type and amounts of such claims.

(n)    The Company has established and maintains a system of internal accounting controls sufficient to provide reasonable assurances (i) that transactions, receipts and expenditures of the Company are being executed and made only in accordance with appropriate authorizations of management and the Company’s Managers, (ii) that transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP and (B) to maintain accountability for assets, (iii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of Company and (iv) that the amount recorded for assets on the books and records of the Company is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. None of the Company, the Company’s independent auditors and, to the knowledge of the Company, any current or former employee, consultant, advisor, independent contractor or officer of the Company, has identified or been made aware of any fraud, whether or not material, that involves Company’s management or other current or former employees, consultants, advisors, independent contractors or directors of Company who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company, or any claim or allegation regarding any of the foregoing. None of the Company and, to the knowledge of the Company, any Representative of the Company has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, in each case, regarding deficient accounting or auditing practices, procedures, methodologies or methods of the Company or its internal accounting controls or any material inaccuracy in the Company’s financial statements. No attorney representing the Company, whether or not employed by the Company, has reported to the Company’s Managers or to any committee of the Company evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or its Representatives. There are no significant deficiencies or material weaknesses in the design or operation of the Company’s internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data. At the Company Balance Sheet Date, there were no material loss contingencies (as such term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 450) that are not adequately provided for in the Company Balance Sheet as required by such Topic 450. There has been no change in the Company accounting policies since the Company’s inception, except as described in the Financial Statements.
(o)    Other than as set forth in Schedule 2.4(g) of the Company Disclosure Letter, since the Company Balance Sheet Date, (i) the Company has conducted the Business only in the ordinary course of business consistent with past practice, (ii) there has not occurred a Material Adverse Effect with respect to the Company and (iii) the Company has not done, caused or permitted any action that would constitute a breach of Section 5.2 if such action were taken by the Company, without the written consent of Acquirer during the Pre-Closing Period.
2.5    Litigation. There is and has been no Legal Proceeding to which the Company is a party pending before any Governmental Entity or, to the knowledge of the Company, threatened against the Company or any of its assets. There is no Legal Proceeding pending or, to the knowledge of the Company, threatened against any of the Company’s managers, members or employees (in their capacities as such or relating to their employment, services or relationship with the Company), and, to the knowledge of the Company, there is not any reasonable basis for any such Legal Proceeding. There is no Order against the Company, any of its assets, or, to the knowledge of the Company, any of its managers or employees (in their capacities as such or relating to their employment, services or relationship with the Company). To the knowledge of the Company, there is no reasonable basis for any Person to assert a claim against the Company or any of its assets or any of its managers, members or employees (in their capacities as such or relating to their employment, services or relationship with the Company) based upon: (i) the Company entering into this Agreement, any of the Transactions or the agreements contemplated by this Agreement, including a claim that such manager or employee breached a fiduciary duty in connection therewith, (ii) any confidentiality or similar agreement entered into by the Company regarding its assets or (iii) any claim that the Company has agreed to sell or dispose of any of its assets to any party other than Acquirer, whether by way of merger, consolidation, sale of assets or otherwise. The Company does not have any Legal Proceeding (pending or threatened) against any other Person.
2.6    Restrictions on Business Activities. Other than as set forth in Schedule 2.6 of the Company Disclosure Letter, there is no Contract or Order binding upon the Company that restricts or prohibits, purports to restrict or prohibit, has or would reasonably be expected to have, whether before or after consummation of the Purchase, the effect of prohibiting or materially restricting, limiting or impairing any current or presently proposed business practice of the Company, any acquisition of property by the Company or the conduct or operation of the Business or, excluding restrictions on the use of Third-Party Intellectual Property contained in the applicable written license agreement therefor, limiting the freedom of the Company to (i) engage or participate, or compete with any other Person, in any line of business, market or geographic area with respect to the Company Products or the Company Intellectual Property, or to make use of any Company Intellectual Property, including any grants by the Company of exclusive rights or licenses or (ii) sell, distribute or manufacture any products or services or to purchase or otherwise obtain any software, components, parts or services.
2.7    Compliance with Laws; Governmental Permits.
(a)    The Company has complied in all material respects with, is not in violation in any material respect of, and has not received any written or, to the Company’s knowledge, oral notices of violation with respect to, Applicable Law.
(b)    The Company has obtained each material national, federal, state, county, local or foreign governmental consent, license, permit, grant or other authorization of a Governmental Entity (i) pursuant to which the Company currently operates or holds any interest in any of its assets or properties or (ii) that is required for the conduct of the Business or the holding of any such interest (all of the foregoing consents, licenses, permits, grants and other authorizations, collectively, the “Company Authorizations”), and all of the Company Authorizations are in full force and effect. The Company has not received any written or, to the Company’s knowledge, oral notice or other communication from any Governmental Entity regarding (i) any actual or, to the Company’s knowledge, threatened violation of any Company Authorization or (ii) any actual or threatened revocation, withdrawal, suspension, cancellation, termination or modification of any Company Authorization, and to the knowledge of the Company, no such notice or other communication is forthcoming. The Company has materially complied with all of the terms of the Company Authorizations and none of the Company Authorizations will be terminated or impaired, or will become terminable, in whole or in part, as a result of the consummation of the Transactions.
(c)    The Company is not, and is not required to be registered as, an “investment company” under the Investment Company Act of 1940, as amended.
2.8    Title to, Condition and Sufficiency of Assets.
(a)    The Company has good title to, or valid leasehold interest (including any licenses) in all of its properties, and interests in properties and assets, real and personal, whether reflected on the Company Balance Sheet or not or acquired after the Company Balance Sheet Date (except properties and assets, or interests in properties and assets, sold or otherwise disposed of since the Company Balance Sheet Date in the ordinary course of business consistent with past practice), or, with respect to leased or licensed properties and assets, valid leasehold or licensed interests in such properties and assets that afford the Company valid possession and use of the properties and assets that are the subject of such leases, in each case, free and clear of all Encumbrances, except Permitted Encumbrances. Schedule 2.8(a) of the Company

Disclosure Letter identifies each parcel of real property leased or other property licensed by the Company. The Company has provided to Acquirer true, correct and complete copies of all leases, subleases, licenses and other agreements under which the Company uses or occupies or has the right to use or occupy, now or in the future, any property or real property or facility, including all modifications, amendments and supplements thereto. The Company does not currently own any real property.
(b)    The assets and properties owned by the Company (i) constitute all of the assets and properties that are necessary for the Company to conduct, operate the Business and to sell and otherwise enjoy full rights to exploitation of its assets, properties and all products and services that are provided in connection with its assets and properties and (ii) constitute all of the assets and properties that are used in the conduct of the Business, without (A) the need for Acquirer to acquire or license any other asset, property or Intellectual Property or (B) the breach or violation of any Contract.
2.9    Intellectual Property.
(a)    As used herein, the following terms have the meanings indicated below. In addition, for clarity, the Sellers are considered a third party for purposes of the definitions, representations and warranties in this Section 2.9:
(iii)    “Company Data” means all data collected, generated, or received in connection with the marketing, delivery, or use of any Company Product, including Company-Licensed Data, Company-Owned Data and Personal Data.
(iv)    “Company Data Agreement” means any Contract involving Company Data to which the Company is a party or is bound, except for the standard terms of service entered into by users of the Company Products (copies of which have been provided to Acquirer).
(v)    “Company Intellectual Property” means any and all Company-Owned Intellectual Property and any and all Third-Party Intellectual Property that is licensed to the Company.
(vi)    “Company Intellectual Property Agreements” means any Contract governing any Company Intellectual Property to which the Company is a party or bound, except for Contracts for Third-Party Intellectual Property that is generally, commercially available software and (A) has not been customized for the Company, and (B) has an individual acquisition cost of $5,000 in the aggregate.
(vii)    “Company-Owned Intellectual Property” means any and all Intellectual Property that is owned or purported to be owned by the Company, and all Intellectual Property to which the Company has or purports to have an exclusive license.
(viii)    “Company Privacy Policies” means, collectively, any and all (A) of the Company’s data privacy and security policies, whether applicable internally, or published on Company Websites or otherwise made available by the Company to any Person and (B) public representations by the Company regarding its privacy practices (including representations on Company Websites).
(ix)    “Company Products” means all products or services produced, marketed, licensed, sold, distributed or performed by or on behalf of the Company and all products or services currently under development by the Company according to the Company Product Roadmap.

(x)    “Company Registered Intellectual Property” means the United States, international and foreign: (A) patents and patent applications (including provisional applications), (B) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks, (C) registered Internet domain names and (D) registered copyrights and applications for copyright registration, in each case registered or filed in the name of, or owned by, the Company.
(xi)    “Company Source Code” means, collectively, any software source code or database specifications or designs, or any material proprietary information or algorithm contained in or relating to any software source code or database specifications or designs, of any Company-Owned Intellectual Property or Company Products.
(xii)    “Company Websites” means all web sites owned, operated or hosted by the Company or through which the Company conducts the Business (including those web sites operated using the domain names listed in Schedule 2.9(c) of the Company Disclosure Letter), and the underlying platforms for such web sites.
(xiii)    “Intellectual Property” means (A) Intellectual Property Rights and (B) Proprietary Information and Technology.
(xiv)    “Intellectual Property Rights” means any and all of the following and all rights in, arising out of, or associated therewith, throughout the world: patents, utility models, and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof and equivalent or similar rights in inventions and discoveries anywhere in the world, including invention disclosures; common law and statutory rights associated with trade secrets, confidential and proprietary information and know-how; industrial designs and any registrations and applications therefor; trade names, logos, trade dress, trademarks and service marks, trademark and service mark registrations, trademark and service mark applications and any and all goodwill associated with and symbolized by the foregoing items; Internet domain name applications and registrations, Internet and World Wide Web URLs or addresses; copyrights, copyright registrations and applications therefor and all other rights corresponding thereto; database rights; mask works, mask work registrations and applications therefor and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology; moral and economic rights of authors and inventors, however denominated; and any similar or equivalent rights to any of the foregoing.
(xv)    “Open Source Materials” means software or other material that is distributed as “free software,” “open source software” or under similar licensing or distribution terms (including the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL) the Sun Industry Standards License (SISL) and the Apache License).
(xvi)    “Personal Data” means any piece of information that allows the identification of a natural Person (including a customer or an employee) or data that is otherwise considered personally identifiable information or personal data under Applicable Law.
(xvii)    “Privacy Laws” means (A) each Applicable Law applicable to the protection or Processing or both of Personal Data, and includes rules relating to the Payment Card Industry Data Security Standards, and direct marketing, e-mails, text messages or telemarketing,

(B) guidance issued by a Governmental Entity that pertains to one of the laws, rules or standards outlined in clause (A), and (C) industry self-regulatory standards applicable to the protection or Processing of Personal Data, credit cards, direct marketing, e-mails, text messages or telemarketing issued and published by applicable standards organization.
(xviii)    “Process” or “Processing” means, with respect to data, the use, collection, processing, storage, recording, organization, adaption, alteration, transfer, retrieval, consultation, disclosure, dissemination or combination of such data.
(xix)    “Proprietary Information and Technology” means all of the following: works of authorship, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, assemblers, applets, compilers, user interfaces, application programming interfaces, protocols, architectures, documentation, annotations, comments, designs, files, records, schematics, test methodologies, test vectors, emulation and simulation tools and reports, hardware development tools, models, tooling, prototypes, breadboards and other devices, data, data structures, databases, data compilations and collections, inventions (whether or not patentable), invention disclosures, discoveries, improvements, technology, proprietary and confidential ideas and information, know-how and information maintained as trade secrets, tools, concepts, techniques, methods, processes, formulae, patterns, algorithms and specifications, customer lists and supplier lists and any and all instantiations or embodiments of the foregoing or any Intellectual Property Rights in any form and embodied in any media.
(xx)    “Third-Party Intellectual Property” means any and all Intellectual Property owned by a third party.
(b)    Status. The Company has full title and ownership of (free and clear of any Encumbrances), or is duly licensed under or otherwise authorized to use, all Intellectual Property necessary to enable it to carry on the Business without any conflict with or infringement upon the rights of others. Other than as set forth in Schedule 2.9(b) of the Company Disclosure Letter, the Company Intellectual Property collectively constitutes all of the Intellectual Property necessary for Acquirer’s conduct of, or that are used in or held for use for, the Business without: (i) the need for Acquirer to acquire or license any other Intellectual Property Right and/or (ii) the breach or violation of any Contract. The Company has not transferred ownership of, or granted any exclusive rights in, any Company Intellectual Property to any third party. No third party has any ownership right, title, interest, claim in or lien on any of the Company-Owned Intellectual Property or Company-Owned Data.
(c)    Company Registered Intellectual Property. Schedule 2.9(c) of the Company Disclosure Letter lists all Company Registered Intellectual Property, the jurisdictions in which it has been issued or registered or in which any application for such issuance and registration has been filed or the jurisdictions in which any other filing or recordation has been made and all actions that are required to be taken by the Company within one hundred twenty (120) days following the Agreement Date in order to avoid prejudice to, impairment or abandonment of such Intellectual Property Rights (including all office actions, provisional conversions, annuity or maintenance fees or re-issuances). Each item of Company Registered Intellectual Property is valid (or in the case of applications, applied for) and subsisting, all registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been paid and all documents, recordations and certificates in connection with such Company Registered Intellectual Property currently required to be filed have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining and perfecting such Company Registered Intellectual Property and recording the Company’s ownership interests therein. The Company has provided to Acquirer tangible copies of all of the Company’s pending patent applications.
(d)    Company Products. Schedule 2.9(d) of the Company Disclosure Letter: (i) describes all Company Products that have been made available for use or purchase by the Company, including any product or service currently under development and scheduled for commercial release within ninety (90) days following the date of this Agreement, for each such Company Product (and each version thereof) identifying its release date; and (ii) for each Company Product, lists each identifiable item of Company-Owned Intellectual Property that is material to the Company’s ability to provide such Company Product.
(e)    No Assistance. At no time during the conception of or reduction to practice of any of the Company-Owned Intellectual Property was the Company or any developer, inventor or other contributor to such Company-Owned Intellectual Property operating under any grants from any Governmental Entity or agency or private source, or any university, college or other educational institution or research center, performing research sponsored by any Governmental Entity or agency or private source or any university, college or other educational institution or research center subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any third party that, in each case, would reasonably be expected to adversely affect the Company’s rights in such Company-Owned Intellectual Property.
(f)    Founders. All rights in, to and under all Intellectual Property created by the Company’s founders for or on behalf or in contemplation of the Company (i) prior to the inception of the Company or (ii) prior to their commencement of employment with the Company have been duly and validly assigned to the Company, and the Company has no reason to believe that any such Person is unwilling to provide Acquirer or the Company with such cooperation as may reasonably be required to complete and prosecute all appropriate United States and foreign patent and copyright filings related thereto. Schedule 2.9(f) of the Company Disclosure Letter identifies all identifiable material Intellectual Property created or owned by the Company’s founders, regardless of when or under what circumstances it was developed, that is used by the Company in the conduct of the Business but that is not solely and exclusively owned by the Company.
(g)    Invention Assignment and Confidentiality Agreement. The Company has secured from all (i) consultants, advisors, employees and independent contractors who independently or jointly contributed to or participated in the conception, reduction to practice, creation or development of any Intellectual Property for the Company and (ii) named inventors of patents and patent applications owned or purported to be owned by the Company (any Person described in clauses (i) or (ii), an “Author”), unrestricted exclusive ownership of, all of the Authors’ right, title and interest in and to such Intellectual Property, and the Company has obtained the waiver of all non-assignable rights. No Author has retained any rights, licenses, claims or interest whatsoever with respect to any Intellectual Property developed by the Author for the Company. Without limiting the foregoing, the Company has obtained written and enforceable Contracts including obligations regarding the non-disclosure of proprietary information and Intellectual Property assignments from all current and former Authors. The Company has made available to Acquirer copies of all forms of such disclosure and assignment documents currently and historically used by the Company and, in the case of patents and patent applications, the Company has made available to Acquirer copies of all such assignments.
(h)    No Violation. No current or former employee, consultant, advisor or independent contractor of the Company: (i) is in violation of any term or covenant of any Contract with the Company relating to employment, invention disclosure, invention assignment, non-disclosure or non-competition or any other Contract with any other party by virtue of such employee’s, consultant’s, advisor’s or independent contractor’s being employed by, or performing services for, the Company or using trade secrets or proprietary information of others without permission or (ii) has developed any technology, software or other copyrightable, patentable or otherwise proprietary work for the Company that is subject to any agreement under which such employee, consultant, advisor or independent contractor has assigned or otherwise granted to any third party any rights (including Intellectual Property Rights) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work. Neither the execution nor delivery of this Agreement will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Contract of the type described in clause (i) of the immediately foregoing sentence.
(i)    Confidential Information. The Company has taken all commercially reasonable steps to protect and preserve the confidentiality of all confidential, proprietary and/or non-public information and know-how of the Company (including trade secrets) or provided by any third party to the Company (“Confidential Information”). All current and former employees, consultants, advisors or independent contractors of the Company and any third party having access to Confidential Information have executed and delivered to the Company a written legally binding agreement regarding the protection of such Confidential Information. The Company has implemented and maintains reasonable security, disaster recovery and business continuity plans consistent with industry practices of companies offering similar services, and acts in compliance therewith. To the knowledge of the Company, the Company has not experienced any breach of security or otherwise unauthorized access by third parties to the Confidential Information, including Personal Data in the Company’s possession, custody or control. To the knowledge of the Company, there has not been any failure with respect to any of the computer systems, including software, used by the Company in the conduct of the Business. To the knowledge of the Company, neither the Company nor any third-party has disclosed or used any of one another’s Confidential Information of the Company in breach of any agreement (written or verbal, express or implied), fiduciary responsibility or other legal obligation between the Company and such third party.
(j)    Non-Infringement. To the knowledge of the Company, there neither is nor has been any unauthorized use, unauthorized disclosure, infringement or misappropriation of any Company-Owned Intellectual Property by any third party, including any current or former employee, consultant, advisor or independent contractor. There has been no Legal Proceeding brought by the Company or another Person relating to infringement or misappropriation of any Company-Owned Intellectual Property. The Company has no Liability for infringement or misappropriation of any Third-Party Intellectual Property. The operation of the Business, including (i) the design, development, manufacturing, reproduction, marketing, licensing, sale, offer for sale, importation, distribution, provision and/or use of any Company Product and/or Company-Owned Intellectual Property and (ii) the Company’s use of any product, device, process or service used in the Business, has not, does not and will not infringe (directly or indirectly, including via contribution or inducement), misappropriate or violate any Third-Party Intellectual Property, breach any terms of service or any other agreement and does not constitute unfair competition or unfair trade practices under the Applicable Law of any jurisdiction in which the Company conducts its business or in which Company Products are manufactured, marketed, distributed, licensed or sold and there is no basis for any such claims. The Company has not received any written communications (including any third-party reports by customers) alleging that the Company has been sued in any Legal Proceeding, infringed, misappropriated, or violated or, by conducting the Business, would infringe, misappropriate, or violate any Intellectual Property of any other Person or entity. The Company has not received any invitations or demands from third parties for the Company to license or purchase any third-party patents or patent applications. No Company-Owned Intellectual Property or Company Product or to the knowledge of the Company, Third-Party Intellectual Property that is licensed to the Company is subject to any Legal Proceeding, Order, settlement agreement or right that restricts in any manner the use, transfer or licensing thereof by the Company, or that may affect the validity, use or enforceability of any Company Intellectual Property. The Company has not received any opinion of counsel that any Company Product or Company-Owned Intellectual Property or the operation of the business of the Company, as previously or currently conducted, or as currently proposed to be conducted, infringes or misappropriates any Third-Party Intellectual Property Rights.
(k)    Licenses; Agreements.
(i)    Other than as set forth in Schedule 2.9(k)(i) of the Company Disclosure Letter, except for the non-exclusive licenses to the Company Products on Company’s standard form of customer agreement below $25,000 (the form of which has been made available to Acquirer’s counsel) granted in the ordinary course of Business, the Company has not granted any options, licenses or agreements of any kind relating to any Company-Owned Intellectual Property, and the Company is not bound by or a party to any option, license or agreement of any kind with respect to any of the Company-Owned Intellectual Property.
(ii)    Other than as set forth in Schedule 2.2(k)(ii) of the Company Disclosure Letter, the Company is not obligated to pay any royalties or other payments to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Company Products or Company-Owned Intellectual Property.
(l)    Other Intellectual Property Agreements. Except as set forth in Schedule 2.2(l), with respect to the Company Intellectual Property Agreements:
(i)    each such agreement is valid and subsisting and has, where required, under Applicable Laws, been duly recorded or registered;
(ii)    the Company is not (and will not be as a result of the execution and delivery or effectiveness of this Agreement or the performance of the Company’s obligations under this Agreement) in breach of any Company Intellectual Property Agreement, and the consummation of the Transactions will not result in the modification, cancellation, termination, suspension of, or acceleration of any payments, rights, obligations or remedies with respect to any Company Intellectual Property Agreements, or give any non-Company party to any Company Intellectual Property Agreement the right to do any of the foregoing;
(iii)    to the knowledge of the Company, no counterparty to any Company Intellectual Property Agreement is in breach thereof;
(iv)    at and after the Closing, the Company (as a direct or indirect wholly owned subsidiary of Acquirer) will be permitted to exercise all of the Company’s rights under the Company Intellectual Property Agreements to the same extent the Company would have been able to had the Transactions not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments that the Company would otherwise be required to pay;
(v)    there are no disputes or Legal Proceedings (pending or threatened) regarding the scope of any Company Intellectual Property Agreements, or performance under any Company Intellectual Property Agreements including with respect to any payments to be made or received by the Company thereunder;

(vi)    no Company Intellectual Property Agreement requires the Company to include any Third-Party Intellectual Property in any Company Product or obtain any Person’s approval of any Company Product at any stage of development, licensing, distribution or sale of that Company Product;
(vii)    none of the Company Intellectual Property Agreements grants any third party exclusive rights to or under any Company-Owned Intellectual Property;
(viii)    none of the Company Intellectual Property Agreements grants any third party the right to sublicense any Company-Owned Intellectual Property;
(ix)    the Company has obtained valid rights (sufficient for the conduct of the Business) to all Third-Party Intellectual Property that is incorporated into, integrated or bundled with, or used to provide, any of the Company Products; and
(x)    no third party that has licensed Intellectual Property Rights to the Company has ownership or license rights to improvements or derivative works made by the Company in the Third-Party Intellectual Property that has been licensed to the Company.
(m)    Non-Contravention. Other than as set forth in Schedule 2.9(m) of the Company Disclosure Letter, none of the execution and performance of this Agreement, the consummation of the Transactions, including, if applicable, the assignment to Acquirer by operation of law or otherwise will result in the following based on any agreement to which the Company is a party: (i) Acquirer or any of its Affiliates granting to any third party any right to or with respect to any Intellectual Property Rights owned by, or licensed to, Acquirer or any of its Affiliates, (ii) Acquirer or any of its Affiliates being bound by or subject to, any exclusivity obligations, non-compete or other restriction on the operation or scope of their respective businesses, (iii) Acquirer or the Company being obligated to pay any royalties or other material amounts to any third party in excess of those payable by any of them, respectively, in the absence of this Agreement or the Transactions or (iv) any termination of licenses or other rights in, or any other material impact to, any Company Intellectual Property.
(n)    Company Source Code. The Company has not disclosed, delivered or licensed to any Person or agreed or obligated itself to disclose, deliver or license to any Person, or permitted the disclosure or delivery to any escrow agent or other Person of, any Company Source Code, other than disclosures to employees, consultants, advisors and independent contractors (i) involved in the development of Company Products and (ii) subject to a written confidentiality agreement. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in the disclosure, delivery or license by the Company of any Company Source Code, other than disclosures in confidence to employees, consultants, advisors and independent contractors involved in the development of Company Products. Without limiting the foregoing, neither the execution nor performance of this Agreement nor the consummation of any of the Transactions will result in a release from escrow or other delivery to a third party of any Company Source Code. No former employee, consultant, advisor or independent contractor of the Company has retained possession of or access to any Company Source Code.
(o)    Open Source Software. Schedule 2.9(o) of the Company Disclosure Letter identifies all Open Source Materials used in any Company Products, describes the manner in which such Open Source Materials have been used (such description shall include whether (and, if so, how) the Open Source Materials were modified and/or distributed by the Company) and identifies the licenses under which such Open Source Materials have been used. The Company is in material compliance with the terms and conditions of all licenses for the Open Source Materials. The Company has not (i) incorporated Open Source Materials into, or combined Open Source Materials with, the Company-Owned Intellectual Property or Company Products, (ii) distributed Open Source Materials in conjunction with any Company-Owned Intellectual Property or Company Products or (iii) used Open Source Materials, in such a way that creates, material obligations or material restrictions for the Company with respect to any Company-Owned Intellectual Property or that grants, to any third party any rights or immunities under any Company-Owned Intellectual Property (including using, modifying and/or distributing any Open Source Materials that require, as a condition of such use, modification and/or distribution that other software incorporated into, derived from or distributed with such Open Source Materials be (A) disclosed or distributed in source code form, (B) be licensed for the purpose of making derivative works or (C) be redistributable at no charge). Except as set forth on Schedule 2.9(o) of the Company Disclosure Letter, neither Company nor any Authors have contributed any Company-Owned Intellectual Property or Company Source Code to any third-party open source projects, in such a way that creates obligations or restrictions for the Company with respect to any Company-Owned Intellectual Property or that grants to any third party any rights or immunities under any Company-Owned Intellectual Property.
(p)    Information Technology.
(i)    Status. Schedule 2.9(p)(i) of the Company Disclosure Letter sets forth material details of the information and communications technology infrastructure and systems (including software, hardware, firmware, networks and the Company Websites) that is used in the Business (collectively, the “ICT Infrastructure”) and any security and disaster recovery arrangements relating thereto. The arrangements relating to the ICT Infrastructure (including its operation and maintenance and any amendments or modifications thereto) will not be adversely affected by the Transactions, and the ICT Infrastructure will continue to be available for use by the Company immediately following the consummation of the Transactions and thereafter on substantially the same terms and conditions as prevailed immediately before the Closing, without further action or payment by Acquirer. The Company is the sole legal and beneficial owner of the ICT Infrastructure and the ICT Infrastructure is used exclusively by the Company. The ICT Infrastructure that is currently used in the Business constitutes all the information and communications technology and other systems infrastructure reasonably necessary to carry on the Business, including having sufficient capacity and maintenance and support requirements to satisfy the requirements of the Business with regard to information and communications technology, data processing and communications. The ICT Infrastructure is: (i) in good working order and functions in accordance with all applicable documentation and specifications in all material respects, (ii) maintained and supported in accordance with best industry practice in all material respects sufficient to carry on the Business and to remedy any material defect, and (iii) protected by commercially reasonable security and disaster recovery arrangements.
(ii)    No Faults. The Company has not experienced, and no circumstances exist that are likely or expected to give rise to, any material disruption in or to the operation of the Business as a result of: (A) any substandard performance or defect in any part of the ICT Infrastructure whether caused by any viruses, bugs, worms, software bombs or otherwise, lack of capacity or otherwise or (B) a material breach of security in relation to any part of the ICT Infrastructure.
(iii)    ICT Agreements. All Contracts relating to the ICT Infrastructure are valid and binding and no Contract (including any Contract for Third-Party Intellectual Property) that relates to the ICT Infrastructure has been the subject of any breach by the Company or any other Person, and the Company (A) has not waived any breach thereof by any other Person, (B) has not received any notice of termination of any such Contract and (C) is not aware of any circumstances that would give rise to a breach, suspension, variation, revocation or termination of any such Contract without the consent of the Company (other than termination on notice in accordance with the terms of such Contract).
(iv)    Source Code Access. Software that is subject to a Contract for Third-Party Intellectual Property, and that is material to the continued operation of the Business, is protected by a written source code escrow agreement that entitles the Company to access such source code in the event of certain specified circumstances (including the insolvency of the supplier and any material failure of the supplier to provide or support such software) and relevant up-to-date source code has been placed in escrow in accordance with such agreement.
(q)    Privacy and Personal Data.
(i)    The Company’s data, privacy and security practices conform, and at all times have conformed, to all of the Company Privacy Commitments, Privacy Laws and Company Data Agreements in all material respects. The Company has at all times: (i) provided adequate notice and obtained any necessary consents from data subjects required under Applicable Laws for the Processing of Personal Data as conducted by or for the Company and (ii) abided by any privacy choices (including opt-out preferences) of data subjects relating to Personal Data as required under Applicable Laws (such obligations along with those contained in Company Privacy Policies, collectively, “Company Privacy Commitments”). Except as set forth in Schedule 2.9(q)(i) of the Company Disclosure Letter, neither the execution, delivery and performance of this Agreement nor the taking over by Acquirer of all of the Company Databases, Company Data and other information relating to the Company’s customers will cause, constitute, or result in a breach or violation of any Privacy Laws or Company Privacy Commitments, any Company Data Agreements or standard terms of service entered into by users of the Company Products. Other than as set forth in Schedule 2.9(q)(i) of the Company Disclosure Letter, copies of all current and prior Company Privacy Policies have been made available to Acquirer and such copies are true, correct and complete.
(ii)    The Company has established and maintains commercially reasonable technical, physical and organizational measures and security systems and technologies in compliance with all data security requirements under Privacy Laws and Company Privacy Commitments that are designed to protect Company Data against accidental or unlawful Processing in a manner appropriate to the risks represented by the Processing of such data by the Company and its data processors. The Company and, to the knowledge of the Company, its data processors have taken commercially reasonable steps to ensure the reliability of its employees that have access to Company Data and to ensure that all employees with the right to access such data are under written obligations of confidentiality with respect to such data.
(iii)    No breach, security incident or violation of any data security policy in relation to Company Data has occurred or is threatened, and there has been no unauthorized or illegal Processing of any Company Data. No circumstance has arisen in which: (i) Privacy Laws would require the Company to notify a Governmental Entity of a data security breach or security incident or (ii) applicable guidance or codes of practice promulgated under Privacy Laws would recommend the Company to notify a Governmental Entity of a data security breach.
(iv)    The Company has not received or experienced and, to the knowledge of the Company, there is no circumstance (including any circumstance arising as the result of an audit or inspection carried out by any Governmental Entity) that would reasonably be expected to give rise to, any Legal Proceeding, Order, notice, communication, warrant, regulatory opinion, audit result or allegation from a Governmental Entity or any other Person (including a data subject): (A) alleging or confirming non-compliance with a relevant requirement of Privacy Laws or Company Privacy Commitments, (B) requiring or requesting the Company to amend, rectify, cease Processing, de-combine, permanently anonymize, block or delete any Company Data, (C) permitting or mandating relevant Governmental Entities to investigate, requisition information from, or enter the premises of, the Company or (D) claiming compensation from the Company. The Company has not been a party to any Legal Proceedings involving a breach or alleged breach of Privacy Laws or Company Privacy Commitments.
(v)    Schedule 2.9(q)(v) of the Company Disclosure Letter contains the complete list of notifications and registrations made by the Company required under Privacy Laws with relevant Governmental Entities in connection with the Company’s Processing of Personal Data. All such notifications and registrations are valid, accurate, complete and fully paid up and, to the knowledge of the Company, the consummation of the Transactions will not invalidate such notification or registration or require such notification or registration to be amended. Other than the notifications and registrations set forth on Schedule 2.9(q)(v) of the Company Disclosure Letter, no other registrations or notifications are required in connection with the Processing of Personal Data by Company.
(vi)    Other than as set forth in Schedule 2.9(q)(vi) of the Company Disclosure Letter, where the Company uses a data processor to Process Personal Data, the processor has provided guarantees, warranties or covenants in relation to Processing of Personal Data, confidentiality, security measures that are sufficient for the Company’s compliance with Privacy Laws and Company Privacy Commitments, and there is in existence a written Contract between the Company and each such data processor that complies with the requirements of all Privacy Laws and Company Privacy Commitments. The Company has made available to Acquirer true, correct and complete copies of all such Contracts. To the knowledge of the Company, such data processors have not breached any such Contracts pertaining to Personal Data Processed by such Persons on behalf of Company.
(vii)    The Company has not transferred or permitted the transfer of Personal Data originating in the European Economic Area (the “EEA”) outside the EEA, except where such transfers have complied, in all material respects, with the requirements of Privacy Laws and Company Privacy Commitments.
(viii)    Schedule 2.9(q)(viii) of the Company Disclosure Letter describes the Company’s practices with respect to collection and storage of Company Data in databases maintained by or for the Company at any time (the “Company Databases”), including with respect to the types of Company Data in each Company Databases and the security policies that have been adopted and maintained with respect to each such Company Database.
(ix)    The Company has subsisting and to the knowledge of the Company, valid contractual rights to Process or to have Processed all third-party-owned data howsoever obtained or collected by or for the Company in the manner that it is Processed by or for the Company (all such data, “Company-Licensed Data”). The Company has all rights, and all permissions or authorizations required under Privacy Laws and relevant Contracts (including Company Data Agreements), to retain, produce copies, prepare derivative works, disclose, combine with other data, and grant third parties rights, as the case may be, to each of the Company-Licensed Data as necessary for the operation of the Business as presently conducted. The Company has been and is in compliance with all Contracts pursuant to which the Company Processes or has Processed Company-Licensed Data, and the consummation of the Transactions will not conflict with, or result in any violation or breach of, or default under, any such Contract. Schedule 2.9(q)(ix) of the Company Disclosure Letter identifies each Contract governing any Company-Licensed Data to which the Company is a party or is bound by, except the standard terms of use entered into by users of the Company Products (copies of which have been provided to Acquirer).
(x)    The Company owns all right, title or interest in and to each element of Company Data that (i) is used or held for use in the Business that is not Personal Data or Company-Licensed Data or (ii) the Company purports to own (collectively, “Company-Owned Data”). The Company has the right to Process all Company-Owned Data without obtaining any permission or authorization of any Person. Other than as set forth on Schedule 2.9(q)(x) of the Company Disclosure Letter, the Company has not entered into any Contract governing any Company-Owned Data or to which the Company is a party or bound by, except the standard terms of use entered into by users of the Company Products (copies of which have been provided to Acquirer).
(xi)    The Company does not Process the Personal Data of any natural Person under the age of 13.
(xii)    The Company has never directly stated that Company Products enhance the security of data (including Personal Data) accessed, provided or sent by end users.
(r)    Company Websites. Other than as set forth in Schedule 2.9(r) of the Company Disclosure Letter, to the knowledge of the Company, no domain names have been registered by any Person that are similar to any trademarks, service marks, domain names or business or trading names used, created or owned by the Company. The contents of any Company Website and all transactions conducted over the Internet comply with Applicable Law and codes of practice in any applicable jurisdiction.
(s)    DMCA Compliance. The Company conducts and has conducted the Business in such a manner as to take reasonable advantage, if and when applicable, of the safe harbors provided by Section 512 of the Digital Millennium Copyright Act (the “DMCA”) and by any substantially similar Applicable Law in any other jurisdiction in which Company conducts the Business, including by informing users of its products and services of such policy, designating an agent for notice of infringement claims, registering such agent with the United States Copyright Office, and taking appropriate action expeditiously upon receiving notice of possible infringement in accordance with the “notice and take down” procedure of the DMCA or such other Applicable Law.
2.10    Taxes.
(a)    Other than as set forth in Schedule 2.10(a) of the Company Disclosure Letter, the Company and its Subsidiary have properly completed in all material respects and timely filed all Tax Returns required to be filed by them prior to the Closing Date, and has timely paid all Taxes that were due and payable (whether or not shown on any Tax Return). All Tax Returns were complete and accurate in all material respects and have been prepared in all material respects in compliance with Applicable Law. There is no claim for Taxes that has resulted in an Encumbrance against any of the assets of the Company or its Subsidiary other than Permitted Encumbrances.
(b)    The Company and its Subsidiary have made available to Acquirer true, correct and complete copies of all Tax Returns, examination reports and statements of deficiencies, adjustments and proposed deficiencies and adjustments with respect to Taxes in respect of the Company and its Subsidiary since January 1, 2011.
(c)    The Company Balance Sheet reflects all Liabilities for unpaid Taxes of the Company for periods (or portions of periods) through the Company Balance Sheet Date. The Company and its Subsidiary do not have any Liability for unpaid Taxes accruing after the Company Balance Sheet Date except for Taxes arising in the ordinary course of business consistent with past practice following the Company Balance Sheet Date. The Company and its Subsidiary have no Liability for Taxes (whether outstanding, accrued for, contingent or otherwise) that are not included in the calculation of Company Net Working Capital.
(d)    Other than as set forth in Schedule 2.10(d) of the Company Disclosure Letter, there is (i) no past or pending audit of, or Tax controversy associated with, any Tax Return of the Company or its Subsidiary that has been or is being conducted by a Tax Authority for which the Company or its Subsidiary has received written notice thereof, (ii) no other procedure, proceeding or contest of any refund or deficiency in respect of Taxes pending or on appeal with any Governmental Entity for which the Company or its Subsidiary has received written notice thereof, (iii) no extension of any statute of limitations on the assessment of any Taxes granted by the Company or its Subsidiary currently in effect and (iv) no agreement to any extension of time for filing any Tax Return to the Company or its Subsidiary that has not been filed. No claim has ever been made in writing to the Company or its Subsidiary by any Governmental Entity in a jurisdiction where the Company or its Subsidiary does not file Tax Returns that the Company or its Subsidiary is or may be subject to taxation by that jurisdiction.
(e)    The Company is, and has at all times since its organization been, treated as a partnership for U.S. federal income Tax purposes and for state and local income Tax purposes in any jurisdiction in which the Company files, or has filed, income Tax Returns.
(f)    Neither the Company nor its Subsidiary is a party to or bound by any Tax sharing, Tax indemnity, or Tax allocation agreement, and the Company and its Subsidiary do not have any Liability or potential Liability to another party under any such agreement, other than an agreement (such as a lease) entered into in the ordinary course of business and the principal purpose of which is not the sharing or allocation of Tax.
(g)    The Company and its Subsidiary have disclosed on their Tax Returns any Tax reporting position taken in any Tax Return that could result in the imposition of penalties under Section 6662 of the Code or any comparable provisions of state, local or foreign Applicable Law.
(h)    Neither the Company nor its Subsidiary has consummated or participated in, or is currently participating in, any transaction that was or is a “Tax shelter” transaction as defined in Sections 6662 or 6111 of the Code or the Treasury Regulations promulgated thereunder. Neither the Company nor its Subsidiary has participated in, or is currently participating in, a “Listed Transaction” or a “Reportable Transaction” within the meaning of Section 6707A(c) of the Code or Treasury Regulation Section 1.6011-4(b), or any transaction requiring disclosure under a corresponding or similar provision of state, local, or foreign law.
(i)    Neither the Company, its Subsidiary, nor any predecessor of the Company or the Subsidiary is or has ever been a member of a consolidated, combined, unitary or aggregate group of which the Company or any predecessor of the Company was not the ultimate parent corporation.

(j)    Neither the Company nor its Subsidiary has any Liability for the Taxes of any Person (other than the Company) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), as a transferee or successor, by Contract or otherwise.
(k)    Neither the Company nor its Subsidiary is subject to, or has paid any, Tax in any jurisdiction (foreign or domestic) other than its country and state of organization or formation or by virtue of having employees, a permanent establishment or any other place of business in any jurisdiction.
(l)    The Company and its Subsidiary have in its possession official foreign government receipts for any Taxes paid by them to any foreign Tax Authorities for which receipts have been provided or are customarily provided.
(m)    Other than as set forth in Schedule 2.10(m) of the Company Disclosure Letter, the Company and its Subsidiary have (i) complied with all Applicable Law relating to the payment, reporting and withholding of Taxes with respect to payments made to employees, stockholders or third parties (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, and 1446 of the Code or similar provisions under any foreign law), (ii) withheld (within the time and in the manner prescribed by Applicable Law) from employee wages or consulting compensation and paid over to the proper governmental authorities (or is properly holding for such timely payment) all amounts required to be so withheld and paid over under all Applicable Law, including federal and state income Taxes, Federal Insurance Contribution Act, Medicare, Federal Unemployment Tax Act, relevant state income and employment Tax withholding laws (or any similar withholdings under foreign Applicable Law), and (iii) timely filed all withholding Tax Returns, required to be filed by them prior to the Closing Date.
(n)    Schedule 2.10(n) of the Company Disclosure Letter lists all “nonqualified deferred compensation plans” (within the meaning of Section 409A of the Code) to which the Company and its Subsidiaries are a party.
(o)    Each nonqualified deferred compensation plan to which the Company or its Subsidiary is a party complies with the requirements of paragraphs (2), (3) and (4) of Section 409A(a) by its terms and has been operated in good faith compliance with such requirements, as well as Section 457A of the Code. No event has occurred that would be treated by Section 409A(b) as a transfer of property for purposes of Section 83 of the Code. Neither the Company, its Subsidiary, nor Acquirer has incurred or will incur any liability or obligation to withhold taxes under Section 409A of the Code under any nonqualified deferred compensation plan to which the Company is a party.
(p)    The Company and its Subsidiary are under no obligation to gross up any Taxes under Section 409A of the Code.
(q)    The Company and its Subsidiary are in compliance with all applicable transfer pricing laws and regulations, including the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology of the Company. The prices for any property or services (or for the use of any property) provided by or to the Company are arm’s length prices for purposes of all applicable transfer pricing laws, including Treasury Regulations promulgated under Section 482 of the Code.
(r)    No independent contractor was or will be considered as an employee of the Company by an applicable Tax Authority, and the Company has and has had no independent contractors who are currently providing services to the Company and its Subsidiaries except as set forth in Schedule 2.10(r) of the Company Disclosure Letter.

(s)    Except as set forth on Schedule 2.10(s) of the Company Disclosure Letter, there is no agreement, plan, arrangement or other Contract covering any current or former employee, consultant, advisor, independent contractor or other service provider of the Company or any ERISA Affiliate to which the Company is a party or by which the Company or its assets is bound that, considered individually or considered collectively with any other such agreements, plans, arrangements or other Contracts, will, or would reasonably be expected to, as a result of the Transactions (whether alone or upon the occurrence of any additional or subsequent events), give rise directly or indirectly to the payment of any amount that would reasonably be expected to (i) be non-deductible under Section 162 of the Code (or any corresponding or similar provision of state, local or foreign Tax law) or (ii) be characterized as a “parachute payment” within the meaning of Section 280G of the Code (or any corresponding or similar provision of state, local or foreign Tax law). The Company is not a party to a Contract or arrangement to gross up any Tax that may be levied under Section 280G of the Code. The Purchase shall not constitute a change of control of a corporation with respect to either PPS or NBT pursuant to any of U.S. Treasury Regulation 1.280G-1, Q/A-27 through Q/A-29.
2.11    Employee Benefit Plans and Employee Matters.
(a)    Schedule 2.11(a) of the Company Disclosure Letter lists, with respect to the Company and any trade or business (whether or not incorporated) that is treated as a single employer with the Company (an “ERISA Affiliate”) within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) each loan to an employee, (iii) all Equity Interests, supplemental retirement, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Section 125 of the Code), dependent care (Section 129 of the Code), life insurance or accident insurance plans, programs or arrangements, (iv) all bonus, pension, profit sharing, savings, severance, retirement, deferred compensation or incentive plans (including cash or equity incentive plans), programs or arrangements, (v) all other fringe or employee benefit plans, programs or arrangements and (vi) all employment, individual consulting or independent contractor, advisor, retention, change of control, executive compensation, non-employee director or severance agreements, written or otherwise, as to which any unsatisfied obligations of the Company remain for the benefit of, or relating to, any current or former employee, consultant, advisor, independent contractor or non-employee director of the Company (all of the foregoing described in clauses (i) through (vi), collectively, the “Company Employee Plans”).
(b)    The Company has made available to Acquirer a true, correct and complete copy of each of the Company Employee Plans and related plan documents. The Company does not sponsor or maintain any self-funded employee benefit plan, including any plan to which a stop-loss policy applies. The Company has made available to Acquirer a true, correct and complete copy of each of the Company Employee Plans and related plan documents (including trust documents, insurance policies or Contracts, employee booklets, summary plan descriptions and other authorizing documents, and any material employee communications relating thereto) and has, with respect to each Company Employee Plan that is subject to ERISA reporting requirements, made available to Acquirer true, correct and complete copies of the Form 5500 reports filed for the last three plan years. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the IRS a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied (or has time remaining in which to apply) to the IRS for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or IRS pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination or has been established under a standardized prototype plan for which an IRS opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. The

Company has made available to Acquirer a true, correct and complete copy of the most recent IRS determination or opinion letter issued with respect to each such Company Employee Plan, and nothing has occurred since the issuance of each such letter that would reasonably be expected to cause the loss of the Tax-qualified status of any Company Employee Plan subject to Section 401(a) of the Code. The Company has made available to Acquirer all registration statements and prospectuses prepared in connection with each Company Employee Plan.
(c)    None of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person other than as required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) or similar state law and the Company has complied with the requirements of COBRA. There has been no “prohibited transaction” (within the meaning of Section 406 of ERISA and Section 4975 of the Code and not exempt under Section 408 of ERISA and regulatory guidance thereunder) with respect to any Company Employee Plan. Each Company Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and the Company and each ERISA Affiliate has performed all obligations required to be performed by it under, is not in default under or in violation of, and has no knowledge of any default or violation by any other party to, any of the Company Employee Plans. Neither the Company nor any ERISA Affiliate is subject to any Liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any Company Employee Plans. All contributions required to be made by the Company or any ERISA Affiliate to any Company Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Company Employee Plan for the current plan years (and no further contributions will be due or will have accrued thereunder as of the Closing Date, other than contributions accrued in the ordinary course of business consistent with past practice after the Company Balance Sheet Date as a result of the operations of the Company after the Company Balance Sheet Date). In addition, with respect to each Company Employee Plan intended to include a Code Section 401(k) arrangement, the Company and each of the ERISA Affiliates have at all times made timely deposits of employee salary reduction contributions and participant loan repayments, as determined pursuant to regulations issued by the United States Department of Labor. No Company Employee Plan is covered by, and neither the Company nor ERISA Affiliate has incurred or expects to incur any Liability under Title IV of ERISA or Section 412 of the Code. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without Liability to Acquirer (other than ordinary and reasonable administrative expenses typically incurred in a termination event). With respect to each Company Employee Plan subject to ERISA as either an employee pension benefit plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, the Company and any applicable ERISA Affiliate have prepared in good faith and timely filed all requisite governmental reports (which were true, correct and complete as of the date filed), including any required audit reports, and have properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Company Employee Plan. No suit, administrative proceeding, action, litigation or claim has been brought, or to the knowledge of the Company, is threatened, against or with respect to any such Company Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor.
(d)    There has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any ERISA Affiliate relating to, or change in participation or coverage under, any Company Employee Plan that would materially increase the expense of maintaining such Company Employee Plan above the level of expense incurred with respect to such Company Employee Plan for the most recent full fiscal year included in the Financial Statements.

(e)    Neither the Company nor any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any “multiemployer plan” as such term is defined in Section 3(37) of ERISA or any “multiple employer plan” as such term is defined in Section 413(c) of the Code.
(f)    No Company Employee Plan is sponsored, maintained or contributed to under the law or applicable custom or rule of the any jurisdiction outside of the United States, except as set forth in Schedule 2.11(f) of the Company Disclosure Letter.
(g)    The Company is in compliance in all material respects with all Applicable Law respecting employment, discrimination in employment, terms and conditions of employment, employee benefits, worker classification (including the proper classification of workers as independent contractors and consultants), wages, hours and occupational safety and health and employment practices, including the Immigration Reform and Control Act and, with respect to each Company Employee Plan, (i) the applicable health care continuation and notice provisions of COBRA and the regulations (including proposed regulations) thereunder, (ii) the applicable requirements of the Family Medical and Leave Act of 1993 and the regulations (including proposed regulations) thereunder, (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations (including proposed regulations) thereunder, (iv) the applicable requirements of the Americans with Disabilities Act of 1990, as amended and the regulations (including proposed regulations) thereunder, (v) the Age Discrimination in Employment Act of 1967, as amended, and (vi) the applicable requirements of the Women’s Health and Cancer Rights Act of 1998 and the regulations (including proposed regulations) thereunder. Each Company Employee Plan that is a health plan is in material compliance with the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010 (collectively, the “2010 Health Care Law”). The operation of each Company Employee Plan that is a health plan will not result in the incurrence of any penalty to the Company pursuant to the 2010 Health Care Law. The Company is not an Applicable Large Employer (as defined in the 2010 Health Care Law). There is nothing that would create a reporting obligation or excise tax under 4980D of the Code.
(h)    The Company is not engaged in any unfair labor practice. The Company is not liable for any arrears of wages, compensation, Taxes, penalties or other sums for failure to comply with any of the foregoing. The Company has paid in full to all employees, independent contractors and consultants all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees, independent contractors and consultants. The Company is not liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistently with past practice). There are no pending claims against the Company under any workers compensation plan or policy or for long term disability. Other than as set forth in Schedule 2.11(h) of the Company Disclosure Letter, the Company does not have any obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder, except for obligations that are not material in amount. There are no controversies pending or, to the knowledge of the Company, threatened, between the Company and any of its employees, which controversies have or would reasonably be expected to result in a Legal Proceeding before any Governmental Entity.
(i)    The Company has made available to Acquirer true, correct and complete copies of each of the following: (i) all forms of offer letters, (ii) all forms of employment agreements and severance agreements, (iii) all forms of services agreements and agreements with current and former consultants, advisors and/or independent contractors, (iv) all forms of confidentiality, non-competition or inventions agreements between current and former employees, consultants, advisors or independent contractors and the Company or any Subsidiary (and a true, correct and complete list of employees, consultants, advisors, independent contractors and/or others not subject thereto), (v) the most current management organization chart(s), (vi) all forms of bonus plans and any form award agreement thereunder and (vii) a schedule of bonus commitments made to employees of the Company.
(j)    Schedule 2.11(j) of the Company Disclosure Letter sets forth each collective bargaining agreement, works council arrangement or other labor union Contract to which the Company is a party to or bound by. There is no collective bargaining agreement being negotiated by the Company and the Company does not have any duty to bargain with any labor organization. There is no pending demand for recognition or any other request or demand from a labor organization for representative status with respect to any Person employed by the Company, nor any other activities or proceedings of any labor union to organize the Company’s employees. There is no labor dispute, strike or work stoppage against the Company pending or, to the knowledge of the Company, threatened that may interfere with the conduct of the Business. Neither the Company nor, to the knowledge of the Company, any of its Representatives has committed any unfair labor practice in connection with the conduct of the Business, and there is no charge or complaint against the Company by the National Labor Relations Board or any comparable Governmental Entity pending or, to the knowledge of the Company, threatened. No employee of the Company has been terminated in the twelve (12) months immediately preceding the Agreement Date.
(k)    Schedule 2.11(k) of the Company Disclosure Letter sets forth each non-competition agreement and non-solicitation agreement that binds any current or former employee, consultant, advisor or independent contractor of the Company. No employee of the Company is in violation of any term of any employment agreement, non-competition agreement or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the Business or to the use of trade secrets or proprietary information of others. No independent contractor or consultant of the Company is in violation of any term of any non-competition agreement or any restrictive covenant to a former employer relating to the right of any such independent contractor or consultant to be providing services to the Company because of the nature of the Business or to the use of trade secrets or proprietary information of others. Except as set forth on Schedule 2.11(k) of the Company Disclosure Letter, no employee of the Company has given notice to the Company and, to the knowledge of the Company, no employee of the Company intends to terminate his or her employment with the Company. Except as set forth on Schedule 2.11(k) of the Company Disclosure Letter, the employment of each of the employees of the Company is “at will” (except for non-United States employees of the Company located in a jurisdiction that does not recognize the “at-will” employment concept) and the Company does not have any obligation to provide any particular form or period of notice prior to terminating the employment of any of their respective employees.
(l)    Other than as set forth in Schedule 2.11(l) of the Company Disclosure Letter as of the Agreement Date, the Company has not, and to the knowledge of Company, no other Person has, (i) entered into any Contract that obligates or purports to obligate Acquirer to make an offer of employment to any current or former employee, consultant, advisor or independent contractor of the Company and/or (ii) promised or otherwise provided any assurances (contingent or otherwise) to any current or former employee, consultant, advisor or independent contractor of the Company of any terms or conditions of employment with Acquirer following the Closing.
(m)    Schedule 2.11(m)(i) of the Company Disclosure Letter sets forth a true, correct and complete list of the names, positions and rates of compensation of all managers and employees of the Company, showing each such individual’s name, position, annual remuneration, visa or permit status, status as exempt/non-exempt and bonuses and fringe benefits for the current fiscal year and the most recently completed fiscal year, a list of scheduled bonus commitments, and any severance or termination benefits that must be provided to such person. Schedule 2.11(m)(ii) of the Company Disclosure Letter sets forth the additional following information for each of its international employees: city/country of employment, citizenship, date of hire, manager’s name and work location, date of birth, any material special circumstances (including pregnancy, disability or military service), whether the employee was recruited from a previous employer, a list of scheduled bonus commitments, and any severance or termination benefits that must be provided to such person. Schedule 2.11(m)(iii) of the Company Disclosure Letter sets forth a true, correct and complete list of all of its consultants, advisors and independent contractors and, for each, (i) such individual’s compensation, (ii) such individual’s initial date of engagement, (iii) whether such engagement has been terminated by written notice by either party thereto and (iv) the notice or termination provisions applicable to the services provided by such individual.
(n)    Every service provider of the Company who requires a visa, employment pass or other required permit to work in the country in which he provided service has a current employment pass or such other required permit and all necessary permission to remain in such country and perform services in that country. The Company has obtained Forms I-9 from each employee who has ever provided services in the United States. No employee of the Company is an undocumented alien. The Company is in full compliance in all respects with the United States Immigration Reform and Control Act.
(o)    There are no performance improvements or disciplinary actions pending against any of the Company’s employees.
(p)    The Company is in compliance in all material respects with the Worker Adjustment Retraining Notification Act of 1988, as amended (the “WARN Act”), or any similar state or local law. In the past two years, (i) the Company has not effectuated a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of its business, (ii) there has not occurred a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of the Company and (iii) the Company has not been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law or regulation. The Company has not caused any of its employees to suffer an “employment loss” (as defined in the WARN Act) during the 90-day period immediately preceding the Agreement Date.
(q)    Other than as set forth in Schedule 2.11(q) of the Company Disclosure Letter and except as required pursuant to or contemplated by an Offer Letter, none of the execution, delivery and performance of this Agreement, the consummation of the Transactions, any termination of employment or service and any other event in connection therewith or subsequent thereto will, individually or together or with the occurrence of some other event (whether contingent or otherwise), (i) result in any material payment or benefit (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due or payable, or required to be provided, to any current or former employee, consultant, advisor, independent contractor or director, (ii) materially increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any current or former employee, consultant, advisor, independent contractor or director, (iii) result in the acceleration of the time of payment, vesting or funding of any such benefit or compensation, (iv) increase the amount of compensation due to any Person or (v) result in the forgiveness in whole or in part of any outstanding loans made by the Company to any Person.
2.12    Interested Party Transactions. Other than as set forth in Schedule 2.12 of the Company Disclosure Letter, none of the managers of the Company and, to the knowledge of the Company, none of the other employees of the Company or any Seller, and none of the immediate family members of any of the foregoing, (a) has any direct or indirect ownership, participation, royalty or other interest in, or is an officer, director, employee of or consultant or advisor or independent contractor for any firm, partnership, entity or corporation that competes with, or does business with, or has any contractual arrangement with, the Company (except with respect to any interest in less than five percent (5%) of the stock of any corporation whose stock is publicly traded), (b) is a party to, or to the knowledge of the Company, otherwise directly or indirectly interested in, any Contract to which the Company is a party or by which the Company or any of its assets is bound, except for normal compensation for services as an officer, director or employee thereof or (c) to the knowledge of the Company, has any interest in any property, real or personal, tangible or intangible (including any Intellectual Property) that is used in, or that relates to, the Business, except for the rights of the Sellers under Applicable Law.
2.13    Insurance. The Company maintains the policies of insurance and bonds set forth in Schedule 2.13 of the Company Disclosure Letter, including all legally required workers’ compensation insurance and errors and omissions, casualty, fire and general liability insurance. Schedule 2.13 of the Company Disclosure Letter sets forth the name of the insurer under each such policy and bond, the type of policy or bond, the coverage amount and any applicable deductibles as well as all material claims made under such policies and bonds since January 1, 2013. The Company has made available to Acquirer true, correct and complete copies of all such policies of insurance and bonds issued at the request or for the benefit of the Company that are currently in effect. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been timely paid and the Company is otherwise in compliance in all material respects with the terms of such policies and bonds. All such policies and bonds remain in full force and effect, and the Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.
2.14    Books and Records. The Company has made available to Acquirer true, correct and complete copies of each document that has been requested by Acquirer’s counsel in connection with their review of the Company (other than any such document that does not exist or is not in the Company’s possession or subject to its control). Without limiting the foregoing, the Company has made available to Acquirer true, correct and complete copies of (i) all documents identified on the Company Disclosure Letter, (ii) the Organizational Documents, (iii) the complete minute books containing records of all proceedings, consents, actions and meetings of the Company’s managers and the Sellers, (iv) the unit ledger, journal and other records reflecting all unit issuances and transfers and all option and warrant grants and agreements of the Company and (v) all currently effective permits, orders and consents issued by any regulatory agency with respect to the Company, or any securities of the Company, and all applications for such permits, orders and consents. The minute books of the Company made available to Acquirer contain a true, correct and complete summary of all meetings of managers and of the Sellers or actions by written consent since the time of formation of the Company through the Agreement Date.
2.15    Material Contracts.
(a)    Schedules 2.15(a)(i) through (xxvii) of the Company Disclosure Letter set forth a list of each of the following Contracts to which the Company is a party that are in effect on the Agreement Date (the “Material Contracts”):
(i)    any Contract with a (A) Significant Customer or (B) Significant Supplier;
(ii)    any Contract providing for payments (A) by or (B) to the Company (or under which the Company has made or received such payments) in the twelve-month period ending March 31, 2016 in an aggregate amount of $50,000 or more;

(iii)    any dealer, distributor, referral or similar agreement, or any Contract providing for the grant of rights to reproduce, license, market, refer or sell its products or services to any other Person;
(iv)    (A) any joint venture Contract, (B) any Contract that involves a sharing of revenues, profits, cash flows, expenses or losses with other Persons and (C) any Contract that involves the payment of royalties to any other Person;
(v)    any separation agreement or severance agreement with any current or former employees under which the Company currently has any actual or potential Liability (including, but not limited to, any Contract which contains provisions related to severance, acceleration, or termination payments to any current or former service provider);
(vi)    any Contract for or relating to the employment or service of any director, officer, employee, consultant, advisor, independent contractor or beneficial owner of more than five percent (5%) of the total Interests or any other type of Contract with any of its officers, employees, consultants, advisors, independent contractors or beneficial owners of more than five percent (5%) of the total Interests, as the case may be;
(vii)    any Contract (A) pursuant to which any other party is granted exclusive rights or “most favored party” rights (including but not limited to any price protection rights) of any type or scope with respect to any of the Company Products or Company Intellectual Property, (B) containing any non-competition covenants or other restrictions relating to the Company Products or Company Intellectual Property or (C) that limits or would limit the freedom of the Company or any of its successors or assigns or their respective Affiliates to (I) engage or participate, or compete with any other Person, in any line of business, market or geographic area with respect to the Company Products or the Company Intellectual Property, or to make use of any Company Intellectual Property, including any grants by the Company of exclusive rights or licenses or (II) sell, distribute or manufacture any products or services or to purchase or otherwise obtain any software, components, parts or services;
(viii)    any standstill or similar agreement containing provisions prohibiting a third party from purchasing Equity Interests of the Company or assets of the Company or otherwise seeking to influence or exercise control over the Company;
(ix)    all licenses, sublicenses and other Contracts to which the Company is a party and pursuant to which the Company acquired or is authorized to use any Third-Party Intellectual Property Rights used in the development, marketing, provision or licensing of the Company Products; provided that Company shall not be required to list on Schedule 2.10(a)(ix) of the Company Disclosure Letter any “shrink wrap” and similar generally available commercial end-user licenses to software available on reasonable terms to any Person for a license fee of no more than $2,500 per copy per user;
(x)    any license, sublicense or other Contract to which the Company is a party and pursuant to which any Person is authorized to use any Company-Owned Intellectual Property Rights; provided that Company shall not be required to list on Schedule 2.10(a)(x) of the Company Disclosure Letter any non-exclusive licenses to the Company Products on Company’s standard form of customer agreement (the form of which has been made available to Acquirer’s counsel), granted in the ordinary course of the Business;

(xi)    any license, sublicense or other Contract pursuant to which the Company has agreed to (A) any restriction on the right of the Company to use or enforce any Company-Owned Intellectual Property Rights or (B) pursuant to which the Company agrees to encumber, transfer or sell rights in or with respect to any Company-Owned Intellectual Property Rights;
(xii)    any Contracts relating to the membership of, or participation by, the Company in, or the affiliation of the Company with, any industry standards group or association;
(xiii)    any Contract providing for the development of any software, technology or Intellectual Property Rights, independently or jointly, either by or for the Company (other than employee invention assignment agreements and consulting agreements with Authors on the Company’s standard form of agreement, copies of which have been made available to Acquirer);
(xiv)    any confidentiality or non-disclosure Contract other than any such Contract entered into by the Company in the ordinary course of business consistent with past practice (provided that the counterparty to any such Contract shall not be included on Schedule 2.15(a)(xiv));
(xv)    any Contract to license or authorize any third party to manufacture or reproduce any of the Company Products or Company Intellectual Property;
(xvi)    any Contract containing any warranty, support, maintenance or service obligation or cost on the part of the Company;
(xvii)    any settlement agreement with respect to any Legal Proceeding;
(xviii)    any Contract pursuant to which rights of any third party are triggered or become exercisable, or under which any other consequence, result or effect arises, in connection with or as a result of the execution of this Agreement or the consummation of the Purchase or the other Transactions, either alone or in combination with any other event;
(xix)    any Contract or plan (including any option, merger and/or bonus plan) relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any Interests or any other securities of the Company or any options, warrants, convertible notes or other rights to purchase or otherwise acquire any such Interests, other securities or options, warrants or other rights therefor, except for the repurchase rights disclosed on Schedule 2.2(a) or Schedule 2.2(b) of the Company Disclosure Letter;
(xx)    any Contract with any labor union or any collective bargaining agreement or similar contract with its employees;
(xxi)    any trust indenture, mortgage, promissory note, loan agreement or other Contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;
(xxii)    any Contract of guarantee, surety, support, indemnification (other than pursuant to its standard customer agreements), assumption or endorsement of, or any similar commitment with respect to, the Liabilities or indebtedness of any other Person;
(xxiii)    any Contract for capital expenditures in excess of $10,000 in the aggregate;

(xxiv)    any Contract pursuant to which the Company is a lessor or lessee of any real property or any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property involving expenditures in excess of $5,000 per annum;
(xxv)    any Contract pursuant to which the Company has acquired a business or entity, or assets of a business or entity, whether by way of merger, consolidation, purchase of stock, purchase of assets, license or otherwise, or any Contract pursuant to which it has any material ownership interest in any other Person;
(xxvi)    any Contract with any Governmental Entity, any Company Authorization, or any Contract with a government prime contractor, or higher-tier government subcontractor, including any indefinite delivery/indefinite quantity contract, firm-fixed-price contract, schedule contract, blanket purchase agreement, or task or delivery order (each a “Government Contract”); and
(xxvii)    any engagement agreement or other customer Contract: (a) that imposes data security requirements on the Company (other than the obligation included in the Company’s standard form of engagement agreement, as provided to Acquirer’s counsel, to secure and protect customer-furnished data, materials, equipment and information from physical damage or destruction); or (b) that is not on, or that includes any material deviations from, the Company’s standard form of engagement agreement as provided to Acquirer’s counsel.
(b)    All Material Contracts are in written form. The Company has performed all of the material obligations required to be performed by it and is entitled to all material benefits under, and is not alleged to be in default in respect of, any Material Contract. Each of the Material Contracts is in full force and effect, subject only to the Enforceability Exceptions. There exists no default or event of default or event, occurrence, condition or act, with respect to the Company or to the knowledge of the Company, with respect to any other contracting party, that, with the giving of notice, the lapse of time or the happening of any other event or condition, would reasonably be expected to (i) become a default or event of default under any Material Contract or (ii) give any third party (A) the right to declare a default or exercise any remedy under any Material Contract, (B) the right to a rebate, chargeback, refund, credit, penalty or change in delivery schedule under any Material Contract, (C) the right to accelerate the maturity or performance of any obligation of the Company under any Material Contract, or (D) the right to cancel, terminate or modify any Material Contract. The Company has not received any written or, to the Company’s knowledge, oral notice or other communication regarding any actual or threatened violation or breach of, default under, or intention to cancel or modify any Material Contract. The Company has no Liability for renegotiation of Government Contracts. True, correct and complete copies of all Material Contracts have been made available to Acquirer at least three (3) Business Days prior to the Agreement Date.
2.16    Transaction Fees. Except as set forth in Schedule 2.16 of the Company Disclosure Letter, no broker, finder, financial advisor, investment banker or similar Person is entitled to any brokerage, finder’s or other fee or commission in connection with the origin, negotiation or execution of this Agreement or in connection with the Transactions.
2.17    Anti-Corruption Law.
(a)    Neither the Company nor any of its managers, employees, agents or representatives (in each case, acting in their capacities as such) has, since the inception of the Company, directly or indirectly through its representatives or any Person authorized to act on its behalf (including any distributor, agent, sales intermediary or other third party), (i) violated any Anti-Corruption Law or (ii) offered, given, promised to give or authorized the giving of money or anything of value, to any Government Official or to any other Person: (A) for the purpose of (1) corruptly or improperly influencing any act or decision of any Government Official in their official capacity, (2) inducing any Government Official to do or omit to do any act in violation of their lawful duties, (3) securing any improper advantage, (4) inducing any Government Official to use his or her respective influence with a Governmental Entity to affect any act or decision of such Governmental Entity in order to, in each case of clauses (1) through (4), assist the Company in obtaining or retaining business for or with, or directing business to, any Person or (B) in a manner that would constitute or have the purpose or effect of public or commercial bribery, acceptance of, or acquiescence in extortion, kickbacks or other unlawful or improper means of obtaining business or any improper advantage.
(b)    The Company (i) has maintained complete and accurate books and records, including records of payments to any agents, consultants, representatives, third parties and Government Officials, in accordance with GAAP, (ii) there have been no false or fictitious entries made in the books and records of the Company relating to any unlawful offer, payment, promise to pay or authorization of the payment of any money, or unlawful offer, gift, promise to give, or authorization of the giving of anything of value, including any bribe, kickback or other illegal or improper payment and (iii) the Company has not established or maintained a secret or unrecorded fund or account. The Company has established and maintained proper internal controls and procedures to provide for compliance with each applicable Anti-Corruption Law (including the Foreign Corrupt Practices Act of 1977, as amended) and has made available to Acquirer all such documentation.
(c)    Neither the Company nor any of its managers or employees (acting in their capacities as such) has been convicted of violating any Anti-Corruption Law or subjected to any investigation or proceeding by a Governmental Entity for potential corruption, fraud or violation of any Anti-Corruption Law.
2.18    Environmental, Health and Safety Matters.
(a)    The Company is in compliance with all Environmental, Health and Safety Requirements in connection with the ownership, use, maintenance or operation of its business or assets or properties. There are no pending, or to the knowledge of the Company, any threatened allegations by any Person that the owned properties or assets of the Company are not, or that its business has not been conducted, in compliance with all Environmental, Health and Safety Requirements. To the knowledge of the Company (after due inquiry), there are no pending or threatened allegations by any Person that the leased properties or assets of the Company are not in compliance with all Environmental, Health and Safety Requirements. The Company has not retained or assumed any Liability of any other Person under any Environmental, Health and Safety Requirements. To the knowledge of the Company, there are no past or present facts, circumstances of conditions that would reasonably be expected to give rise to any Liability of the Company with respect to Environmental, Health and Safety Requirements.
(b)    The Company has made available to Acquirer a copy of all studies, audits, assessments or investigations containing material information concerning compliance by the Company with, or Liability or obligations of the Company under, Environmental, Health and Safety Requirements that are in the possession or control of the Company, each of which is identified in Schedule 2.18 of the Company Disclosure Letter.
2.19    Export Control Laws. The Company has conducted its export transactions in accordance in all respects with applicable provisions of United States export and re-export controls, including the Export Administration Act and Regulations, the Foreign Assets Control Regulations, the International Traffic in

Arms Regulations and other controls administered by the United States Department of Commerce and/or the United States Department of State and all other applicable import/export controls in other countries in which the Company conducts business. Without limiting the foregoing: (i) the Company has obtained all export and import licenses, license exceptions and other consents, notices, waivers, approvals, orders, authorizations, registrations, declarations and filings with any Governmental Entity legally required for (A) the export, import and re-export of products, services, software and technologies and (B) releases of technologies and software to foreign nationals located in the United States and abroad (collectively, “Export Approvals”), (ii) the Company is in compliance with the terms of all applicable Export Approvals, (iii) there are no pending or, to the knowledge of the Company, threatened claims against the Company with respect to such Export Approvals, and (iv) no Export Approvals for the transfer of export licenses to Acquirer or the Company are required, except for such Export Approvals that can be obtained expeditiously and without material cost.
2.20    Customers. The Company does not currently have any disputes or Legal Proceedings (pending or, to the Company’s knowledge, threatened in writing) concerning any Company Products or services with any of the top twenty (20) customer, advertisers, partner, superior/major contractors, resellers or distributors from whom the Company derived revenues in the last twelve (12) months since January 1, 2011 (each, a “Significant Customer”), and, to the knowledge of the Company, there is no material dissatisfaction on the part of any Significant Customer with respect to any Company Products. Each Significant Customer is listed on Schedule 2.20 of the Company Disclosure Letter. The Company has not received any written, or to the Company’s knowledge, oral notice, information or, other communication from any Significant Customer that such Significant Customer shall not continue as a customer of the Company (or Acquirer) after the Closing or that such Significant Customer intends to terminate or materially modify existing Contracts with the Company (or Acquirer). In the last three (3) years, the Company has not had any Company Products returned by a purchaser thereof or where the purchaser requested re-performance or a refund. Except as set forth on Schedule 2.20 of the Company Discloser Letter, the Company has never asserted any statutory liens against any Person to secure claims for labor, materials or supplies, or any other like liens against any Person.
2.21    Suppliers. The Company does not currently have any material disputes or Legal Proceedings (pending or, to the Company’s knowledge, threatened in writing) concerning products and/or services provided by any supplier (consultants, advisors, independent contractors and other service providers) who, for the year ended December 31, 2015, or the three (3) months ended March 31, 2016, was one of the twenty-five (25) largest suppliers of products and/or services to the Company, based on amounts paid or payable with respect to such periods (each, a “Significant Supplier”), there is no material dissatisfaction on the part of the Company with respect to any Significant Supplier and, to the knowledge of the Company, there is no material dissatisfaction on the part of any Significant Supplier with respect to the Company. Each Significant Supplier is listed on Schedule 2.21 of the Company Disclosure Letter. The Company has not received any written or, to the Company’s knowledge, oral notice, information or other communication (oral or written) from any Significant Supplier that such supplier shall not continue as a supplier to the Company (or Acquirer) after the Closing or that such Significant Supplier intends to terminate or materially modify existing Contracts with the Company (or Acquirer).
2.22    Representations Complete. None of the representations or warranties made by the Company herein or in any exhibit or schedule hereto, including the Company Disclosure Letter, or in any certificate delivered by the Company pursuant to this Agreement, when all such documents are read together in their entirety, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

2.23    Exclusivity of Representations and Warranties. Neither the Company nor any of its Affiliates or Representatives is making any representation or warranty of any kind or nature whatsoever, oral or written, express or implied (including, but not limited to, any relating to financial condition, results of operation, assets or liabilities of the Company and its Subsidiaries), except as expressly set forth in this Agreement and the Company Disclosure Letter, and the Company hereby disclaims any such other representations and warranties.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SELLERS
Each of the Sellers represents, warrants and covenants to Acquirer as follows:
3.1    Power and Capacity. Each Seller possesses all requisite power, capacity and authority necessary to enter into this Agreement and to perform, carry out and consummate the transactions contemplated by this Agreement.
3.2    Enforceability; Non-contravention.
(a)    This Agreement has been duly executed and delivered by such Seller. This Agreement is a valid and legally binding obligation, enforceable against such Seller in accordance with its terms, except as may be limited by the Enforceability Exceptions.
(b)    The execution, delivery and performance by each Seller of this Agreement does not, and the consummation of the Transactions will not, conflict with, or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or require any consent, approval or waiver from any Person pursuant to, or result in the creation of any Encumbrance upon such Seller’s Interest pursuant to (i) any Contract or Order to which such Seller is subject or (ii) any Applicable Law, except where such conflict, violation, default, termination, cancellation or acceleration, individually or in the aggregate, would not be material to the Sellers’ ability to consummate the Purchase or to perform its obligations under this Agreement.
(c)    No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person is required by or with respect to such Seller in connection with the execution and delivery of this Agreement or the consummation of the Transactions that would reasonably be expected to adversely affect the ability of such Sellers to consummate the Purchase or any of the other Transactions.
3.3    Title to Interest. If such Seller is a Founder, such Founder is the beneficial and record owner of the Interest as set forth opposite such Founder’s name on Schedule 2.2(a) of the Company Disclosure Letter, and has good and valid title to such Interest, free and clear of all Encumbrances other than Permitted Encumbrances and, at Closing, shall deliver to Acquirer good and valid title to such Interest, free and clear of all Encumbrances other than Permitted Encumbrances. Such Seller does not own, and does not have the right to acquire, directly or indirectly, any other Interest. Such Seller is not a party to any option, warrant, purchase right, or other Contract or commitment that could require such Seller to sell, transfer, or otherwise dispose of any Interest (other than this Agreement). Such Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any units of the Company, except as set forth on the Company Disclosure Letter.

3.4    Litigation. There is and has been no Legal Proceeding to which such Seller is or has been a party pending before any Governmental Entity, or, to the knowledge of such Seller, threatened in writing against such Seller, and, to the knowledge of such Seller, there is not any reasonable basis for any such Legal Proceeding, including any that seek to restrain or enjoin the consummation of the Transactions, or that relate to the Company, the Company Intellectual Property or such Seller’s Equity Interests in the Company. There is no Order against such Seller. To the knowledge of such Seller, there is no reasonable basis for any Person to assert a claim against such Seller based upon: (i) such Seller entering into this Agreement or any of the Transactions, (ii) any confidentiality or similar agreement entered into by such Seller or (iii) that restrains or enjoins the consummation of the Transactions, or that relate to the Company, the Company Intellectual Property or such Seller’s Equity Interests in the Company. Such Seller does not have any Legal Proceeding (pending or threatened) against any other Person.
3.5    Solvency. Such Seller is not bankrupt or insolvent and has not proposed a voluntary arrangement or made or proposed any arrangement or composition with the Seller’s creditors or any class of such creditors, and no petition in respect of any such arrangement or composition has been presented. The consummation of the Purchase and the other Transactions shall not constitute a fraudulent transfer by the Sellers under applicable bankruptcy and other similar laws relating to bankruptcy and insolvency of the Sellers.
3.6    Company Representations. To the Seller’s knowledge, the representations and warranties of the Company set forth in Article II are true and correct in all respects.
3.7    Brokers. Other than as set forth in Schedule 2.16 to the Company Disclosure Letter, no broker, investment banker, financial advisor or other person (including the Sellers) is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission that is payable by Acquirer or the Company or any of their respective affiliates in connection with this Agreement and the Transactions based upon arrangements made by or on behalf of the Sellers.
3.8    Tax Consequences. Such Seller has had an opportunity to review with his own tax advisors the tax consequences of the Purchase and the Transactions. Such Seller understands that he must rely solely on his advisors and not on any statements or representations made by Acquirer, the Company or any of their agents or representatives. Such Seller understands that such Seller (and not Acquirer or the Company) shall be responsible for the such Seller’s tax liability that may arise as a result of the Purchase or the Transactions.
3.9    Intellectual Property. Schedule 3.9 of the Company Disclosure Letter identifies each item of Intellectual Property that such Seller owns or purports to own, or in which such Seller otherwise has or purports to have any interest (other than by virtue of the Company’s ownership of such Intellectual Property), and that either: (i) is used by the Company in the conduct of the Business; or (ii) would be useful for or is otherwise directly related to the Business.
3.10    Immigration. Such Seller is eligible to work in the United States without restriction or time limitation and has produced evidence of such authorization pursuant to a Form I-9, which is kept on file and has been delivered to Acquirer.
3.11    IES Tech. The representations and warrants made by the Sellers in Exhibit I with respect to IES Tech are true and correct.
3.12    Accredited Investor. Seller is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated by the SEC under the Securities Act.

3.13    Release and Waiver.
(a)    The Aggregate Consideration payable to the Sellers represents the only consideration to be received by the Sellers in exchange for the Interests owned by the Sellers. In exchange for such consideration and as a condition and inducement to the Company’s and Acquirer’s willingness to enter into this Agreement, each of the Sellers, for himself and on behalf of his heirs, legal representatives, successors, assigns, beneficiaries, estates, executors, administrators or trustees (collectively, the “Relevant Persons”), hereby irrevocably, unconditionally and forever acquits, releases, waives and discharges Acquirer and the Company, and each of their respective officers, directors, employees, agents, divisions, affiliated corporations, subsidiaries, Affiliates, managers affiliated non-corporation entities, representatives, successors, predecessors and assigns (individually and collectively, the “Released Parties”) from any and all past, present and future debts, losses, costs, accounts, reckonings, bills, sums of money, bonds, suits, actions, causes of action, liabilities, contributions, attorneys’ fees, interest, damages, punitive damages, expenses, controversies, covenants, Contracts, promises, judgments, Liabilities, claims, potential claims, counterclaims, cross-claims, or demands, in law or in equity, asserted or unasserted, express or implied, known or unknown, matured or unmatured, contingent or vested, liquidated or unliquidated, of any kind or nature or description whatsoever, that any of the Relevant Persons had, presently has or may hereafter have or claim or assert to have against any of the Released Parties by reason of any act, omission, transaction, occurrence, conduct, circumstance, condition, harm, matter, cause or thing that has occurred or existed at any time from the beginning of time up to and including the Closing Date, that in any way arise from or out of, are based upon or relate to (i) such Relevant Person’s or Relevant Persons’, as applicable, ownership or purported ownership of the Interests or other Equity Interests of the Company or (ii) the negotiation or execution of this Agreement or any of the other documents referenced in this Agreement or the consummation of the Purchase or any of the Transactions, except for such Relevant Person’s or Relevant Persons’, as applicable, rights under this Agreement and each agreement attached as an exhibit thereto or entered into in connection therewith (after taking into account such exceptions, the “Member Claims”). The release is intended to be complete, global and all-encompassing and specifically includes claims that are known, unknown, fixed, contingent or conditional with respect to the matters described herein.  With respect to such Member Claims, the Sellers hereby expressly waives any and all rights conferred upon him by any statute or rule of law which provides that a release does not extend to claims which the claimant does not know or suspect to exist in his, her or its favor at the time of executing the release, which if known by him, her or it must have materially affected his, her or its settlement with the released party.
(b)    Each Seller hereby gives any consents or waivers that are reasonably required for the consummation of the Purchase under the terms of any agreement or instrument to which such Seller is a party or subject or in respect of any rights such Seller may have in connection with the Purchase or the other Transactions (whether such rights exist under the Organizational Documents, any Contract to which the Company is a party or by which it is, or any of its assets are, bound under statutory or common law or otherwise). Without limiting the generality or effect of the foregoing, such Seller hereby waives any and all rights to contest or object to the execution and delivery of this Agreement, the consummation of the Purchase and the other Transactions, or to seek damages or other legal or equitable relief in connection therewith. Any and all existing agreements between the Company and such Seller, including any investment agreement, units purchase agreement, carve-out bonus plans, equity incentive plans, stockholders agreements and registration rights agreements shall, contingent upon the occurrence of the Closing, automatically terminate and be of no force and effect effective immediately prior to the Closing Date, and such Seller hereby agrees to the waiver of any rights of first refusal, preemptive rights, rights to notice, rights of co-sale, registration rights, information rights and similar rights of such Seller under any such agreements or otherwise. As of and subject to the Closing, such Seller, in his capacity as a member of the Company, will not be entitled to any indemnification, compensation, reimbursement, contribution, right of advancement or other similar rights from Acquirer, the Company or their respective subsidiaries, including by virtue of such Seller’s investment in the Company or any other Contract, and no obligation, liability or other circumstances shall exist at the Closing Date that give or may give rise to any liability of Acquirer, the Company or their respective subsidiaries to such Seller’s, other than as specifically set forth in this Agreement. From and after the Closing Date, such Seller’s right to receive consideration on the terms and subject to the conditions set forth in this Agreement shall constitute such Seller’s sole and exclusive right against the Company, Acquirer in respect of such Seller’s ownership of the Interests or status as a Seller or any agreement or instrument with the Company pertaining to the Interests or the status as a member of the Company.
(c)    No Other Actions. Each Seller represents and warrants that he has not filed or provoked any other pending complaint, claim or charge that is subject to the release contained in this Section 3.13 on such Seller’s behalf or on behalf of others, and such Seller is not aware of any such pending complaint, claim or charge on such Seller’s own behalf, against the Released Parties, or any of them, with any local, state or federal agency, administrative or regulatory agency, tribunal or court nor shall such Seller make any such complaint, claim or charge that is subject to the release contained in this Section 3.13, whether on such Seller’s behalf or on behalf of others.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF ACQUIRER
Acquirer represents and warrants to the Company as follows:
4.1    Organization and Standing. Acquirer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Acquirer is not in violation of any of the provisions of its certificate of incorporation or operating agreement, as applicable, or bylaws or equivalent organizational or governing documents.
4.2    Authority; Non-contravention.
(p)    Acquirer has all requisite corporate power and authority to enter into this Agreement and each other Transaction Document to which Acquirer is a party (the “Acquirer Transaction Documents”) and to consummate the Transactions. The execution and delivery of the Acquirer Transaction Documents and the consummation of the Transactions have been duly authorized by all necessary corporate action on the part of Acquirer. Each Acquirer Transaction Document has been or will be at Closing, as applicable, duly executed and delivered by Acquirer and, assuming the due execution and delivery thereof by the other parties thereto, constitutes the valid and binding obligation of Acquirer enforceable against Acquirer, in accordance with its terms, subject only to the effect, if any, of the Enforceability Exceptions.
(q)    The execution and delivery of the Acquirer Transaction Documents by Acquirer do not, and the consummation of the Transactions will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or require any consent, approval or waiver from any Person pursuant to, (i) any provision of the certificate of incorporation or operating agreement, as applicable, or bylaws or other equivalent organizational or governing documents of Acquirer, in each case as amended to date or (ii) Applicable Law, except where such conflict, violation, default, termination, cancellation or acceleration, individually or in the aggregate, would not be material to Acquirer’s ability to consummate the Purchase or to perform its obligations under the Acquirer Transaction Documents.
(r)    No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person is required by or with respect to Acquirer in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions that, if not obtained or made, would reasonably be expected to adversely affect the ability of Acquirer to consummate the Purchase or any of the other Transactions.
4.3    Litigation. There is no Legal Proceeding that is pending against Acquirer or, to Acquirer’s knowledge, threatened in writing against Acquirer and that challenges, seeks damages or may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Transactions.
4.4    Financial Resources. Acquirer has, or has available to it, sufficient funds to consummate this Agreement and perform its obligations under the Acquirer Transaction Documents.
4.5    Securities Law Matters. Acquirer hereby acknowledges that the Interests have not been registered under the Securities Act, or registered or qualified for sale under any state securities laws, and cannot be resold without registration thereunder or exemption therefrom. Acquirer is an “accredited investor,” as such term is defined in Regulation D of the Securities Act, and will acquire the Interests for its own account and not with a view to a sale or distribution thereof in violation of the Securities Act, and the rules and regulations thereunder, any applicable state “blue sky” laws or any other applicable securities laws. Acquirer has sufficient knowledge and experience in financial and business matters to enable it to evaluate the risks of investment in the Interests and at the Closing will have the ability to bear the economic risk of this investment for an indefinite period of time. Acquirer acknowledges that it has been afforded an opportunity to request and to review all information considered by Acquirer to be necessary to make the investment decision to enter into the Acquirer Transaction Documents and to consummate the Transactions.
ARTICLE V
CONDUCT PRIOR TO THE CLOSING
5.1    Conduct of the Business; Notices. During the Pre-Closing Period, the Company shall:
(s)    conduct the Business solely in the ordinary course consistent with past practice (except to the extent expressly provided otherwise herein or as consented to in writing by Acquirer) and in compliance with Applicable Law;
(t)    (i) pay and perform all of its undisputed debts and other obligations (including Taxes) when due, (ii) use commercially reasonable efforts consistent with past practice and policies to collect accounts receivable when due and not extend credit outside of the ordinary course of business consistent with past practice, (iii) sell the Company Products consistent with past practice as to discounting, license, service and maintenance terms, incentive programs and revenue recognition and other terms and (iv) use its commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Closing;
(u)    assure that each of its Contracts (other than with Acquirer) entered into after the Agreement Date will not require the procurement of any consent, waiver or novation or provide for any change in the obligations of any party thereto in connection with, or terminate as a result of the consummation of, the Transactions, and shall give reasonable advance notice to Acquirer prior to allowing any Material Contract or right thereunder to lapse or terminate by its terms;
(v)    maintain each of its leased premises in accordance with the terms of the applicable lease;

(w)    promptly notify Acquirer of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;
(x)    promptly notify Acquirer of any notice or other communication from any Governmental Entity (i) relating to the Transactions, (ii) indicating that a Company Authorization has been or is about to be revoked or (iii) indicating that a Company Authorization is required in any jurisdiction in which such Company Authorization has not been obtained, which revocation or failure to obtain has had or would reasonably be expected to be material to Acquirer (following the Closing) or the Company;
(y)    promptly notify Acquirer of any inaccuracy in or breach of any representation, warranty or covenant of the Company herein provided the Company knows of such inaccuracy or breach; and
(z)    to the extent not otherwise required by this Section 5.1, promptly notify Acquirer of any change, occurrence or event not in the ordinary course of business, or of any change, occurrence or event that, individually or in the aggregate with any other changes, occurrences and events, would reasonably be expected to be materially adverse to the Company or cause any of the conditions to the Closing set forth in Article VII not to be satisfied.
5.2    Restrictions on Conduct of the Business. Without limiting the generality or effect of the provisions of Section 5.1, except as expressly set forth on Schedule 5.2 of the Company Disclosure Letter, during the Pre-Closing Period, the Company shall not do, cause or permit any of the following (except to the extent expressly provided otherwise herein or as consented to in writing by Acquirer, which consent shall not be unreasonably withheld or delayed):
(a)    Organization Documents. Cause, propose or permit any amendments to the Organizational Documents;
(b)    Merger, Reorganization. Merge or consolidate itself with any other Person or adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization;
(c)    Dividends; Changes in Interests. Declare or pay any dividends (other than cash dividends) on or make any other distributions (other than cash distributions) in respect of any of its Equity Interests, or split, combine or reclassify any of its Equity Interests or issue or authorize the issuance of any Equity Interests or other securities in respect of, in lieu of or in substitution for its Equity Interests, or repurchase or otherwise acquire, directly or indirectly, any of its Equity Interests;
(d)    Material Contracts. (i) Enter into, amend or modify any (A) Contract that would (if entered into, amended or modified prior to the Agreement Date) constitute a Material Contract, or (B) Contract requiring a novation or consent in connection with the Purchase or the other Transactions, (ii)  terminate, amend or modify or knowingly violate (including by entering into a new Contract with such party or otherwise) or waive any of the terms of any of its Material Contracts or (iii) enter into, amend, modify or terminate any Contract or waive, release or assign any material rights or claims thereunder, which if so entered into, modified, amended, terminated, waived, released or assigned would be reasonably likely to impair the ability of the Company or the Sellers to perform their respective obligations under this Agreement or prevent or materially delay or impair the consummation of the Purchase and the other Transactions; provided that this Section 5.2(d) shall not require the Company to seek or obtain Acquirer’s consent in order to set or change the prices at which the Company sells products or provides services to current customers in the ordinary course of business consistent with past practice;

(e)    Issuance of Equity Interests. Issue, deliver, grant or sell or authorize or propose the issuance, delivery, grant or sale of, or purchase or propose the purchase of, any Company Voting Debt or any Equity Interests, or enter into or authorize or propose to enter into any Contracts of any character obligating it to issue any Equity Interests;
(f)    Employees; Consultants; Independent Contractors. (i) Hire, or offer to hire, any additional officers or other employees, or any consultants, advisors or independent contractors, (ii) terminate the employment, change the title, office or position, or materially reduce the responsibilities of any employee of the Company, (iii) enter into, amend or extend the term of any employment or consulting agreement with any manager, employee, consultant, advisor or independent contractor, (iv) enter into any Contract with a labor union or collective bargaining agreement (unless required by Applicable Law), or (v) add any new managers;
(g)    Loans and Investments. Make any loans or advances (other than routine expense advances to employees of the Company consistent with past practice) to, or any investments in or capital contributions to, any Person, or forgive or discharge in whole or in part any outstanding loans or advances, or prepay any indebtedness for borrowed money;
(h)    Intellectual Property. Transfer or license from any Person any rights to any Intellectual Property, other than pursuant to generally available commercial end-user licenses to software entered into in the ordinary course of the Business or transfer or license to any Person any rights to any Company Intellectual Property, other than licenses to Company Products pursuant to customer agreements on the Company’s standard form of customer agreement entered into in the ordinary course of the Business, or transfer, provide or make accessible a copy of any Company Source Code to any Person (including any current or former employee, consultant, advisor or independent contractor of the Company or any contractor or commercial partner of the Company) (other than providing access to Company Source Code to current employees, consultants, advisors and independent contractors of the Company involved in the development of the Company Products on a confidential, need-to-know basis in the ordinary course of business consistent with past practice);
(i)    Patents. Take any action regarding a patent, patent application or other Intellectual Property right, other than filing continuations for existing patent applications or completing or renewing registrations of existing patents, domain names, trademarks or service marks in the ordinary course of business consistent with past practice;
(j)    Dispositions. Sell, lease, license or otherwise dispose or permit to lapse of any of its tangible or intangible assets, other than sales and nonexclusive licenses of Company Products in the ordinary course of business consistent with past practice, or enter into any Contract with respect to the foregoing;
(k)    Indebtedness. Incur any indebtedness for borrowed money or guarantee any such indebtedness;
(l)    Payment of Obligations. Pay, discharge or satisfy (i) any Liability to any Person who is an officer, director or member of the Company (other than compensation due for services as an officer or director) or (ii) any claim or Liability arising other than in the ordinary course of business consistent with past practice, other than the payment, discharge or satisfaction of Liabilities reflected or reserved against in the Financial Statements and Transaction Expenses, or defer payment of any accounts payable other than in the ordinary course of business consistent with past practice, or give any discount, accommodation or other concession other than in the ordinary course of business consistent with past practice, in order to accelerate or induce the collection of any receivable;
(m)    Capital Expenditures. Make any capital expenditures, capital additions or capital improvements in excess of $25,000 individually or $50,000 in the aggregate;
(n)    Insurance. Materially change the amount of, or terminate, any insurance coverage;
(o)    Termination or Waiver. Cancel, release or waive any claims or rights held by the Company other than immaterial claims or rights;
(p)    Employee Benefit Plans; Pay Increases. (i) Adopt or amend any employee or compensation benefit plan, including any stock issuance or stock option plan, or amend any compensation, benefit, entitlement, grant or award provided or made under any such plan, except in each case as required under ERISA, Applicable Law or as necessary to maintain the qualified status of such plan under the Code, (ii) amend any deferred compensation plan within the meaning of Section 409A of the Code and the regulations thereunder, except to the extent necessary to meet the requirements of such Section or Notice, (iii) pay any special bonus or special remuneration to any employee or non-employee director or consultant or (iv) increase the salaries, wage rates or fees of its employees, consultants advisors or independent contractors (other than as disclosed to Acquirer and as set forth on Schedule 5.2(p) of the Company Disclosure Letter);
(q)    Severance Arrangements. Grant or pay, or enter into any Contract providing for the granting of any severance, retention or termination pay, or the acceleration of vesting or other benefits, to any Person (other than payments or acceleration that have been disclosed to Acquirer and are set forth on Schedule 5.2(q) of the Company Disclosure Letter);
(r)    Lawsuits; Settlements. (i) Commence a lawsuit other than (A) in such cases where the Company in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business (provided that the Company consults with Acquirer prior to the filing of such a suit) or (B) for a breach of this Agreement or (ii) settle or agree to settle any pending or threatened lawsuit or other dispute;
(s)    Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets that are material, individually or in the aggregate, to the Company or the Business, or enter into any Contract with respect to a joint venture, strategic alliance or partnership;
(t)    Taxes. Make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any federal, state, or foreign income Tax Return or any other material Tax Return without the consent of Acquirer prior to filing, file any amendment to a federal, state, or foreign income Tax Return or any other material Tax Return, enter into any Tax sharing or similar agreement or closing agreement, assume any Liability for the Taxes of any other Person (whether by Contract or otherwise), settle any claim or assessment in respect of Taxes, consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, enter into intercompany transactions giving rise to deferred gain or loss of any kind or take any other similar action relating to the filing of any Tax Return or the payment of any Tax if such similar action would reasonably be expected to have the effect of increasing the Tax liability of Acquirer or its Affiliates for any period ending after the Closing Date;

(u)    Accounting. Change accounting methods or practices (including any change in depreciation or amortization policies) or revalue any of its assets (including writing down the value of inventory or writing off notes or accounts receivable otherwise than in the ordinary course of business), except in each case as required by changes in GAAP as concurred with its independent accountants and after notice to Acquirer;
(v)    Real Property. Enter into any agreement for the purchase, sale or lease of any real property;
(w)    Encumbrances. Place or allow the creation of any Encumbrance (other than a Permitted Encumbrance) on any of its properties;
(x)    Warranties, Discounts. Materially change the manner in which it provides warranties, discounts or credits to customers;
(y)    Interested Party Transactions. Enter into any Contract that, if entered prior to the Agreement Date, would be required to be listed on Schedule 2.12 of the Company Disclosure Letter;
(z)    Subsidiaries. Take any action that would result in the Company having one or more Subsidiaries (other than IES Tech); and
(aa)    Other. Take or agree in writing or otherwise to take, any of the actions described in clauses (a) through (z) in this Section 5.2, or any action that the Company knows would reasonably be expected to make any of the Company’s representations or warranties contained herein untrue or incorrect (such that the condition set forth in the first sentence of Section 7.3(a)(i) would not be satisfied) or prevent the Company from performing or cause the Company not to perform one or more covenants, agreements or obligations required hereunder to be performed by the Company (such that the condition set forth in the second sentence of Section 7.3(a)(i) would not be satisfied).
5.3    Restrictions on Certain Seller Activities. During the Pre-Closing Period, the Sellers shall not do, cause or permit any of the following (except to the extent expressly provided otherwise herein or as consented to in writing by Acquirer):
(a)    Intellectual Property. Transfer or license to any Person, other than Acquirer, any rights to any Intellectual Property that is used by the Company in the conduct of the Business or that would be useful for or is otherwise directly related to the Business, or transfer, provide or make accessible to any Person a copy of any source code pertaining to any software licensed to or used by the Company.
(b)    Other. Take or agree in writing or otherwise to take, any of the actions described in clause (a) in this Section 5.3, or any action that the Company knows would reasonably be expected to make any of the Sellers’ representations or warranties contained herein untrue or incorrect (such that the condition set forth in the first sentence of Section 7.3(a)(ii) would not be satisfied) or prevent the Sellers from performing or cause the Sellers not to perform one or more covenants, agreements or obligations required hereunder to be performed by the Sellers (such that the condition set forth in the second sentence of Section 7.3(a)(ii) would not be satisfied).
ARTICLE VI
ADDITIONAL AGREEMENTS
6.1    No Solicitation.

(bb)    During the Pre-Closing Period, neither the Company nor the Sellers will, and neither the Company nor the Sellers will authorize or permit any of its Representatives to, directly or indirectly, (i) solicit, initiate, seek, entertain, knowingly encourage, facilitate, support or induce the making, submission or announcement of any inquiry, expression of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (ii) enter into, participate in, maintain or continue any communications (except solely to provide written notice as to the existence of these provisions) or negotiations regarding, or deliver or make available to any Person any non-public information with respect to, or take any other action regarding, any inquiry, expression of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (iii) agree to, accept, approve, endorse or recommend (or publicly propose or announce any intention or desire to agree to, accept, approve, endorse or recommend) any Acquisition Proposal, (iv) enter into any letter of intent or any other Contract contemplating or otherwise relating to any Acquisition Proposal, (v) submit any Acquisition Proposal to the vote of the Sellers or (vi) enter into any other transaction or series of transactions not in the ordinary course of business consistent with past practice, the consummation of which would impede, interfere with, prevent or delay, or would reasonably be expected to impede, interfere with, prevent or delay, the consummation of the Purchase or the other Transactions. The Company and the Sellers will, and will cause their Representatives to, (A) immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Persons conducted prior to or on the Agreement Date with respect to any Acquisition Proposal and (B) immediately revoke or withdraw access of any Person (other than Acquirer and its Representatives) to any data room (virtual or actual) containing any non-public information with respect to the Company in connection with an Acquisition Proposal and request from each Person (other than Acquirer and its Representatives) the prompt return or destruction of all non-public information with respect to the Company previously provided to such Person in connection with an Acquisition Proposal. If any of the Company’s or the Sellers’ Representatives, whether in his, her or its capacity as such or in any other capacity, takes any action that the Company or the Sellers is obligated pursuant to this Section 6.1 not to authorize or permit such Representative to take, then the Company or the Sellers, as applicable, shall be deemed for all purposes of this Agreement to have breached this Section 6.1.
(cc)    The Company and the Sellers shall each immediately (but in any event, within twenty-four (24) hours) notify Acquirer orally and in writing after receipt by the Company and/or the Sellers, as applicable (or, to the knowledge of the Company or the Sellers, as applicable, by any of the Company’s Representatives and/or any of the Sellers’s Representatives), of (i) any Acquisition Proposal, (ii) any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (iii) any other notice that any Person is considering making an Acquisition Proposal or (iv) any request for non-public information relating to the Company or for access to any of the properties, books or records of the Company by any Person or Persons other than Acquirer and its Representatives. To the extent permitted under non-disclosure agreements entered into prior to the Agreement Date (other than pursuant to any amendment thereto entered into within three weeks prior to the Agreement Date), such notice shall describe (A) the material terms and conditions of such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request and (B) the identity of the Person or Group making any such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request. To the extent permitted under non-disclosure agreements entered into prior to the Agreement Date (other than pursuant to any amendment thereto entered into within three weeks prior to the Agreement Date), the Company and the Sellers shall each keep Acquirer fully informed of the status and details of, and any modification to, any such inquiry, expression of interest, proposal or offer and any correspondence or communications related thereto and shall each provide to Acquirer a true, correct and complete copy of such inquiry, expression of interest, proposal or offer and any amendments, correspondence and communications related thereto, if it is in writing, or a reasonable written summary thereof, if it is not in writing.

6.2    Confidentiality; Public Disclosure.
(c)    The parties hereto acknowledge that Acquirer and the Company have previously executed a Mutual Non-Disclosure Agreement, dated January 20, 2016, as may be amended form time to time (the “Confidentiality Agreement”), which shall continue in full force and effect in accordance with its terms. Each party hereto agrees that it and its Representatives shall hold the terms of the Transaction Documents (including the economic terms), and the fact of the Transaction Documents’ existence, in strict confidence. At no time shall the Company disclose any of the terms of the Transaction Documents (including the economic terms) or any non-public information about another party hereto to any other Person without the prior written consent the Acquirer about which such non-public information relates. Notwithstanding anything to the contrary in the foregoing, a party hereto shall be permitted to disclose any and all terms of this Agreement to its financial, tax and legal advisors (each of whom is subject to a similar obligation of confidentiality), and to any Governmental Entity or administrative agency to the extent necessary or advisable in compliance with Applicable Law and the rules of NYSE. The Sellers hereby agree to be bound by the terms and conditions of the Confidentiality Agreement to the same extent as though the Sellers were a party thereto. With respect to the Sellers as used in the Confidentiality Agreement, the term “Evaluation Material” shall also include information relating to the Purchase or this Agreement received by the Sellers after the Closing or relating to the period after the Closing.
(d)    The Company shall not issue any press release or other public communications relating to the terms of the Transaction Documents or the Transactions or use Acquirer’s name or refer to Acquirer directly or indirectly in connection with Acquirer’s relationship with the Company in any media interview, advertisement, news release, press release or professional or trade publication, or in any print media, whether or not in response to an inquiry, without the prior written approval of Acquirer, unless required by Applicable Law (in which event a satisfactory opinion of counsel to that effect shall be first delivered to Acquirer prior to any such disclosure) and except as reasonably necessary for the Company to obtain the consents and approvals of third parties to the extent contemplated by this Agreement. Notwithstanding anything to the contrary contained herein or in the Confidentiality Agreement, Acquirer may make such public communications regarding the Transaction Documents or the Transactions as Acquirer may determine is reasonably appropriate and, at Acquirer’s sole election, may consider Sellers’ comments in good faith to the extent time permits.
6.3    Commercially Reasonable Efforts. During the Pre-Closing Period, each of the parties hereto agrees to use its commercially reasonable efforts, and to cooperate with each other party hereto, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, appropriate or desirable in accordance with Applicable Laws to consummate and make effective, in the most expeditious manner practicable, the Purchase and the other Transactions, including the satisfaction of the respective conditions set forth in Article VII, and including to execute and deliver such other instruments and do and perform such other acts and things as may be necessary or reasonably desirable for effecting completely the consummation of the Purchase and the other Transactions.
6.4    Third-Party Consents; Notices.
(c)    The Company shall use all reasonable efforts to obtain prior to the Closing, and deliver to Acquirer at or prior to the Closing, all consents, waivers and approvals under each Contract listed or described on Schedule 2.3(b)(ii)(B) of the Company Disclosure Letter (and any Contract entered into after the Agreement Date that would have been required to be listed or described on Schedule 2.3(b)(ii)(B) of the Company Disclosure Letter if entered into prior to the Agreement Date).

(d)    The Company shall give all notices and other information required to be given to the employees of the Company, any collective bargaining unit representing any group of employees of the Company, and any applicable government authority under the WARN Act, the National Labor Relations Act, as amended, the Code, COBRA and other Applicable Law in connection with the Transactions.
6.5    Litigation. The Company and the Sellers shall (i) notify Acquirer in writing promptly after learning of any Legal Proceeding initiated by or against it, or known by the Company or the Sellers to be threatened against the Company, or any of its managers or employees or the Sellers (a “New Litigation Claim”), (ii) notify Acquirer of ongoing material developments in any New Litigation Claim, and (iii) consult in good faith with Acquirer regarding the conduct of the defense of any New Litigation Claim. Acquirer shall have the right in its sole discretion, to review and approve of any settlement or resolution of such matters prior to the Company or the Sellers’s entry into a settlement or resolution agreement; provided that Acquirer’s prior written consent will be required for any press releases, documents, statements, agreements or the like that make any reference to Acquirer or that involve the use of Acquirer’s name in any way.
6.6    Access to Information.
(t)    During the Pre-Closing Period, (i) the Company shall afford Acquirer and its Representatives reasonable access during business hours to (A) the Company’s properties, personnel, books, Contracts and records and (B) all other information concerning the business, properties and personnel of the Company as Acquirer may reasonably request and (ii) the Company shall provide to Acquirer and its Representatives true, correct and complete copies of the Company’s (A) internal financial statements, (B) Tax Returns, Tax elections and all other records and workpapers relating to Taxes, (C) a schedule of any deferred intercompany gain or loss with respect to transactions to which the Company has been a party and (D) receipts for any Taxes paid to foreign Tax Authorities; provided, however, that (i) Sellers shall have the right to have a Representative present and may impose reasonable requirements for safety purposes, and (ii) the Company shall not be required to provide access to any information that is subject to attorney client privilege to the extent doing so would cause such privilege to be waived.
(u)    Subject to compliance with Applicable Law, from the Agreement Date until the earlier of the termination of this Agreement and the Closing, the Company shall confer from time to time as requested by Acquirer with one or more Representatives of Acquirer to discuss any material changes or developments in the operational matters of the Company and the general status of the ongoing operations of the Company.
(v)    No information or knowledge obtained by Acquirer during the pendency of the Transactions in any investigation pursuant to this Section 6.6 shall affect or be deemed to modify any representation, warranty, covenant, agreement, obligation or condition set forth herein.
6.7    Spreadsheet. The Company shall prepare and deliver to Acquirer, in accordance with Section 6.11, a spreadsheet (the “Spreadsheet”) in form and substance reasonably satisfactory to Acquirer, which spreadsheet shall be dated as of the Closing Date and shall set forth all of the following information (in addition to the other required data and information specified therein and other data and information reasonably requested by Acquirer), as of immediately prior to the Closing: (i) the names of each Seller and his or her address, e-mail address and, where available, taxpayer identification number, (ii) the Interests held by such Seller, (iii) the vesting status and schedule with respect to Unvested Company Interests and terms of the Company’s rights to repurchase such Unvested Company Interests (including the per interest repurchase price payable with respect thereto) and whether a timely and effective election under Section 83(b) was made in respect of such Unvested Company Interests, (iv) the calculation of the Initial Cash Consideration, each

Seller’s Pro Rata Share of the Initial Cash Consideration, Deferred Cash Consideration, each Seller’s Pro Rata Share of the Deferred Cash Consideration, (iv) the calculation of aggregate cash amounts payable to the Sellers pursuant to Section 1.3(a)(i) and Section 1.3(a)(ii) and the total amount of Taxes to be withheld therefrom, (v) the calculation of each Seller’s Pro Rata Share of the Escrow Amount, (vi) the calculation of each Seller’s Pro Rata Share of the Special Indemnity, (vii) a funds flow memorandum setting forth applicable wire transfer instructions and other information reasonably requested by Acquirer, and (viii) calculation of any Tax withholding due on any of the foregoing payments.
6.8    Expenses. Whether or not the Purchase is consummated, except as otherwise set forth herein, all costs and expenses incurred in connection with this Agreement and the Transactions (including Transaction Expenses) shall be paid by the party incurring such expense; provided that (a) at the Closing, Acquirer shall pay or cause to be paid all Transaction Expenses that are incurred but unpaid as of the Closing, and (b) the fees, costs and expenses of the Reviewing Accountant, if any, shall be allocated as provided in Section 1.5(g).
6.9    Employees.
(a)    Acquirer shall provide, or cause the Company to provide, to each of the employees of the Company mutually agreed between the Acquirer and the Company an offer of employment at a level of wages, overall compensation substantially similar to the level of wages and overall compensation substantially similar to the similarly situated employees of Acquirer as in effect to the Closing Date. With respect to any employee of the Company who receives an offer of employment from Acquirer, the Company shall reasonably assist Acquirer with its efforts to enter into an offer letter and a confidential information and assignment agreement with such employee prior to the Closing Date. Notwithstanding anything to the contrary in the foregoing, with the exception of the Key Employees, none of Acquirer and the Company shall have any obligation to make an offer of employment to any employee of the Company. With respect to matters described in this Section 6.9, the Company will consult with Acquirer (and will consider in good faith the advice of Acquirer) prior to sending any notices or other communication materials to its employees. Effective no later than immediately prior to the Closing (or at such other time designated by Acquirer), the Company shall terminate the employment of each of those Company employees who have declined an offer of continued employment with Acquirer prior to the Closing Date or who have not received an offer of continued employment (collectively, the “Designated Employees”) and any costs of termination shall be borne as Special Wages Amount.
(b)    The Company shall ensure that there shall be no outstanding securities, commitments or agreements of the Company immediately prior to the Closing that purport to obligate the Company to issue any Interest or Company Options under any circumstances.
(c)    Acquirer shall use commercially reasonable efforts to permit Continuing Employees to enroll, at or as soon as practicable after the Closing, in Acquirer’s employee benefit plans, programs, policies and arrangements (the “Acquirer Plans”) on substantially similar terms applicable to employees of Acquirer who are similarly situated based on levels of responsibility and location, to the extent permitted by the terms of, and to the extent the applicable employees are eligible to enroll in, the applicable Acquirer Plans. Notwithstanding anything to the contrary contained herein, this Section 6.9 shall not operate to (i) duplicate any benefit provided to any Continuing Employee or to fund any such benefit, (ii) require Acquirer or its Affiliates or any Acquirer Plan or trust related thereto to pay for any benefits that relate to any time period prior to the Continuing Employees’ participation in the Acquirer Plans, (iii) be construed to mean the employment of the Continuing Employees is not terminable by Acquirer at will at any time, with or without cause, for any reason or no reason (other than as may be set forth in an employment agreement with the Continuing Employee or as otherwise required by Applicable Law), (iv) require Acquirer to continue to maintain any employee benefit plan in effect following the Closing Date for Acquirer’s employees, including the Continuing Employees, and (v) apply to any Continuing Employees who were consultants, advisors or independent contractors of the Company as of immediately prior to the Effective Time unless otherwise determined by Acquirer in its sole discretion. The Continuing Employees are not third-party beneficiaries of the provisions of this Section 9, and nothing herein expressed or implied will give or be construed to give any Continuing Employee any legal or equitable rights hereunder.
6.10    Termination of Benefit Plans. Effective as of the day immediately preceding the Closing Date, the Company shall terminate all Company Employee Plans that are “employee benefit plans” within the meaning of ERISA, including any Company Employee Plans intended to include a Section 401(k) arrangement (unless Acquirer provides written notice to the Company no later than three (3) Business Days prior to the Closing Date that such 401(k) Plans shall not be terminated). The Company shall provide Acquirer with evidence that such Company Employee Plan(s) have been terminated (effective no later than the day immediately preceding the Closing Date). The form and substance of such resolutions shall be subject to review and approval by Acquirer. The Company also shall take such other actions in furtherance of terminating such Company Employee Plan(s) as Acquirer may reasonably require. In the event that termination of the Company’s 401(k) Plan would reasonably be anticipated to trigger liquidation charges, surrender charges or other fees then the Company shall take such actions as are necessary to reasonably estimate the amount of such charges and/or fees and provide such estimate in writing to Acquirer.
6.11    Certain Closing Certificates and Documents. The Company shall prepare and deliver the Company Closing Financial Certificate and the Spreadsheet to Acquirer not later than three (3) days prior to the Closing Date. In the event that Acquirer notifies the Company that there are reasonably apparent errors in the drafts of the Company Closing Financial Certificate and the Spreadsheet delivered not later than three (3) days prior to the Closing Date, Acquirer and the Company shall discuss such errors in good faith and the Company shall correct such errors prior to delivering the final versions of the same in accordance with this Section 6.11. Without limiting the foregoing or Section 6.6, the Company shall provide to Acquirer, together with the Company Closing Financial Certificate and the Spreadsheet, such supporting documentation, information and calculations as are reasonably necessary for Acquirer to verify and determine the calculations, amounts and other matters set forth in the Company Closing Financial Certificate and the Spreadsheet.
6.12    Tax Matters. The Sellers shall prepare and file all federal and state income Tax Returns (including, for the avoidance of doubt, any amended income Tax Returns) of the Company that are prepared on a pass-through basis with respect to taxable periods ending on or prior to the Closing Date (“Company Pass-Through Returns”). For the avoidance of doubt, the Sellers shall be permitted to amend any Company Pass-Through Returns in order to claim Tax credits, rebates or other Tax incentives. Sellers shall prepare the Company Pass-Through Returns in a manner consistent with the Company’s past practices (excluding amended Company Pass-Through Returns) and shall provide a draft of each such Tax Return to Acquirer for its review at least 30 days prior to the due date thereof. Sellers shall incorporate any reasonable revisions to such Company Pass-Through Returns as are reasonably requested by Acquirer in writing at least 10 days prior to the due date thereof. Sellers shall reflect on their personal tax returns all items of the Company in a manner consistent with the Company Pass-Through Returns. In addition, Sellers shall prepare and file all other Tax Returns of the Company and its Subsidiary due after the Closing Date with respect to a Taxable period ending on or prior to the Closing Date (“Pre-Closing Period Tax Returns”). Such Pre-Closing Period Tax Returns shall be prepared in a manner consistent with prior tax accounting practices and methods of the Company or its Subsidiary, as the case may be, (except to the extent Acquirer reasonably determines, acting in good faith, that such Tax Return cannot be so prepared and filed or an item so reported would not be more likely than not to be sustained on the merits).  Sellers shall provide to the Acquirer copies of all such Pre-Closing Period Tax Returns (including all relevant work papers) at least 30 days prior to the due date thereto, and shall permit the Acquirer to review and comment on each such Tax Return prior to filing and shall incorporate any reasonable revisions to such Pre-Closing Period Tax Returns as Acquirer reasonably requests to Sellers in writing at least 10 days prior to the due date thereof.  In the case of Tax Returns of the Company and the Subsidiary with respect to a Taxable period beginning on or prior to the Closing Date and ending after the Closing Date (the “Straddle Period Tax Returns”), Acquirer shall prepare and file such Tax Returns, and such Tax returns shall be prepared in a manner consistent with prior practices (except to the extent Acquirer reasonably determines, acting in good faith, that such Tax Return cannot be so prepared and filed or an item so reported would not be more likely than not to be sustained on the merits). Acquirer shall provide to the Sellers copies of all such Straddle Period Tax Returns (including all relevant work papers) at least 20 days prior to the due date thereto, shall permit the Sellers to review and comment on each such Tax Return prior to filing and shall consider in good faith any revisions to such Tax Return as are reasonably requested by Sellers in writing at least 5 days prior to the due date thereof. Without the prior written consent of the Sellers (which consent will not be unreasonably withheld, delayed, or conditioned), Acquirer will not, and will not cause or permit the Company or the Subsidiary to, take any of the following actions, if such action could reasonably give rise to an indemnification claim against the Sellers under this Agreement or otherwise affect the Tax liability of the Sellers: (i) amend any Company Pass-Through Returns or Pre-Closing Period Tax Returns of or with respect to the Company or the Subsidiary (except as Acquirer determines in good faith to be required by Applicable Tax Law), (ii) make or change any Tax election of or with respect to the Company or the Subsidiary, or (iii) initiate contact, discussions or examinations with Governmental Entities regarding sales, use or similar Taxes of the Company with respect to periods up to and including the Closing Date, including without limitation making any voluntary disclosures with respect to such Taxes.  The parties hereto agree that any income Tax deduction arising from the bonuses, option cashouts, option payments, performance units, or other compensation payments made by the Company in connection with the Transactions and any Transaction Expenses shall, to the extent permitted by Applicable Tax Law, be allocable to the final federal and state partnership income Tax Return of the Company ending on the Closing Date.
(a)    Notwithstanding Section 9.7, and anything to the contrary in this Agreement, in the case of any Tax Contest concerning any Company Pass-Through Returns, the Sellers shall have the right, at the expense of the Sellers, using the counsel and representatives of the Sellers choice, to represent the interests of the Company in such Tax Contest and control the conduct and resolution of such Tax Contest; provided that Acquirer shall have the right to participate at its own expense in any such Tax Contest proceeding, or portion thereof, relating to the Company that Sellers control and Sellers shall not settle, compromise or resolve such Tax Contest without Acquirer’s prior written consent to the extent such settlement could increase the Taxes of Acquirer or the Company in a taxable period after the Closing Date. Acquirer and the Company shall execute appropriate powers of attorney so as to allow the Sellers to control any such Tax Contest as described above.
(b)    Each of Acquirer, the Sellers, the Company and the Subsidiary shall cooperate fully, as and to the extent reasonably requested by any of the others, in connection with the filing of Tax Returns and any Legal Proceeding with respect to Taxes. Such cooperation shall include the retention and (upon request therefor) the provision of records and information reasonably relevant to any such Legal Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Acquirer, the Company, the Subsidiary and the Sellers agree to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until expiration of the statute of limitations of the respective taxable periods, and to abide by all record retention agreements entered into with any Tax Authority.

(c)    Sellers shall be entitled to any refunds (or credits for overpayment) of Taxes of the Company or the Subsidiary, including any interest received thereon, attributable to any taxable period ending on or prior to the Closing Date or the portion of any taxable period beginning on or before and ending after the Closing Date that is attributable to the period up to the Closing Date to the extent such Taxes (i) were paid by the Sellers or, prior to the Closing Date, the Company or the Subsidiary and (ii) were not taken into account as an increase of the Purchase Consideration. Promptly upon the receipt of any such refund (or credit for overpayment), Acquirer shall pay to the Sellers as additional Purchase Consideration such amounts within 15 days of receipt thereof or entitlement thereto, net of any costs and expenses (including increase in Tax) attributable to the collection and receipt of the Tax refund. If requested by Sellers, Acquirer shall assist Sellers and take any action commercially reasonable for the Company or Sellers to file amended Tax Returns of the Company or the Subsidiary claiming any of the foregoing Tax refunds, provided that Acquirer determines in its good faith discretion that such refunds are allowable to the Company under applicable Tax law. If a refund of Taxes paid to the Sellers under this Section 6.12(d) is subsequently disallowed, Sellers shall promptly repay the amount of such refund (plus interest) to Acquirer.
(d)    The Parties hereto further agree, upon request, to use their reasonable best efforts to obtain any certificate or other document from any Governmental Entity or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed on the Company with respect to a period prior to and including the Closing Date (including with respect to the Transactions).
(e)    As soon as practicable after the Closing, and in any event, within 90 days of the Closing Date, Acquirer shall provide to the Sellers an allocation (the “PPA”) of the Purchase Consideration, for purposes of Sections 1060 and 751 of the Code, as applicable, among the assets of the Company. Within 15 days of the receipt of the PPA, Sellers shall provide any comments to the PPA to Acquirer. In the event that Acquirer and the Sellers are in agreement with the PPA, as modified by Acquirer to reflect Sellers’ comments (if applicable), such PPA shall be the “Final PPA”. Acquirer and the Seller and their respective Affiliates shall report, act and file all Tax Returns in all respects and for all purposes consistent with the Final PPA. The Parties agree to reasonably cooperate in the preparation of such forms and to timely file such forms, reports and information statements (including IRS Form 8594) consistently with the Final PPA and in the manner required by applicable Law. In the event of any adjustments to the Aggregate Consideration after the Closing Date, Acquirer and the Sellers shall amend the Final PPA to reflect such adjustments to the Aggregate Consideration in a manner consistent with the requirements of Sections 1060 and 751 of the Code and the methodology used in preparing the original PPA in connection with the Closing. Acquirer and the Sellers shall each timely file any additional Tax Returns (including IRS Form 8594) that are required by applicable Tax law as a result of such adjustments. All such Tax Returns shall be prepared in a manner consistent with the Final PPA, as so adjusted. However, if Acquirer and the Sellers are unable to agree on the Final PPA within one hundred twenty days (120) days following the Closing Date, each of Acquirer and the Sellers may file Form 8594 and any Tax Returns allocating the Purchase Consideration among the assets of the Company in a manner each believes appropriate, provided such allocation is reasonable and in accordance with Section 1060 of the Code.
6.13    Sellers’ Employment. If a Seller decides to terminate his employment with Acquirer or its Affiliates, such Seller shall give Acquirer six-month written notice informing of such decision in order to give Acquirer enough time to find his replacement (the “Termination Notice”).
6.14    Liens. Within three (3) Business Days following the Closing, the Sellers shall have caused to be filed (1) all UCC-3 termination statements to terminate all UCC financing statements creating any liens against the Company’s assets (including but not limited to the Warlick Lien); and (2) any other documents necessary to release or terminate any such liens.

6.15    Other Actions. The Company shall exercise commercially reasonable efforts prior to the Closing Date to take all actions set forth on Schedule 6.15.
6.16    2016 Plan Earnings Target. The parties agree to the covenants in Exhibit J with respect to the 2016 Plan Earnings Target.

ARTICLE VII
CONDITIONS TO THE PURCHASE
7.1    Conditions to Obligations of Each Party to Effect the Purchase. The respective obligations of each party hereto to consummate the Transactions shall be subject to the satisfaction or waiver in writing at or prior to the Closing of each of the following conditions:
(e)    Illegality. No Order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Purchase shall be in effect, and no action shall have been taken by any Governmental Entity seeking any of the foregoing, and no Applicable Law or Order shall have been enacted, entered, enforced or deemed applicable to the Purchase that makes the consummation of the Purchase illegal.
(f)    Governmental Approvals. Acquirer and the Company shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of, or in connection with, the Purchase.
7.2    Additional Conditions to Obligations of the Company and the Sellers. The obligations of the Company and the Sellers to consummate the Transactions shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions (it being understood and agreed that each such condition is solely for the benefit of the Company and the Sellers and may be waived by the Sellers, on behalf of the Company and the Sellers, in writing in its sole discretion without notice or Liability to any Person):
(d)    Representations, Warranties and Covenants. The representations and warranties made by Acquirer herein shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or Material Adverse Effect, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Agreement Date and on and as of the Closing Date as though such representations and warranties were made on and as of such dates (except for representations and warranties that address matters only as to a specified date or dates, which representations and warranties shall be true and correct with respect to such specified date or dates). Acquirer shall have performed and complied in all material respects with all covenants, agreements and obligations herein required to be performed and complied with by Acquirer at or prior to the Closing.
(e)    Receipt of Closing Deliveries. The Company shall have received each of the agreements, instruments, certificates and other documents set forth in Section 1.2(a).

7.3    Additional Conditions to the Obligations of Acquirer. The obligations of Acquirer to consummate the Transactions shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions (it being understood and agreed that each such condition is solely for the benefit of Acquirer and may be waived by Acquirer in writing in its sole discretion without notice or Liability to any Person):
(e)    Representations, Warranties and Covenants.
(i)    The representations and warranties made by the Company herein shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or Material Adverse Effect, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Agreement Date and on and as of the Closing Date as though such representations and warranties were made on and as of such dates (except for representations and warranties that address matters only as to a specified date or dates, which representations and warranties shall be true and correct with respect to such specified date or dates). The Company shall have performed and complied in all material respects with all covenants, agreements and obligations herein required to be performed and complied with by the Company at or prior to the Closing.
(ii)    The representations and warranties made by the Sellers herein shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or Material Adverse Effect, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Agreement Date and on and as of the Closing Date as though such representations and warranties were made on and as of such dates (except for representations and warranties that address matters only as to a specified date or dates, which representations and warranties shall be true and correct with respect to such specified date or dates). The Sellers shall have performed and complied in all material respects with all covenants, agreements and obligations herein required to be performed and complied with by the Sellers at or prior to the Closing.
(f)    Receipt of Closing Deliveries. Acquirer shall have received each of the agreements, instruments, certificates and other documents set forth in Section 1.2(b).
(g)    Injunctions or Restraints on Conduct of Business. No Order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition limiting or restricting Acquirer’s ownership, conduct or operation of the Business following the Closing shall be in effect, and no Legal Proceeding seeking any of the foregoing, or any other injunction, restraint or material damages in connection with the Purchase or the other Transactions or prohibiting or limiting the consummation of the Transactions, shall be pending or threatened.
(h)    No Legal Proceedings. No Governmental Entity or other Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Purchase or the other Transactions or seeking to prohibit or limit the exercise by Acquirer of any material right pertaining to ownership of Equity Interests of the Company.
(i)    No Material Adverse Effect. There shall not have occurred a Material Adverse Effect with respect to the Company.

(j)    No Outstanding Securities. Other than Interests, no Person has any Equity Interests of the Company, or is party to any Contract of any character to which the Company or the Sellers are a party or by which they or its assets is bound, obligating the Company or the Sellers to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any Equity Interests of the Company or other rights to purchase or otherwise acquire any Equity Interests of the Company, whether vested or unvested.
(k)    Non-Competition Agreements. Each Non-Competition Agreement executed by a Seller shall continue to be in full force and effect and no action shall have been taken by any such individual to rescind any of such agreements.
(l)    Employees. (A) Each Seller and each Key Employee shall have signed an Offer Letter, each of which shall continue to be in full force and effect and no action shall have been taken by any such individual to rescind any of such agreements, and (B) the employment of each of the Designated Employees shall have been terminated effective no later than immediately prior to the Closing.
(m)    Confirmatory Assignment(s). The executed confirmatory assignments of Intellectual Property delivered pursuant to Section 1.2(b)(vii) from the Sellers and any of the Company’s current and former employees, consultants, advisors and independent contractors shall be in full force and effect and no action shall have been taken by any such individual to rescind any of such agreements.
(n)        Privacy Remediation Plan. The Company shall have taken the remedial steps and corrective actions related to privacy as set forth in Schedule 7.3(j) required to be taken prior to the Closing Date (the “Remediation Plan”).

ARTICLE VIII
TERMINATION
8.1    Termination. At any time prior to the Closing, this Agreement may be terminated and the Purchase abandoned by authorized action taken by the terminating party:
(f)    by written consent duly authorized by each of the parties hereto;
(g)    by either Acquirer or the Company, by written notice to the other, if the Closing shall not have occurred within one hundred twenty (120) days following the Agreement Date or such other date that Acquirer and the Company may agree upon in writing (the “Termination Date”); provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose breach of any covenant, agreement or obligation hereunder will have been the principal cause of, or shall have directly resulted in, the failure of the Closing to occur on or before the Termination Date;
(h)    by either Acquirer or the Company, by written notice to the other, if any Order of a Governmental Entity of competent authority preventing the consummation of the Purchase shall have become final and non-appealable;
(i)    by Acquirer, by written notice to the Company, if (i) there shall have been an inaccuracy in any representation or warranty made by, or a breach of any covenant, agreement or obligation of, the Company or the Sellers herein and such inaccuracy or breach shall not have been cured within ten (10) Business Days after receipt by the Company of written notice of such inaccuracy or breach and, if not cured within such period and at or prior to the Closing, such inaccuracy or breach would result in the failure of any of the conditions set forth in Section 7.1 or Section 7.3 to be satisfied (provided that no Liabilities shall remain after such cure period and, provided, further, that no such cure period shall be available or applicable to any such breach that by its nature cannot be cured), or (ii) there shall have been a Material Adverse Effect with respect to the Company; or
(j)    by the Company, by written notice to Acquirer, if there shall have been an inaccuracy in any representation or warranty made by, or a breach of any covenant, agreement or obligation of, Acquirer herein and such inaccuracy or breach shall not have been cured within ten (10) Business Days after receipt by Acquirer of written notice of such inaccuracy or breach and, if not cured within such period and at or prior to the Closing, such breach would result in the failure of any of the conditions set forth in Section 7.1 or Section 7.2 to be satisfied (provided that no such cure period shall be available or applicable to any such inaccuracy or breach that by its nature cannot be cured).
8.2    Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no Liability on the part of Acquirer, the Company or their respective managers, members, officers, directors, stockholders or Affiliates, or the Sellers; provided that (i) Section 6.2 (Confidentiality; Public Disclosure), Section 6.8 (Expenses), this Section 8.2 (Effect of Termination), Article X (General Provisions) and any related definition provisions in or referenced in Exhibit A and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement and (ii) nothing herein shall relieve any party hereto from Liability in connection with any intentional misrepresentation made by, or a willful breach of any covenant, agreement or obligation of, such party herein.

ARTICLE IX
ESCROW AND INDEMNIFICATION
9.1    Escrow Fund.
(o)    As soon as reasonably practicable after the Closing Date, but in no event later than two Business Days following the Closing Date, Acquirer shall deposit with the Escrow Agent the Escrow Amount from the Initial Cash Consideration payable pursuant to Section 1.3(a)(i) (the aggregate amount of cash so held by Acquirer from time to time plus any interest or earnings thereon, the “Escrow Fund”), which Escrow Fund shall be governed by this Agreement and the Escrow Agreement. The Escrow Fund shall constitute partial security for the benefit of Acquirer (on behalf of itself or any other Indemnified Person) with respect to any Indemnifiable Damages pursuant to the indemnification obligations of the Sellers under this Article IX, as well as the obligations under the Non-Competition Agreements. The Escrow Agent shall hold the Escrow Fund until 11:59 p.m. Pacific time on the date (the “Escrow Release Date”) that is sixty (60) days after the date that is twelve (12) months after the Closing. Neither the Escrow Fund (including any portion thereof) nor any beneficial interest therein may be pledged, subjected to any Encumbrance, sold, assigned or transferred by the Sellers or be taken or reached by any legal or equitable process in satisfaction of any debt or other Liability of the Sellers, in each case prior to the distribution of the Escrow Fund to the Sellers in accordance with Section 9.1(b), except that each Seller shall be entitled to assign such Seller’s Pro Rata Share of the Escrow Fund by will, by the laws of intestacy or by other operation of law.
(p)    Within five (5) Business Days following the Escrow Release Date, the Escrow Agent will distribute to each Seller such Seller’s Pro Rata Share of the Escrow Fund less that portion of the Escrow Fund that is determined, in the reasonable and good faith judgment of Acquirer, to be necessary to satisfy all unsatisfied or disputed claims for indemnification specified in any Claim Certificate delivered to the Sellers on or prior to the Escrow Release Date in accordance with this Article IX. Any portion of the Escrow Fund held following the Escrow Release Date with respect to each pending but unresolved claim for indemnification that is not awarded to Acquirer upon the resolution of such claim shall be distributed to the Sellers within five (5) Business Days following resolution of such claim and in accordance with the Sellers’ portion of the Escrow Fund related to such claim.
9.2    Indemnification.
(t)    Subject to the limitations set forth in this Article IX, from and after the Closing, the Sellers shall severally (each in accordance with their respective Pro Rata Shares), but not jointly, indemnify and hold harmless Acquirer, the Company, its Subsidiary and their respective directors, officers, managers, agents and employees and each Person, if any, who controls or may control Acquirer within the meaning of the Securities Act (each, an “Indemnified Person”) from and against, and shall compensate and reimburse each Indemnified Person for, any and all losses, Liabilities, damages (excluding, other than to the extent any such damages are payable to a third party with respect to a third-party claim, punitive or special damages), claims, fees, Taxes, interest, costs and expenses, including costs of investigation and defense and reasonable fees and expenses of counsel, experts and other professionals, directly or indirectly, whether or not due to a Third-Party Claim (collectively, “Indemnifiable Damages”), arising out of, resulting from or in connection with:
(i)    any failure of any representation or warranty made (A) by the Company herein or in the Company Disclosure Letter (including any exhibit to or schedule of the Company Disclosure Letter) or (B) by any Sellers herein, to be true and correct (I) as of the Agreement Date (except in the case of representations and warranties that by their terms speak only as of a specified date or dates, which representations and warranties shall be true and correct as of such date or dates), or (II) as of the Closing Date as though such representation or warranty were made as of the Closing Date (except in the case of representations and warranties that by their terms speak only as of a specific date or dates, which representations and warranties shall be true and correct as of such date or dates);
(ii)    any failure of any certification, representation or warranty made by the Company in the certificate (other than the Company Closing Financial Certificate) delivered to Acquirer pursuant to this Agreement to be true and correct as of the date such certificate is delivered to Acquirer;
(iii)    any breach of, or default in connection with, any of the covenants, agreements or obligations made by the Company or the Sellers herein or in any other agreements contemplated by the Transaction Documents or the Purchase;
(iv)    any inaccuracies in the Spreadsheet (including any omission of any information that should have been included in the Spreadsheet) or the Company Closing Financial Certificate (including any Taxes described in Section 1.7) that are not included in the calculation of Company Net Working Capital;
(v)    any claims by (A) any then-current or former holder or alleged then-current or former holder of any Equity Interests of the Company (including any predecessors) or any then-current or former employee, consultant, advisor, independent contractor or service provider, arising out of, resulting from or in connection with (I) the Transactions or this Agreement, including the allocation of the Aggregate Consideration or the rights to any severance, change of control or other payments, or (II) such Person’s status or alleged status as a holder of Equity Interests of the Company (including any predecessors) at any time at or prior to the Closing, whether for breach of fiduciary duty or otherwise, (B) any Person to the effect that such Person is entitled to any Equity Interest of Acquirer or the Company or any payment in connection with the Transactions other than as specifically set forth on the Spreadsheet or (C) any Person with respect to any plan, policy or Contract providing for compensation to any Person in the form of Equity Interests;
(vi)    other than with respect to the matters set forth in Schedule 9.2(a)(vi), any misclassification of the Company’s or any of its Subsidiaries’ or Affiliates’ independent contractors or consultants, including without limitation, liabilities for overtime wages, meal and rest period premiums, benefits, equity, and penalties for failure to provide overtime, meal breaks, rest periods, unemployment, workers compensation insurance, state and federal income tax withholdings and payroll taxes, and state disability insurance;
(vii)    any Liability for any arrears of wages, compensation, Taxes, social welfare contributions (or similar items), penalties or other sums arising from the matters set forth in the foregoing clause (vi);
(viii)    any Liability resulting from any breach of Section 2.10, including, without limitation, any “make-whole” or other supplemental payments made to any service provider in connection therewith in order to compensate any such employees for any related Tax Liability;
(ix)    any Pre-Closing Taxes, the Sellers’ portion of any Taxes described in Section 1.7, and any withholding or employment Taxes imposed on the Acquirer or the Company or their Subsidiaries or Affiliates in connection with any payments made under this Agreement;
(x)    any Liability, fees or expenses resulting from any matters set forth on Schedule 9.2(a)(x) (the “Special Indemnity”);
(xi)    any Transaction Expenses of the Sellers or the Company or its Subsidiaries for which the Company or its Subsidiaries may have Liability to the extent not taken into account in calculating the Initial Cash Consideration or the Deferred Cash Consideration;
(xii)    any fraud, intentional misrepresentation or willful misconduct by or on behalf of the Company, its Subsidiaries or the Sellers; and
(xiii)    any existing Third-Party Claim and claims related to third party consent rights.
(u)    Materiality standards or qualifications, qualifications or requirements that a matter be or not be “reasonably expected” or “reasonably likely” to occur and qualifications by reference to the defined term “Material Adverse Effect” in any representation, warranty, covenant, agreement or obligation shall only be taken into account in determining whether an inaccuracy in such representation or warranty, or a breach of such covenant, agreement or obligation, exists, and shall not be taken into account in determining the amount of any Indemnifiable Damages with respect to such inaccuracy or breach.
(v)    As used in this Article IX, fraud shall exclude negligent misrepresentation, provided that the Sellers and the Company shall have exercised reasonable inquiry with respect to the underlying matter.

9.3    Indemnifiable Damage Threshold; Other Limitations.
(w)    Notwithstanding anything to the contrary contained herein, no Indemnified Person may recover from the Escrow Fund in respect of Indemnifiable Damages (and not specific performance or other equitable remedies) arising out of, resulting from or in connection with the matters listed in clauses (i) and (ii) of Section 9.2(a) (other than relating to Special Representations, the Special Indemnity or fraud, intentional misrepresentation or intentional or willful breach) unless and until a Claim Certificate (together with any other delivered Claim Certificates) describing Indemnifiable Damages in an aggregate amount greater than $300,000 (the “Threshold Amount”) has been delivered, in which case the Indemnified Person may recover for indemnification, compensation and reimbursement, and may receive cash from the Escrow Fund for all Indemnifiable Damages (including the Threshold Amount), subject to the other limitations in this Article IX.
(x)    The aggregate amount of all claims for recovery of Indemnifiable Damages (and not specific performance or other equitable remedies) arising out of, resulting from or in connection with the matters listed in clauses (i) and (ii) of Section 9.2(a), except (i) in the case of fraud, intentional misrepresentation or intentional or willful breach by or on behalf of the Company or the Sellers, (ii) any failure of any of the representations and warranties made by (A) the Company in Section 2.2 (Capital Structure), Section 2.3(a) (Authority), Section 2.8(a) (Title to Assets) (other than the second sentence thereof), or Section 2.10 (Taxes), (B) the Company in any certificate delivered to Acquirer pursuant to this Agreement that are within the scope of those covered by the foregoing Sections, (C) the Sellers in Section 3.1 (Power and Capacity), Section 3.2(a) (Enforceability) and Section 3.3 (Title to Interest) (collectively, the “Special Representations”) or (D) Section 2.9 (Intellectual Property) and Section 3.9 (Intellectual Property) (“IP Representations”) to be true and correct as aforesaid, and (iii) in the case of claims arising out of or related to the Special Indemnity, shall be limited to the Escrow Amount.
(y)    In the case of any claims for Indemnifiable Damages arising out of, resulting from or in connection with the failure of any of the Special Representations to be true and correct as aforesaid or, the matters listed in clauses (iii) through (xiii) of Section 9.2(a) (collectively, “Fundamental Claims”) or the failure of any of the IP Representations to be true and correct as aforesaid (“IP Claims”), after Indemnified Persons have exhausted or made claims upon all cash held in the Escrow Fund (after taking into account all other claims for indemnification, compensation and reimbursement from the Escrow Fund, as applicable, made by Indemnified Persons), the Sellers shall have several (each in accordance with their respective Pro Rata Shares), but not joint, Liability for the amount of any Indemnifiable Damages resulting therefrom. Notwithstanding anything to the contrary contained herein, (i) the total Liability of Sellers for Fundamental Claims and Special Indemnities shall be limited to the Aggregate Consideration paid to Sellers, (ii) the total Liability of Sellers for breach of IP Representations shall be limited to $30,000,000; (iii) any limitation of Liability in this Section 9.3(c) shall not apply in the case of fraud, intentional misrepresentation or intentional or willful breach by or on behalf of the Company or the Sellers.
(z)    Notwithstanding anything to the contrary contained herein, the amounts that an Indemnified Person recovers from the Escrow Fund pursuant to Fundamental Claims and IP Claims shall not reduce the amount that an Indemnified Person may recover with respect to claims that are not Fundamental Claims or IP Claims. By way of illustration and not limitation, assuming there are no other claims for indemnification, compensation or reimbursement, in the event that Indemnifiable Damages resulting from a Fundamental Claim or IP Claims are first satisfied from the Escrow Fund and such recovery fully depletes the Escrow Fund, the maximum amount recoverable by an Indemnified Person pursuant to a subsequent claim that is not a Fundamental Claim or IP Claim shall continue to be up to the aggregate limit of the Escrow Amount as specified in Section 9.3(b) irrespective of the fact that the Escrow Fund was used to satisfy such

Fundamental Claim or IP Claim, such that the amount recoverable for such two claims would be the same regardless of the chronological order in which they were made.
(aa)    Notwithstanding anything to the contrary set forth in this Agreement, all claims for indemnification by an Indemnified Person for Indemnifiable Damages pursuant to this Agreement shall be satisfied (i) first from the Escrow Fund, (ii) after the depletion of the Escrow Fund, the Indemnified Persons shall withhold and offset against the any remaining Deferred Cash Consideration and the Additional Consideration payments in respect thereof subject to the limitations contained herein and (iii) then directly claim against Sellers subject to the limitations set forth in this Agreement.
(bb)    Notwithstanding anything to the contrary contained herein, (i) Sellers shall have no rights of indemnification, compensation, reimbursement, contribution or right of advancement from Acquirer, the Company or any other Indemnified Person with respect to any Indemnifiable Damages claimed by any Indemnified Person or any right of subrogation against the Company with respect to any indemnification, compensation or reimbursement of an Indemnified Person by reason of any of the matters set forth in Section 9.2(a), (ii) the rights and remedies of the Indemnified Persons after the Closing shall not be limited by (x) any investigation by or on behalf of, or disclosure to (other than in the Company Disclosure Letter with respect to clauses (i), (ii) and (viii) of Section 9.2(a), subject to any limitations expressly set forth therein), any Indemnified Person at or prior to the Closing regarding any failure, breach or other event or circumstance or (y) any waiver of any condition to the Closing related thereto, (iii) if an Indemnified Person’s claim under this Article IX may be properly characterized in multiple ways in accordance with this Article IX such that such claim may or may not be subject to different limitations depending on such characterization, then such Indemnified Person shall have the right to characterize such claim in a manner that maximizes the recovery and time to assert such claim permitted in accordance with this Article IX and (iv) the Sellers shall not be liable for any fraud, intentional misrepresentation or willful misconduct by or on behalf of any Person other than the Company or the Sellers; provided that nothing herein shall limit the liability of the Sellers for any fraud, intentional misrepresentation or willful misconduct by or on behalf of the Company or the Sellers.
(cc)    The amount of Indemnifiable Damages for which indemnification is provided under this Article IX shall be calculated net of the actual recovery, including collection of accounts receivables after the 60-day period referenced in Section 2.4(e), actually received by an Indemnified Person prior to the end of the applicable Claims Period (or refund the amount of such recovery from Indemnifiable Damages paid prior to the end of the applicable Claim Period) under existing insurance policies of the Company or from third party recoveries (in each case, calculated net of any actual collection costs and reserves, expenses, deductibles or premium adjustments or retrospectively rated premiums (as determined in good faith by an Indemnified Person) incurred or paid to procure such recoveries) in respect of any indemnifiable Damages incurred, paid, reserved or accrued; provided that no Indemnified Person shall have any obligation to seek or obtain or continue to pursue any such recoveries under insurance policies or from such third parties.
(dd)    Notwithstanding anything to the contrary contained in this Article IX, there shall be no recovery for any Indemnifiable Damage or alleged Indemnifiable Damage under this Article IX, and the Indemnifiable Damage shall not be included in meeting the stated thresholds hereunder, to the extent such item has been included and reflected in the calculation of the Company Net Working Capital or Transaction Expenses, including any accruals or reserves included in the calculation of Company Net Working Capital.
9.4    Period for Claims. Except as otherwise set forth in this Section 9.4, the period (the “Claims Period”) during which claims may be made for Indemnifiable Damages arising out of, resulting from or in connection with (a) the matters listed in clauses (i) and (ii) of Section 9.2(a) (other than with respect to any of the Special Representations, IP Representations and any claims arising out of or related to the Special Indemnity) shall commence at the Closing and terminate at 11:59 p.m. Pacific time on the Escrow Release Date, (b) IP Representations shall commence at the Closing and terminate at 11:59 p.m. Pacific time on date that is sixty (60) days following second (2nd) anniversary the Closing Date and (c) all other matters, including Fundamental Claims and claims for Special Indemnities, shall commence at the Closing and terminate at 11:59 p.m. Pacific time on the date that is sixty (60) days following the expiration of the applicable statute of limitations or in case of Taxes payable by the Subsidiary six months after the date of the final, non-appealable assessment concerning the respective Tax of Subsidiary. Notwithstanding anything to the contrary contained herein, such portion of the Escrow Fund at the Escrow Release Date as in the reasonable and good faith judgment of Acquirer may be necessary to satisfy any unresolved or unsatisfied claims for Indemnifiable Damages specified in any Claim Certificate delivered to the Sellers on or prior to the Escrow Release Date shall remain in the Escrow Fund (and to the extent the Escrow Fund may be insufficient to satisfy such claims and subject to the limitations set forth in this Article IX, such portion of any pending Additional Consideration payment shall be deferred) until such claims for Indemnifiable Damages have been resolved or satisfied. The availability of the Escrow Fund to indemnify, compensate or reimburse the Indemnified Persons will be determined without regard to any right to indemnification, compensation, reimbursement, contribution or right of advancement that the Sellers may have in his capacity as a manager, employee or agent of the Company and the Sellers will not be entitled to any indemnification, compensation, reimbursement contribution or right of advancement from the Company for amounts paid for indemnification, compensation or reimbursement under this Article IX.
9.5    Claims.
(a)    From time to time during the Claims Period, Acquirer may deliver to the Sellers one or more certificates signed by any officer of Acquirer (each, a “Claim Certificate”):
(iii)    stating that an Indemnified Person has incurred, paid, reserved or accrued, or in good faith believes that it may incur, pay, reserve or accrue, Indemnifiable Damages (or that with respect to any Tax matters, that any Tax Authority may reasonably raise such matter in audit of Acquirer or its subsidiaries, that reasonably could be expected to give rise to Indemnifiable Damages);
(iv)    stating the amount of such Indemnifiable Damages (which, in the case of Indemnifiable Damages not yet incurred, paid, reserved or accrued, may be the maximum amount believed by Acquirer in good faith to be incurred, paid, reserved, accrued or demanded by a third party); and
(v)    specifying in reasonable detail (based upon the information then possessed by Acquirer) the individual items of such Indemnifiable Damages included in the amount so stated and the nature of the claim to which such Indemnifiable Damages are related.
(b)    Such Claim Certificate (i) need only specify such information to the knowledge of such officer of Acquirer as of the date thereof, (ii) shall not limit any of the rights or remedies of any Indemnified Person with respect to the underlying facts and circumstances specifically set forth in such Claim Certificate and (iii) may be updated and amended from time to time by Acquirer by delivering any updated or amended Claim Certificate, so long as the delivery of the original Claim Certificate is made within the applicable Claims Period and such update or amendment relates to the underlying facts and circumstances specifically set forth in such original Claims Certificate; provided that all claims for Indemnifiable Damages properly set forth in a Claim Certificate or any update or amendment thereto shall remain outstanding until such claims have been resolved or satisfied, notwithstanding the expiration of such Claims Period. No delay in providing such Claim Certificate within the applicable Claims Period shall affect an Indemnified Person’s rights hereunder, unless (and then only to the extent that) the Sellers are materially prejudiced thereby.
9.6    Resolution of Objections to Claims.
(d)    If the Sellers do not contest, by written notice to Acquirer, any claim or claims by Acquirer made in any Claim Certificate within the thirty (30) day period following receipt of the Claim Certificate, then Acquirer shall reclaim, and the Sellers shall forfeit, an amount of cash from the Escrow Fund, and/or, to the extent permitted under this Article IX, the Additional Consideration payment(s), as applicable, having a total value equal to the amount of any Indemnifiable Damages corresponding to such claim or claims as set forth in such Claim Certificate; provided, however, that in the case of Indemnifiable Damages not yet incurred or paid included in such Claim Certificate, Acquirer shall only have the right to reclaim or forfeit such amounts once they are actually incurred or are required to be recorder in accordance with GAAP.
(e)    If the Sellers object in writing to any claim or claims by Acquirer made in any Claim Certificate within the thirty (30) day period set forth in Section 9.6(a), Acquirer and the Sellers shall attempt in good faith for sixty (60) days after Acquirer’s receipt of such written objection to resolve such objection. If Acquirer and the Sellers shall so agree, a joint written instruction setting forth such agreement shall be prepared, signed by both parties. Acquirer shall be entitled to conclusively rely on any such joint written instruction and Acquirer shall reclaim, and the Sellers shall forfeit, an amount of cash from the Escrow Fund and/or, subject to the limitations set forth in this Article IX, the Additional Consideration payment(s), as applicable, in accordance with the terms of such joint written instruction.
(f)    If no such agreement can be reached during the sixty (60) day period for good faith negotiation set forth in Section 9.6(b), but in any event upon the expiration of such sixty (60) day period, either Acquirer or the Sellers may bring an arbitration in accordance with the terms of Section 10.11 to resolve the matter. The decision of the arbitrator as to the validity and amount of any claim in such Claim Certificate shall be non-appealable, binding and conclusive upon the parties hereto, and Acquirer shall be entitled to act in accordance with such decision and Acquirer shall reclaim, and the Sellers shall forfeit, an amount of cash from the Escrow Fund, and/or, subject to the limitations set forth in this Article IX, the Additional Consideration payment(s), as applicable, in accordance therewith.
(g)    Judgment upon any determination of an arbitrator may be entered in any court having jurisdiction. For purposes of this Section 9.6(d), in any suit hereunder in which any claim or the amount thereof stated in the Claim Certificate is at issue, Acquirer shall be deemed to be the prevailing party unless the arbitrator determines in favor of the Sellers) with respect to more than one-half of the amount in dispute, in which case the Sellers shall be deemed to be the prevailing party. The non-prevailing party to an arbitration shall pay its own fees and expenses and the fees and expenses of the prevailing party, including attorneys’ fees and costs, reasonably incurred in connection with such suit.
(h)    Notwithstanding anything to the contrary herein, but subject to the limitations set forth in this Article IX, to the extent Indemnifiable Damages fully deplete the Escrow Fund, Acquirer shall offset any Resolved Indemnity Claims against the Deferred Cash Consideration and the Additional Consideration payments(s) then payable in accordance with the terms of Section 1.3(a) prior to asserting a claim against the Sellers. As used herein, “Resolved Indemnity Claims” means any claim for Indemnifiable Damages that have been agreed upon in writing by Acquirer and Sellers or determined by the arbitrator in accordance with this Section 9.6; provided that the Company shall have no obligation to pay any Additional

Consideration to the extent necessary to cover the amount then reasonably and in good faith claimed by Acquirer in respect of any pending claim (i.e., that is not yet a Resolved Indemnity Claim).
(i)    Notwithstanding anything to the contrary herein, Acquirer shall only have the right to reclaim, offset, set off or forfeit any of the Additional Consideration for Resolved indemnity Claims and, in each case, subject to the applicable limitations set forth in Section 9.3.
9.7    Third-Party Claims. In the event Acquirer becomes aware of a claim by a third party (a “Third-Party Claim”) that Acquirer in good faith believes may result in a claim for Indemnifiable Damages by or on behalf of an Indemnified Person, Acquirer shall have the right in its sole discretion to conduct the defense of and to settle or resolve such Third-Party Claim (and the costs and expenses incurred by Acquirer in connection with such defense, settlement or resolution (including reasonable attorneys’ fees, other professionals’ and experts’ fees and court or arbitration costs) shall be included in the Indemnifiable Damages for which Acquirer shall be entitled to receive indemnification pursuant to a claim made hereunder, and such costs and expenses shall constitute Indemnifiable Damages subject to indemnification under Section 9.2 regardless of whether it is ultimately determined that such Third-Party Claim arose out of, resulted from or was in connection with a matter subject to indemnity in accordance with Section 9.2). The Sellers shall have the right to have their own counsel, at their sole expense, to consult with Acquirer’s counsel regarding the defense of a Third Party Claim or settlement with respect to such Third Part Claim, and to receive copies of all pleadings, notices and communications with respect to such Third-Party Claim to the extent that receipt of such documents does not affect any privilege relating to any Indemnified Person, subject to execution by the Sellers of Acquirer’s (and, if required, such third party’s) standard non-disclosure agreement to the extent that such materials contain confidential or propriety information. However, Acquirer shall have the right in its sole discretion to determine and conduct the defense of any Third-Party Claim and the settlement, adjustment or compromise of such Third-Party Claim. Unless otherwise consented to in writing in advance by Acquirer in its sole discretion, the Sellers and its Affiliates may not participate in any Third-Party Claim or any action related to such Third-Party Claim (including any discussions or negotiations in connection with the settlement, adjustment or compromise thereof). In the event that the Sellers have consented to the amount of any settlement or resolution by Acquirer of any such claim (which consent shall not be unreasonably withheld, conditioned or delayed and which consent shall be deemed to have been given unless the Sellers shall have objected within twenty (20) days after a written request therefor by Acquirer), or if the Sellers shall have been determined to have unreasonably withheld, conditioned or delayed its consent to the amount of any such settlement or resolution, the Sellers shall not have any power or authority to object under this Article IX to the amount of any claim by or on behalf of any Indemnified Person against the Escrow Fund for indemnity with respect to such settlement or resolution.
9.8    Remedies Exclusive . The indemnification rights of the Indemnified Persons under this Article IX are the exclusive remedies after the Closing available to the Indemnified Persons with respect to any claims or disputes arising between the parties hereto with respect to the Transactions or the business of the Company, other than claims involving fraud by the Company or Sellers, with respect to which the Indemnified Persons’ rights and remedies shall not be affected or diminished hereby.

9.9 Non-Recourse. Except as expressly set forth in this Article IX, no Indemnified Person shall have recourse whatsoever under this Agreement against any of the directors, officers or managers of the Company in his or her individual capacity (including for such purposes, the directors, officers or managers of any Affiliate of the Company), other than claims involving fraud by the Company or such individuals. Without limiting the generality of the foregoing, except as expressly set forth in this Article IX, Acquirer, on behalf of itself and the other Indemnified Persons, fully and irrevocably waives any right, claim or entitlement whatsoever against such directors, officers or managers in his or her individual capacity relating to any and all Indemnifiable Damages suffered or incurred by any of them arising from, based upon, related to, or associated with this Agreement or the Transactions (including any breach, termination or failure to consummate such Transactions) in each case whether based on contract, tort, strict liability or other laws or otherwise and whether by piercing of the corporate veil, by claim on behalf of or by a Party hereto or any Person or otherwise, other than claims involving fraud. Notwithstanding the foregoing, nothing in this Section 9.9 shall limit the right of the Company or to bring a claim against any employee of the Company for a breach of the Organizational Documents or a breach of his or her employment agreement with the Company.

9.10 Treatment of Indemnification Payments. Acquirer and the Sellers agree to treat (and cause their respective Affiliates to treat) any payment received by the Indemnified Persons or any offset against the Additional Consideration payment(s) by Acquirer pursuant to this Article IX as adjustments to the Aggregate Consideration for all Tax purposes to the maximum extent permitted by Applicable Law.
ARTICLE X
GENERAL PROVISIONS
10.1    Survival of Representations, Warranties and Covenants. If the Purchase is consummated, the representations and warranties made by the Company herein, in the Company Disclosure Letter (including any exhibit to or schedule of the Company Disclosure Letter), and in the other certificates contemplated by this Agreement shall survive the Closing and remain in full force and effect, regardless of any investigation or disclosure made by or on behalf of any of the parties hereto, until the date that is twelve (12) months following the Closing Date; provided that, regardless of any investigation or disclosure made by or on behalf of any of the parties hereto, (i) the Special Representations will remain operative and in full force and effect until the expiration of the applicable statute of limitations, and (ii) the IP Representations will remain operative and in full force and effect until the second (2nd) anniversary of the Closing Date, in each case of clauses (i) and (ii) for claims against the Sellers that seek recovery of Indemnifiable Damages arising out of, resulting from or in connection with an inaccuracy in such representations or warranties; provided, further, that no right to indemnification pursuant to Article IX in respect of any claim that is set forth in a Claim Certificate delivered to the Sellers on or prior to the Escrow Release Date with respect to a breach that occurred prior to such expiration date shall be affected by the expiration of such representations and warranties; provided, further, that such expiration shall not affect the rights of any Indemnified Person under Article IX or otherwise to seek recovery of Indemnifiable Damages arising out, resulting from or in connection with any fraud, intentional misrepresentation or willful misconduct by or on behalf of the Company until the expiration of the applicable statute of limitations. For the avoidance of doubt, the parties hereto agree and acknowledge that each of the foregoing survival periods is a contractual statute of limitations and any claim brought by any Indemnified Person pursuant to Article IX must be brought or filed prior to the expiration of such survival period. If the Purchase is consummated, the representations and warranties made by Acquirer herein and in the other certificates contemplated by this Agreement shall expire and be of no further force or effect as of the Closing; except for (A) the representations and warranties made by the Acquirer in Section 4.4 (Financial Resources) and Section 4.5 (Securities Law Matters). If the Purchase is consummated, all covenants, agreements and obligations of the parties hereto requiring performance prior to the Closing Date shall survive the Closing and remain in full force and effect until he date that is twenty-four (24) months following the Closing Date and covenants, agreements and obligations requiring performance after the Closing shall survive until fully performed.
10.2    Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with automated confirmation of receipt) to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice):
(i)    if to Acquirer, or, following the Closing, the Company, to:
Chegg, Inc.
3990 Freedom Circle
Santa Clara, CA 95054
Attention: General Counsel
Facsimile:  408-516-0100
Telephone No.:  (408) 855-5700
with a copy (which shall not constitute notice) to:
Fenwick & West LLP
Silicon Valley Center
801 California Street
Mountain View, CA 94041
Attention: David A. Bell
Facsimile: (650) 938-5200
Telephone No.: (650) 335-7832
(ii)    if to the Company prior the Closing, to:
Imagine Easy Solutions, LLC
10 East 39th St. Floor 3
New York, NY 10016
Attention: Darshan Somashekar
Facsimile:  (401) 633-6187
Telephone No.:  (401) 225-8575
with a copy (which shall not constitute notice) to:
Orrick, Herrington & Sutcliffe LLP
405 Howard Street
San Francisco, CA 94105
Attention: John Cook
Facsimile:  (415) 773-5759
Telephone No.: (415) 773-5512
(iii)    If to the Sellers, to:
Neal Taparia
175 Huguenot Street, Apt 701
New Rochelle NY 10801
Attention: Neal Taparia
Facsimile:  (401) 633-6187
Telephone No.: (847) 323-1419

Darshan Somashekar
136 East Broadway, #12A
New York, NY 10002
Attention: Darshan Somashekar
Facsimile:  (401) 633-6187
Telephone No.:  (401) 225-8575
with a copy (which shall not constitute notice) to:
Orrick, Herrington & Sutcliffe LLP
405 Howard Street
San Francisco, CA 94105
Attention: John Cook
Facsimile:  (415) 773-5759
Telephone No.: (415) 773-5512

Any notice given as specified in this Section 10.2 (i) if delivered personally or sent by facsimile transmission shall conclusively deemed to have been given or served at the time of dispatch if sent or delivered on a Business Day or, if not sent or delivered on a Business Day, on the next following Business Day and (ii) if sent by commercial delivery service or mailed by registered or certified mail (return receipt requested) shall conclusively be deemed to have been received on the third Business Day after the post of the same.
10.3    Interpretation. When a reference is made herein to Articles, Sections, subsections, Exhibits or the Company Disclosure Letter, such reference shall be to an Article, Section or subsection of, an Exhibit or the Company Disclosure Letter to this Agreement unless otherwise indicated. When a reference is made herein to a Schedule, such reference shall be to the similarly numbered Schedule to the Company Disclosure Letter unless otherwise indicated. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” Where a reference is made to a Contract, instrument or Applicable Law, such reference is to such Contract, instrument or Applicable Law as amended, modified or supplemented, including (in the case of Contracts or instruments) by waiver or consent and (in the case of Applicable Law) by succession of comparable successor Applicable Law and references to all attachments thereto and instruments incorporated therein. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender and neutral forms of such words, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereto,” “hereunder” and derivative or similar words refer to this entire Agreement, (iv) references to clauses without a cross-reference to a Section or subsection are references to clauses within the same Section or, if more specific, subsection, (v) references to any Person include the successors and permitted assigns of that Person, (vi) references from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively, (vii) the phrases “provide to” and “deliver to” and phrases of similar import mean that a true, correct and complete paper or electronic copy of the information or material referred to has been delivered to the party to whom such information or material is to be provided and (viii) the phrase “made available to” and phrases of similar import means, with respect to any information, document or other material of Acquirer or the Company, that such information, document or material was made available for review and properly indexed by the Company or Acquirer, respectively, and its Representatives in the virtual data room established by Acquirer or the Company, respectively, in connection with this Agreement at least forty-eight (48) hours prior to the execution of this Agreement or actually delivered (whether by physical or electronic delivery)

to the Company or Acquirer, respectively, or its Representatives at least forty-eight (48) hours prior to the execution of this Agreement. The symbol “$” refers to United States Dollars. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” All references to “days” shall be to calendar days unless otherwise indicated as a “Business Day.” Any action otherwise required to be taken on a day that is not a Business Day shall instead be taken on the next succeeding Business Day, and if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Unless indicated otherwise, all mathematical calculations contemplated by this Agreement shall be rounded to the tenth decimal place, except in respect of payments, which shall be rounded to the nearest whole United States cent.
10.4    Amendment. Subject to Applicable Law, prior to the Closing Date, the parties hereto may amend this Agreement by authorized action at any time pursuant to an instrument in writing signed on behalf of each of the parties hereto. To the extent permitted by Applicable Law, after the Closing Date, Acquirer and the Sellers may cause this Agreement to be amended by execution of an instrument in writing signed on behalf of Acquirer and the Sellers.
10.5    Extension; Waiver. At any time at or prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto owed to such party, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive any breaches of any of the covenants, agreements, obligations or conditions for the benefit of such party contained herein. At any time after the Closing, Acquirer and the Sellers may, to the extent legally allowed, (A) extend the time for the performance of any of the obligations of the other owed to such party, (B) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto or (C) waive any breaches of any of the covenants, agreements, obligations or conditions for the benefit of such party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing that is (I) prior to the Closing with respect to the Company and/or the Sellers, signed by the Company and/or the Sellers, as applicable, (II) after the Closing with respect to the Sellers, signed by the Sellers, and (III) with respect to Acquirer, or, after the Closing, the Company, signed by Acquirer. Without limiting the generality or effect of the preceding sentence, no failure to exercise or delay in exercising any right under this Agreement shall constitute a waiver of such right, and no waiver of any breach or default shall be deemed a waiver of any other breach or default of the same or any other provision herein.
10.6    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto; it being understood and agreed that all parties hereto need not sign the same counterpart. The delivery by facsimile or by electronic delivery in PDF format of this Agreement with all executed signature pages (in counterparts or otherwise) shall be sufficient to bind the parties hereto to the terms and conditions set forth herein. All of the counterparts will together constitute one and the same instrument and each counterpart will constitute an original of this Agreement.
10.7    Entire Agreement; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including all the exhibits attached hereto, the Schedules, including the Company Disclosure Letter, (a) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement, in accordance with its terms, (b) are not intended to confer, and shall not be construed as conferring, upon any Person other than the parties hereto any rights or remedies hereunder (except that Article IX is intended to benefit the Indemnified Persons) and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided herein.
10.8    Assignment. Neither this Agreement nor any of the rights and obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void, except that Acquirer may assign its rights and delegate its obligations under this Agreement to any direct or indirect wholly owned subsidiary of Acquirer without the prior consent of any other party hereto; provided that notwithstanding any such assignment, Acquirer shall remain liable for all of its obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.
10.9    Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably necessary to effect the intent of the parties hereto. The parties hereto shall use all reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.
10.10    Remedies Cumulative; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy shall not preclude the exercise of any other remedy and nothing herein shall be deemed a waiver by any party hereto of any right to specific performance or injunctive relief. It is accordingly agreed that, subject to Section 9.3(a), the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity, and the parties hereto hereby waive the requirement of any posting of a bond in connection with the remedies described herein.
10.11    Governing Law. This Agreement, all acts and transactions pursuant hereto and all obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California without reference to such state’s principles of conflicts of law that would refer a matter to a different jurisdiction.
10.12    Arbitration; Submission to Jurisdiction; Consent to Service of Process.
(a)    EXCEPT FOR CLAIMS REGARDING EITHER ACQUIRER’S OR THE COMPANY’S INTELLECTUAL PROPERTY RIGHTS AND CONFIDENTIAL INFORMATION, TO WHICH THIS SECTION WILL NOT APPLY, IN THE EVENT THAT A RESOLUTION IS NOT REACHED AMONG THE PARTIES HERETO WITHIN SIXTY (60) DAYS AFTER WRITTEN NOTICE OF A DISPUTE, THE DISPUTE SHALL BE FINALLY SETTLED BY BINDING ARBITRATION IN SANTA CLARA COUNTY, CALIFORNIA UNDER THE ARBITRATION RULES, AS SUCH RULES WILL BE IN EFFECT ON THE CLOSING DATE, EXCEPT TO THE EXTENT THAT SUCH RULES ARE INCONSISTENT WITH THIS SECTION 10.12(a), IN WHICH CASE THIS SECTION 10.12(a)

WILL GOVERN. SUCH ARBITRATION SHALL BE CONDUCTED IN ENGLISH IN ACCORDANCE WITH THE COMPREHENSIVE ARBITRATION RULES & PROCEDURES (THE “ARBITRATION RULES”) OF THE JUDICIAL ARBITRATION & MEDIATION SERVICES/ENDISPUTE (OR ITS SUCCESSOR) (“JAMS”) BY ONE ARBITRATOR REASONABLY MUTUALLY ACCEPTABLE TO THE PARITES AND APPOINTED IN ACCORDANCE WITH SUCH RULES; PROVIDED THAT IN THE ABSENCE OF AGREEMENT BY THE PARTIES IN THIS REGARD, THE ARBITRATOR WILL BE APPOINTED BY JAMS IN ACCORDANCE WITH THE ARBITRATION RULES. THE ARBITRATOR SHALL ALLOW SUCH DISCOVERY AS IS APPROPRIATE TO THE PURPOSES OF ARBITRATION IN ACCOMPLISHING A FAIR, SPEEDY AND COST-EFFECTIVE RESOLUTION OF THE DISPUTE. THE ARBITRATOR SHALL REFERENCE THE FEDERAL RULES OF CIVIL PROCEDURE THEN IN EFFECT IN SETTING THE SCOPE AND TIMING OF DISCOVERY. THE PARTIES HEREBY AGREE THAT THE EXPEDITED PROCEDURES SET FORTH IN SECTIONS 16.1 AND 16.2 OF THE ARBITRATION RULES SHALL BE EMPLOYED; THAT DIRECT EXAMINATION AND CROSS EXAMINATIONS MAY BE CONDUCTED BY VIDEO CONFERENCE WHERE ISSUES OF SCHEDULING AND TRAVEL TIME AND COSTS PRECLUDE A WITNESS FROM APPEARING IN PERSON IN SANTA CLARA COUNTY, CALIFORNIA; THAT A STENOGRAPHIC RECORD OF THE EVIDENTIARY PHASE OF THE ARBITRATION WILL BE KEPT AND THAT THE PARTIES WILL SPLIT THE COSTS THEREOF SUBJECT TO THE ARBITRATOR’S ORDER FOR COSTS AT THE CONCLUSION OF THE ARBITRATION. EXCEPT AS MAY BE OTHERWISE EXPRESSLY PROVIDED HEREIN, THE BURDEN OF PROOF IN THE ARBITRATION WILL BE AS IT WOULD BE IF THE CLAIM WERE LITIGATED IN A JUDICIAL PROCEEDING GOVERNED EXCLUSIVELY BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS EXECUTED, ENTERED INTO AND PERFORMED WITHIN THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE PRINCIPLES OF CHOICE OF LAW OR CONFLICTS OF LAW OF ANY JURISDICTION. THE AWARD OF ARBITRATION SHALL BE NONAPPEALABLE, BINDING AND CONCLUSIVE UPON THE PARTIES HERETO AND SHALL SET FORTH FINDINGS OF FACT AND CONCLUSIONS OF LAW. THE ARBITRATOR WILL AWARD TO THE PREVAILING PARTY ALL COSTS, FEES AND EXPENSES RELATED TO THE ARBITRATION, INCLUDING THE FEES OF THE ARBITRATOR IN FULL, THE ADMINSTRATIVE FEE OF JAMS IN FULL AND OTHER REASONABLE ARBITRATION EXPENSES IN FULL TO THE EXTENT DETERMINED BY THE ARBITRATOR IN HIS/HER SOLE DISCRETION, AND REASONABLE FEES AND EXPENSES OF ATTORNEYS, ACCOUNTANTS AND OTHER PROFESSIONALS INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH THE ARBITRATION, INCLUDING TRAVEL AND LODGING COSTS INCURRED IN ORDER TO ATTEND ARBITRATION HEARINGS (FOR THE AVOIDANCE OF DOUBT, SUCH COSTS ORDER SHALL INCLUDE REIMBURSEMENT BY THE NON-PREVAILING PARTY OF ANY FEES OF THE ARBITRATION AND ADMINISTRATIVE FEES OF JAMS PAID DURING THE ARBITRATION BY THE PREVAILING PARTY), AND JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF. FOR PURPOSES OF THIS SECTION 10.12(A), ACQUIRER SHALL BE DEEMED TO BE THE PREVAILING PARTY IF THE ARBITRATOR AWARDS ACQUIRER ONE-HALF OR MORE OF THE AMOUNT IN DISPUTE, IN WHICH CASE THE SELLER SHALL BE DEEMED TO BE THE NON-PREVAILING PARTY. TO THE EXTENT ALLOWED UNDER APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(b)    Subject to the foregoing, the parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the Northern District of California and the Federal courts of the United States of America located in the State of California, in respect of any judicial proceedings that may be necessary to the enforcement of the provisions of this Agreement (including for interim relief or for the purpose of enforcing any arbitral award) and of the documents referred to herein, and in respect of the Transactions, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that is inconvenient (forum non conveniens) or that this Agreement or any such document may not be enforced in or by such courts, and without modifying any part of the foregoing, the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a California State or Federal court. The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.2 or in such other manner as may be permitted by Applicable Law, shall be valid and sufficient service thereof. With respect to any particular action, suit or proceeding, venue shall lie solely in California. A party hereto may apply either to a court of competent jurisdiction or to an arbitrator, if one has been appointed, for prejudgment remedies and emergency relief pending final determination of a claim pursuant to this Section 10.12. The appointment of an arbitrator does not preclude a party hereto from seeking prejudgment remedies and emergency relief from a court of competent jurisdiction.
10.13    No Joint Venture. Nothing contained in this Agreement or any Transaction Document will be deemed or construed as creating a joint venture or partnership between any of the parties hereto or thereto. No party is by virtue of this Agreement or any Transaction Document authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other and their status is, and at all times will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other party. No party will hold itself out as having any authority or relationship in contravention of this Section 10.13.
10.14    Rules of Construction. The parties hereto have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, hereby waive, with respect to this Agreement, each Schedule and each Exhibit attached hereto, the application of any Applicable Law or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.
10.15 Disclaimer of Projections. Neither the Company, either Seller or any of their respective Representatives makes any representation or warranty to Acquirer with respect to any financial projection or forecast relating to the Company. With respect to any such projection or forecast delivered by or on behalf of the Company or the Sellers to Acquirer, Acquirer acknowledges that (a) there are no uncertainties inherent in attempting to make such projections and forecasts, (b) it is familiar with such uncertainties, (c) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projects and forecasts so furnished to it and (d) it shall have no claim against the Company or the Sellers other than claims involving fraud.

10.16 Certain Waivers. Orrick, Herrington & Sutcliffe LLP (“Orrick”) has acted as counsel for the Company in connection with this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby and, in that connection, not as counsel for any other Person, including Acquirer or any of its Affiliates. If the Sellers so desire, Orrick shall be permitted, without the need for any future waiver or consent, to represent any of the Sellers after the Closing in connection with any matter related to the negotiation, execution, delivery or performance of this Agreement or any other Transaction Document or any disagreement or dispute relating thereto and may in connection therewith represent the agents or Affiliates of the Sellers, in any of the foregoing cases against Acquirer, the Company or any of their agents or Affiliates.

[SIGNATURE PAGE NEXT]

IN WITNESS WHEREOF, Acquirer, the Company and the Sellers have caused this Interest Purchase Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

CHEGG, INC.

By: /s/    Andrew Brown
Name:    Andrew Brown
Title:    Chief Financial Officer

[SIGNATURE PAGE TO INTEREST PURCHASE AGREEMENT]

IN WITNESS WHEREOF, Acquirer, the Company and the Sellers and have caused this Purchase Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

IMAGINE EASY SOLUTIONS, LLC

By: /s/    Darshan Somashekar
Name:    Darshan Somashekar
Title:    Managing Member

IN WITNESS WHEREOF, Acquirer, the Company and Sellers have caused this Purchase Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

NEAL TAPARIA

/s/ Neal Taparia

DARSHAN SOMASHEKAR

/s/ Darshan Somashekar

EXHIBIT A
Definitions
As used herein, the following terms shall have the meanings indicated below:
“1st Additional Consideration Amount” means the difference of (a) $3,000,000 multiplied by the Applicable Percentage less (b) any amount payable under the Transaction Bonus Agreements.
“2nd Additional Consideration Amount” means the difference of (a) $15,000,000 multiplied by the Applicable Percentage less (b) any amount payable under the Transaction Bonus Agreements.
“2016 Plan Earnings Target” means the plan attached hereto as Schedule 1.3(a)(iii).
“Acquirer Stock” means the publicly traded common stock of Acquirer, par value of $0.001 per share.
“Acquirer Stock Price” means the average closing price of Acquirer Stock on the NYSE for the 10 consecutive trading days ending two (2) trading day prior to the applicable payment date.
“Acquisition Proposal” means, with respect to the Company, any agreement, offer, proposal or bona fide indication of interest (other than this Agreement or any other offer, proposal or indication of interest by Acquirer), or any public announcement of intention to enter into any such agreement or of (or intention to make) any offer, proposal or bona fide indication of interest, relating to, or involving: (i) any acquisition or purchase from the Company, or from the Sellers, by any Person or Group of more than a ten percent (10%) interest in the total outstanding voting securities of the Company or any tender offer or exchange offer that if consummated would result in any Person or Group beneficially owning ten percent (10%) or more of the total outstanding voting securities of the Company or any merger, consolidation, business combination or similar transaction involving the Company, (ii) any sale, lease, mortgage, pledge, exchange, transfer, license (other than in the ordinary course of business consistent with past practice), acquisition, or disposition of more than ten percent (10%) of the assets of the Company in any single transaction or series of related transactions, (iii) any liquidation, dissolution, recapitalization or other significant corporate reorganization of the Company, or (iv) any other transaction outside of the ordinary course of business consistent with past practice the consummation of which would impede, interfere with, prevent or delay, or would reasonably be expected to impede, interfere with, prevent or delay, the consummation of the Purchase or the other Transactions.
“Additional Consideration” means (i) the 1st Additional Consideration Amount, plus (ii) the 2nd Additional Consideration Amount.
“Additional Consideration Payment Schedule” means six semiannually installments payable over a three-year period following the Closing Date payable in accordance with Schedule 1.1(a) commencing on the six (6) month anniversary of the Closing Date.
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person, including any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person, in each case as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by Contract or otherwise.
“Aggregate Consideration” means the aggregate of (i) the Initial Cash Consideration, plus (ii) the Deferred Cash Consideration, plus (iii) the Additional Consideration Amount.
“Anti-Corruption Law” means any Applicable Law relating to anti-bribery or anti-corruption (governmental or commercial), including the Foreign Corrupt Practices Act of 1977, as amended, and any other Applicable Law that prohibits the corrupt payment, offer, promise or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any Person, including any Government Official.
“Applicable Percentage” means, subject to the terms set forth in Section 1.3(a)(v), (i) one hundred percent (100%) in the event that both of Sellers continue to provide services as an employee to Acquirer or its Affiliates from the Closing through the respective payment date specified in the Additional Consideration Payment Schedule, (ii) fifty percent (50%) in the event that only one Seller continues to provide services as an employee to Acquirer or its Affiliates from the Closing through the respective payment date specified in the Additional Consideration Payment Schedule or a Seller fails to deliver a Termination Notice within the time period specified in Section 6.13, and (iii) zero percent (0%) in the event that (A) both of the Sellers fail to continue to provide services as an employee to Acquirer or its Affiliates from the Closing through the respective payment date specified in the Additional Consideration Payment Schedule, (B) both of the Sellers fail to deliver a Termination Notice within the time period specified in Section 6.13 or (C) one Seller fails to continue to provide services as an employee to Acquirer or its Affiliates from the Closing through the respective payment date specified in the Additional Consideration Payment Schedule and another Seller fail to deliver a Termination Notice within the time period specified in Section 6.13. For the avoidance of doubt, a reduction of the Applicable Percentage applicable to a subsequent payment shall not reduce or otherwise affect a prior payment of Additional Consideration.
“Applicable Accounting Principles” means US GAAP and, to the extent consistent with GAAP, the accounting principles, practices, assumptions, conventions and policies reflected in the Sample Calculation.
“Applicable Law” means, with respect to any Person, any federal, state, foreign, local, municipal or other law, statute, constitution, legislation, principle of common law, resolution, ordinance, code, edict, decree, rule, directive, license, permit, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and any Orders applicable to such Person or such Person’s Affiliates or to any of their respective assets, properties or businesses.
“Business” means the business of the Company as currently conducted and as proposed to be conducted by the Company as set forth in the Company Product Roadmap.
“Business Day” means a day (i) other than Saturday or Sunday and (ii) on which commercial banks are open for business in San Francisco, California.
“Cause” means, with respect to a Seller, such Sellers’ (i) unauthorized use or disclosure of Acquirer’s confidential information or trade secrets in breach of any confidentiality, invention assignment or similar agreement between the Sellers and Acquirer; (ii) violation or non-compliance of any applicable published material corporate policy of Acquirer that is not fully cured by the Sellers within fifteen (15) Business Days following receipt of written notice stating the nature of such violation or non-compliance and that is materially detrimental to the Acquirer, as determined by Acquirer at its sole reasonable discretion, provided that no such notice or cure period shall be required in the event of any act or omission that is incapable of cure; (iii) conviction of, or plea of “guilty” or “no contest” to, a felony under the laws the of the United States or any state or province thereof; (iv) commission of an act, of theft, embezzlement, fraud or material dishonesty and that is detrimental to Acquirer; (v) knowing and intentional violation of any material contract or agreement between Sellers and the Acquirer or the surviving entity or any statutory or fiduciary duty Sellers’ owe to the Acquirer or the surviving entity that is detrimental to Acquirer; (vi) intentional conduct that constitutes gross insubordination or habitual neglect of Sellers’ duties and that is materially detrimental to the Acquirer; (vii) gross negligence or willful misconduct; (viii) continuing or repeated failure to perform assigned duties that are both (x) lawful and (y) within the scope of, and customarily or reasonably associated with, the Sellers’ position and responsibilities, after receiving written notification of such failure from the Sellers’ manager or Acquirer’s Board of Directors, where such failure has an adverse effect that is material to the Company’s business, unless (A) within five (5) Business Days of such notification such Seller has taken steps to cure such failure that are reasonably likely to effect such a cure and (B) such failure is cured within sixty (60) calendar days of such notification; provided that such cure opportunity shall not apply to any subsequent occurrence of such failure (or any substantially similar failure); or (ix) failure to cooperate in good faith with a governmental or internal investigation of Acquirer or its directors, officers or employees, if Acquirer has requested the Sellers’ cooperation at least five (5) days in advance (or such reasonably lesser period of Acquirer itself is provided with less than five (5) days’ notice of a governmental investigation).
“Closing Net Working Capital Excess” means the amount, if any, by which the Company Net Working Capital, as set forth in the Company Closing Financial Certificate, exceeds the Closing Net Working Capital Target, such amount not to be more than $500,000.
“Closing Net Working Capital Shortfall” means the amount, if any, by which the Closing Net Working Capital Target exceeds the Company Net Working Capital, as set forth in the Company Closing Financial Certificate.
“Closing Net Working Capital Target” means $0.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company Closing Financial Certificate” means a certificate executed by the Managers of the Company dated as of the Closing Date, certifying, as of the Closing, the Company’s good faith estimate of the amount of (i) Company Net Working Capital and calculation of Closing Net Working Capital Shortfall or Closing Net Working Capital Excess, as applicable prepared on a consistent basis with the Sample Calculation, including (A) the Company Balance Sheet, (B) an itemized list of each element of the Company’s consolidated accounts receivables (excluding doubtful accounts), from the Company’s top 15 customers and a good faith estimate of all consolidated accounts receivables (excluding doubtful accounts) as of the Closing Date, (C) estimated prepaid expenses and other current assets and (D) an estimate of Company’s consolidated accounts payables and current liabilities, (ii) any Transaction Expenses that are incurred but unpaid and (iii) an itemized list of each Company Debt with a description of the nature of such Company Debt and the Person to whom such Company Debt is owed.
“Company Debt” means indebtedness of the Company for money borrowed, including any prepayment or other penalties payable in connection with the repayment of such Company Debt at the Closing including, without duplication: (i) all obligations (including the principal amount thereof or, if applicable, the accreted amount thereof and the amount of accrued and unpaid interest thereon) of the Company, whether or not represented by bonds, debentures, notes or other securities (whether or not convertible into any other security), for the repayment of money borrowed, whether owing to banks, governmental agencies, financial institutions, on equipment leases or otherwise, (ii) all deferred indebtedness of the Company for the payment of the purchase price of property or assets purchased (other than accounts payable incurred in the ordinary course of business), (iii) all obligations of the Company to pay rent or other payment amounts under a lease which is required to be classified as a capital lease or a liability on the face of a balance sheet prepared in accordance with GAAP, (iv) all outstanding reimbursement obligations of the Company with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of the Company, (v) all obligations of the Company under any interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement or other financial agreement or arrangement entered into for the purpose of limiting or managing interest rate risks, (vi) all obligations secured by any Encumbrance existing on property owned by the Company, whether or not indebtedness secured thereby will have been assumed, (vii) all guaranties, endorsements, assumptions and other contingent obligations of the Company in respect of, or to purchase or to otherwise acquire, any of the obligations and other matters of the kind described in any of clauses “(i)” through “(vi)” or “(viii)” appertaining to third parties and (viii) all premiums, penalties, fees, expenses, breakage costs and change of control payments required to be paid or offered in respect of any of the foregoing on prepayment (regardless if any of such are actually paid), as a result of the consummation of the Transactions or in connection with any lender consent. For the avoidance of doubt, the Company Debt shall include the Warlick Payment.
“Company Net Working Capital” means (i) the Company’s consolidated total current assets as of the Closing (each as defined by and determined in accordance with US GAAP and, to the extent consistent with GAAP, the Company’s historical financial statements) less (ii) without duplication (A) the Company’s consolidated total current liabilities (including Company Debt) as of the Closing (each as defined by and determined in accordance with US GAAP and, to the extent consistent with GAAP, the Company’s historical financial statements), and (B) without duplication, the Special Wages Amount.
“Company Options” means options to purchase Interests in the Company.
“Company Product Roadmap” means the Company’s 12 (twelve)-month product roadmap attached as Schedule 1.1(b).
“Company Transaction Documents” means this Agreement and each other Transaction Document to which the Company is or will be a party.
“Continuing Employees” means the employees of the Company who are offered continued employment with Acquirer, the Company or one of their respective Subsidiaries and who execute an Offer Letter and, in each case, who accept employment to remain employees of the Company or become employees of Acquirer or one of their Subsidiaries as of immediately after the Closing.
“Contract” means any written or oral legally binding contract, agreement, instrument, commitment or undertaking of any nature (including leases, subleases, licenses, mortgages, notes, guarantees, sublicenses, subcontracts, letters of intent and purchase orders) as of the Agreement Date or as may hereafter be in effect, including all amendments, supplements, exhibits and schedules thereto.
“Deferred Cash Consideration” means $17,000,000 less (i) any amount payable under the Transaction Bonus Agreements, and (ii) any other one-time bonuses as the Sellers may elect to pay to certain employees of the Company, its Subsidiary, or their respective Affiliates, who are employed on the payment date of such bonuses, upon written notice delivered to Acquirer at least ten (10) days in advance of the Deferred Cash Consideration payment date.
“Encumbrance” means, with respect to any asset, any mortgage, easement, encroachment, equitable interest, right of way, deed of trust, lien (statutory or other), pledge, charge, security interest, title retention device, conditional sale or other security arrangement, collateral assignment, claim, community property interest, adverse claim of title, ownership or right to use, right of first refusal, restriction or other encumbrance of any kind in respect of such asset (including any restriction on (i) the voting of any security or the transfer of any security or other asset, (ii) the receipt of any income derived from any asset, (iii) the use of any asset and (iv) the possession, exercise or transfer of any other attribute of ownership of any asset).
“Environmental, Health and Safety Requirements” means all Applicable Law concerning or relating to worker/occupational health and safety, or pollution or protection of the environment, including those relating to the presence, use, manufacturing, refining, production, generation, handling, transportation, treatment, recycling, transfer, storage, disposal, distribution, importing, labeling, testing, processing, discharge, release, threatened release, control or other action or failure to act involving cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now in effect.
“Equity Interests” means, with respect to any Person, any capital stock of, or other ownership, membership, partnership, joint venture or equity interest in, such Person or any indebtedness, securities, options, stock appreciation rights, restricted stock units, share schemes, warrants, call, subscription or other rights or entitlements of, or granted by, such Person or any of its Affiliates that are convertible into, or are exercisable or exchangeable for, or giving any Person any right or entitlement to acquire any such capital stock or other ownership, partnership, joint venture or equity interest, in all cases, whether vested or unvested.
“Escrow Agent” means Citibank N.A.
“Escrow Amount” means $4,200,000.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, that are applicable to the circumstances of the date of determination, consistently applied.
“Good Reason” means the occurrence, without the affected Seller’s written consent, of (i) a reduction by Acquirer of such Seller’s then-current annual base compensation (ii) a material reduction of Seller’s duties, authority or responsibilities, relative to Seller’s duties, authority or responsibilities in effect immediately prior to such reduction; (iii) a material change in the geographic location of Seller’s primary work facility or location; provided, that a relocation of less than thirty-five (35) miles from Seller’s then-present work location will not be considered a material change in geographic location; or (iv) a material breach by the Company of a material provision of any written agreement between Acquirer and Seller. In order to invoke a termination for Good Reason, the Seller must notify the Company in writing within sixty (60) days of the initial occurrence of the event that Seller believes constitutes Good Reason and give the Company thirty (30) days to remedy the event giving rise to Seller’s termination for Good Reason, after which, if the Company has not so remedied such event, then Seller must terminate employment with the

Company within 180 days following the initial incurrence of the event that Seller believes constituted Good Reason; it being understood that a failure of Seller to comply with these requirements shall result in a failure of “Good Reason” to have occurred.
“Government Official” means (i) any official, employee, agent or representative of, or any Person acting in an official capacity for or on behalf of, any Governmental Entity, (ii) any political party, political party official or candidate for political office, (iii) any official, employee, agent or representative of, or any Person acting in an official capacity for or on behalf of, a company, business, enterprise or other entity owned, in whole or in part, or controlled by any Governmental Entity or (iv) any official, employee, agent or representative of, or any Person acting in an official capacity for or on behalf of, a public international organization.
“Governmental Entity” means any supranational, national, state, municipal, local or foreign government, any court, tribunal, arbitrator, administrative agency, commission or other Government Official, authority or instrumentality, in each case whether domestic or foreign, any stock exchange or similar self-regulatory organization or any quasi-governmental or private body exercising any executive, legislative, judicial, regulatory, Tax Authority or other functions of, or pertaining to, government authority (including any governmental or political division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).
“Group” has the meaning ascribed to such term under Section 13(d) of the Exchange Act, the rules and regulations thereunder and related case law.
“Initial Cash Consideration” means $25,000,000 in cash, less (i) an amount in cash equal to the Closing Net Working Capital Shortfall, if any, plus (ii) an amount in cash equal to the Closing Net Working Capital Excess, if any, less (iii) an amount in cash equal to Transaction Expenses that are incurred but unpaid as of the Closing, less (iv) any amount under the Transaction Bonus Agreements to the extent unpaid as of Closing, plus (iv) the Specified Reimbursable Costs.
“IES Tech” means Imagine Easy Technology Solutions UG (haftungsbeschränkt), a Unternehmergesellschaft (haftungsbeschränkt) incorporated under the laws of the Federal Republic of Germany, registered in the commercial register of Charlottenburg (Berlin) under registration number HRB 159288 B and with registered address at Dresdener Straße 11, 10999 Berlin, Germany.
“IRS” means the United States Internal Revenue Service.
“knowledge” means, with respect to any fact, circumstance, event or other matter in question, the knowledge of such fact, circumstance, event or other matter after reasonable inquiry of (i) an individual, if used in reference to an individual or (ii) with respect to any Person that is not an individual, the executive officers of such Person, and with respect to the Company, in addition to the executive officers of the Company, the Company’s employees; provided that any executive officer or employee, as applicable, will be deemed to have knowledge of a particular fact, circumstance, event or other matter if (A) such fact, circumstance, event or other matter is reflected in one or more documents (whether written or electronic, including electronic mails sent to or by such individual) in, or that have been in, the possession of such executive officer or employee, including his or her personal files, (B) such fact, circumstance, event or other matter is reflected in one or more documents (whether written or electronic) contained in books and records of such executive officer’s or employee’s employer that would reasonably be expected to be reviewed by an individual with the duties and responsibilities of such executive officer or employee, (C) such knowledge could be obtained from reasonable inquiry of the persons charged with administrative or operational responsibility for such for such executive officer’s or employee’s employer or (D) such knowledge could be obtained from reasonable inquiry of such executive officer’s or employee’s direct subordinates or reports.
“Legal Proceeding” means any private or governmental action, inquiry, claim, counterclaim, proceeding, suit, hearing, litigation, arbitration, mediation, audit or investigation, in each case whether civil, criminal, administrative, judicial or investigative, or any appeal therefrom.
“Liabilities” (and, with correlative meaning, “Liability”) means all debts, liabilities, commitments and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, liquidated or unliquidated, asserted or unasserted, known or unknown, whenever or however arising, including those arising under Applicable Law or any Legal Proceeding or Order of a Governmental Entity and those arising under any Contract, regardless of whether such debt, liability, commitment or obligation would be required to be reflected on a balance sheet prepared in accordance with GAAP or disclosed in the notes thereto.
“Material Adverse Effect” with respect to any Person means any change, event, violation, inaccuracy, circumstance or effect (each, an “Effect”) that, individually or taken together with all other Effects, and regardless of whether such Effect constitutes an inaccuracy in the representations or warranties made by, or a breach of the covenants, agreements or obligations of, such Person herein, (i) is, or would reasonably be likely to be or become, materially adverse in relation to the condition (financial or otherwise), assets (including intangible assets), Liabilities, business, capitalization, employees, operations or results of operations of such Person and its subsidiaries, taken as a whole, except to the extent that any such Effect directly results from: (A) changes in general economic conditions (provided that such changes do not affect such Person disproportionately as compared to such Person’s competitors), (B) changes affecting the industry generally in which such Person operates (provided that such changes do not affect such Person disproportionately as compared to such Person’s competitors), (C) changes in Applicable Laws (provided that such changes do not affect such Person disproportionately as compared to such Person’s competitors), (D) the outbreak or escalation of war, hostilities or terrorist activities in or involving the United States (provided that such events do not affect such Person disproportionately as compared to such Person’s competitors), or (E) event attributable to the announcement or pendency of the Transactions or the Company’s or the Sellers’ performance of its obligations hereunder, or (ii) adversely affects, or would reasonably be likely to adversely affect, such Person’s ability to perform or comply with the covenants, agreements or obligations of such Person herein or to consummate the Transactions in accordance with this Agreement and Applicable Law.
“NYSE” means the New York Stock Exchange, any successor stock exchange operated by NYSE Euronext or any successor thereto.
“Order” means any judgment, writ, decree, stipulation, determination, decision, award, rule, preliminary or permanent injunction, temporary restraining order or other order.
“Organizational Documents” means the certificate of formation of the Company, the LLC Agreement or other equivalent organizational or governing documents of the Company, in each case as amended.
“Permitted Encumbrances” means: (i) statutory liens for Taxes that are not yet due and payable, (ii) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements, (iii) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by Applicable Law, (iv) statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens, (v) liens in favor of customs and revenue authorities arising as a matter of Applicable Law to secure payments of customs duties in connection with the importation of goods and (vi) non-exclusive object code licenses of software by the Company in the ordinary course of business consistent with past practice on its standard unmodified form of customer agreement (a copy of which has been provided to Acquirer).
“Person” means any natural person, company, corporation, limited liability company, general partnership, limited partnership, limited liability partnership, trust, estate, proprietorship, joint venture, business organization or Governmental Entity.
“Post-Closing Adjustment Holdback Amount” means $500,000.
“Pre-Closing Period” means the period from the Agreement Date and continuing until the earlier of the termination of this Agreement and the Closing.
“Pre-Closing Taxes” means any (i) Taxes of the Company and its Subsidiary for a Taxable period (or portion thereof) ending on or prior to the Closing Date and (ii) any Taxes of any other Person for which the Company or its Subsidiary is liable if the agreement, event or occurrence giving rise to such Liability occurred before the Closing. In the case of any Taxes of the Company or its Subsidiary that are imposed on a periodic basis and that are payable for a Taxable period that includes (but does not end on) the Closing Date, such Taxes shall (i) in the case of property, ad valorem or other Taxes that accrue based upon the passage of time, be deemed to be Pre-Closing Taxes in an amount equal to the amount of such Taxes for the entire Taxable period multiplied by a fraction, the numerator of which is the number of days in the Taxable period through and including the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (ii) in the case of any other Taxes, be deemed to be Pre-Closing Taxes in an amount equal to the amount of Taxes that would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that includes (but does not end on) the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. Notwithstanding anything to the contrary in this Agreement, Sellers shall not be liable for (i) any Taxes of the Company or its Subsidiary that are attributable to an action or event on the Closing Date after the Closing that are outside the ordinary course of business of the Company and its Subsidiary and (ii) any Taxes that have been reflected in the calculation of and thereby resulted in a reduction of the Purchase Consideration.
“Pro Rata Share” means, as to each Seller, the percentage of Interest in the Company held by such Seller as set forth on Schedule 1.1(c).
“Representatives” means, with respect to a Person, such Person’s officers, directors, Affiliates, managers, stockholders or employees, or any investment banker, attorney, accountant, auditor or other advisor or representative retained by any of them.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Separation” means a “separation from service,” as defined in the regulations under Section 409A of the Code.
“Special Wages Amount” means, without duplication, (i) the amount of any wage, bonus, commission, vacation pay, accrued overtime or other employment-related benefit of the Company and its Subsidiaries unpaid as of the Closing, (ii)(A) the maximum amount arising from any performance-based compensation arrangement (including under any commission plans or policies) which is unpaid and in effect as of Closing and for which amounts may become due or owing following the Closing in respect of performance or achievements occurring on or prior to Closing and (B) any costs to terminate such performance-based compensation arrangements as of the Closing, (iii) any severance cost for service providers (such as the Designated Employees) who will not continue with Acquirer following the Closing (including the cost of any notice provision in any offer letter or consulting agreement and the termination costs) other than the Specified Reimbursable Costs and (iv) any employment, payroll Taxes or other Taxes arising in connection with the foregoing clauses (i) through (iii) or any other payment required pursuant to, or arising as a result of, this Agreement or the transactions contemplated by this Agreement, whether or not such liabilities for Taxes would be then due and payable.
“Specified Reimbursable Costs” means the severance and vacation costs set forth on Schedule 1.1(d) and any employment, payroll Taxes or other Taxes arising in connection therewith.
“Subsidiary” means any corporation, partnership, limited liability company or other Person of which the Company, either alone or together with one or more Subsidiaries or by one or more other Subsidiaries (i) directly or indirectly owns or purports to own, beneficially or of record securities or other interests representing more than fifty percent (50%) of the outstanding equity, voting power, or financial interests of such Person or (ii) is entitled, by Contract or otherwise, to elect, appoint or designate directors constituting a majority of the members of such Person’s board of directors or other governing body. For the avoidance of doubt, IES Tech shall be considered a Subsidiary of the Company.
“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means (i) any net income, alternative or add-on minimum tax, gross income, estimated, gross receipts, sales, use, ad valorem, value added, transfer, franchise, fringe benefit, capital stock, profits, license, registration, withholding, payroll, social security (or equivalent), employment, unemployment, disability, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, to the extent the foregoing are in the nature of a Tax, together with any interest or any penalty, addition to tax or additional amount (whether disputed or not) imposed by any Governmental Entity responsible for the imposition of any such tax (domestic or foreign) (each, a “Tax Authority”), (ii) any Liability for the payment of any amounts of the type described in clause (i) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any Taxable period and (iii) any Liability for the payment of any amounts of the type described in clause (i) or (ii) of this sentence as a result of being a transferee of or successor to any Person or as a result of any express or implied obligation to assume such Taxes or to indemnify any other Person.
“Tax Contest” means any audit, assessment, examination, deficiency, proposed adjustment, adjustment, suit, dispute or other claim, inquiry, discussions, voluntary disclosure, negotiations or other contact with a Tax authority, or other administrative or judicial proceeding, whether criminal or not, with respect to any Taxes or Returns of the Company.
“Tax Return” means any return, self-assessment, statement, report or form (including estimated Tax returns and reports, withholding Tax returns and reports, any schedule or attachment, and information returns and reports) filed or required to be filed with respect to Taxes.
“Transaction Bonus Agreements” means, collectively, (a) that certain transaction bonus agreement, dated as of April 27, 2016, by and between the Company and Till Klampaeckel, and (b) that certain transaction bonus agreement, dated as of April 27, 2016, by and between the Company and Emry Downinghall.
“Transaction Document” means, collectively, this Agreement and each other agreement or document referred to in this Agreement or to be executed in connection with any of the Transactions.
“Transaction Expenses” means all third-party fees, costs, expenses, payments and expenditures incurred by or on behalf of the Company, its Subsidiary and, to the extent payable by the Company, its Subsidiary or the Acquirer, the Sellers in connection with the Purchase, this Agreement and the Transactions, whether or not incurred, billed or accrued (including (i) any fees, costs expenses, payments and expenditures of legal counsel and accountants, (ii) the maximum amount of fees costs, expenses, payments and expenditures payable to brokers, finders, financial advisors, investment bankers or similar Persons notwithstanding any earnouts, escrows or other contingencies to the extent payable by the Sellers as of Closing, (iii) without duplication, all bonuses or severance obligations then sue and payable by the Company to the Company’s directors, employees and/or consultants in connection with the Purchase that are unpaid as of the Closing, including any payroll Taxes that are imposed thereon, including any such obligations that are triggered by or relate to the transactions contemplated by this Agreement, (iv) any fees or expenses incurred by the Company, its Subsidiary or Acquirer (whether before or after the Closing) in connection with obtaining any consent to assignment, change of control, assumption and/or termination required under any Contract for such Contract to remain in full force and effect following the Purchase, in each case, to the extent unpaid as of Closing, (v) any such fees, costs, expenses, payments and expenditures incurred by the Sellers paid for or to be paid for by the Company or its Subsidiary, and (vi) any fees, costs, expenses, payments, expenditures and taxes incurred and owed to a Governmental Entity in connection with or related to the Purchase or Transactions.
“Unvested Company Interests” means Interests that are not vested under the terms of any Contract with the Company or subject to forfeiture or a right of repurchase by the Company (including any option agreement, option exercise agreement or restricted interest purchase agreement).
“Warlick Lien” means the lien against the Company’s assets for the benefit of Brenda Warlick and David Warlick.
“Warlick Payment” means the payments owed by the Company to Brenda Warlick and David Warlick pursuant to the Asset and Purchase Agreement entered into between the Company and Brenda Warlick and David Warlick, on December 12, 2013, as amended, including any amounts currently outstanding and amounts payable in connection with the Closing.
Other capitalized terms used herein and not defined in this Exhibit A shall have the meanings assigned to such terms in the following Sections:

“2010 Health Care Law”    2.11(g)
“401(k) Plan”    1.2(b)(viii)
“Accounts Receivable”    2.4(e)
“Acquirer”     Preamble
“Acquirer NWC Notice”    1.5(b)
“Acquirer Plans”     6.9(c)
“Acquirer Transaction Documents”    4.2(a)
“Agreement Date”    Preamble
“Agreement”    Preamble
“Arbitration Rules”    10.12(a)
“Assignment of Interests”    1.2(b)(iv)
“Author”    2.9(g)
“Claim Certificate”    9.5(a)
“Claims Period”    9.4
“Closing”    1.1
“Closing Date”    1.1
“COBRA”    2.11(c)
“Company”    Preamble
“Company Authorizations”    2.7(b)
“Company Balance Sheet”    2.4(b)
“Company Balance Sheet Date”    2.4(b)
“Company Data”    2.9(a)(i)
“Company Data Agreement”    2.9(a)(ii)
“Company Databases”    2.9(q)(viii)
“Company Disclosure Letter”    Article II
“Company Employee Plans”    2.11(a)
“Company Intellectual Property”    2.9(a)(iii)
“Company Intellectual Property Agreements”    2.9(a)(iv)
“Company-Licensed Data”    2.9(q)(ix)
Company LLC Agreement    Recitals
“Company-Owned Data”    2.9(q)(x)
“Company-Owned Intellectual
Property”    2.9(a)(v)

“Company Pass-Through Returns”     6.12(a)
“Company Privacy Policies”    2.9(a)(vi)
“Company Privacy Commitments”    2.9(q)(i)
“Company Products”    2.9(a)(vii)
“Company Registered Intellectual Property”     2.9(a)(viii)
“Company Source Code”    2.9(a)(ix)
“Company Voting Debt”    2.2(d)
“Company Websites”    2.9(a)(x)
“Confidential Information”    2.9(i)
“Confidentiality Agreement”    6.2(a)
“Designated Employees”    6.9(a)
“DMCA”     2.9(s)
“EEA”    2.9(q)(viii)
“Enforceability Exceptions”     2.3(a)
“ERISA”    2.11(a)
“ERISA Affiliate”    2.11(a)
“FAS 5”     2.4(b)
“Escrow Agreement”     1.2(a)(ii)
“Escrow Fund”     9.1(a)
“Escrow Release Date”     9.1(a)
“Export Approvals”    2.19
“Final Net Working Capital”    1.5(f)
“Final Net Working Capital Excess”    1.5(g)
“Final Net Working Capital Shortfall”    1.5(f)
“Final PPA”     6.12(a)
“Financial Statements”    2.4(a)
“Fundamental Claims”    9.3(c)
“Government Contract”    2.15(a)(xxvi)
“ICT Infrastructure”    2.9(p)(i)
“Indemnifiable Damages”    9.2(a)

“Indemnified Person”    9.2(a)
“Intellectual Property”    2.9(a)(xi)
“Intellectual Property Rights”    2.9(a)(xii)
“Interests” or “Interest”     Recitals
“IP Claims”     9.3(c)
“IP Representations”     9.3(b)
“JAMS”    10.12(a)
“Key Employee”    Recitals
“Managers”     2.1(b)
“Material Contracts”    2.15(a)
“Member Claims”     3.13(a)
“New Litigation Claim”    6.5
“Non-Competition Agreement”    Recitals
“Notice of Objection”    1.5(c)
“NWC Calculations”    1.5(b)
“Offer Letter”    Recitals
“Open Source Materials”    2.9(a)(xiii)
“Organizational Documents”     1.2(b)(iii)
“Orrick”     10.16
“Personal Data”    2.9(a)(xiv)
“PPA”     6.12(a)
“Pre-Closing Period Tax Returns”    6.12(a)
“Privacy Laws”    2.9(a)(xv)
“Process” or “Processing”    2.9(a)(xvi)
“Proprietary Information and Technology”    2.9(a)(xvii)
“Purchase”    Recitals
“Purchase Consideration”    1.3(a)
“Release Deadline”    1.3(a)(v)
“Released Parties”    3.13(a)
“Relevant Persons”    3.13(a)
“Remaining Additional Consideration”    1.3(a)(v)
“Remediation Plan”    7.3(j)

“Resolved Indemnity Claim”    9.6(e)
“Reviewing Accountant”    1.5(e)
“Sample Statement”     1.5(a)
“Sellers”    Preamble
“Seller Escrow Amount”    1.4(a)
“Seller Post-Closing Adjustment Holdback Amount”     1.4(a)(i)
“Significant Customer”    2.20
“Significant Supplier”    2.21
“Special Indemnity”    9.2(a)(x)
“Special Representations”    9.3(b)
“Spreadsheet”    6.7
“Termination Date”    8.1(b)
“Termination Notice”     6.13
“Third-Party Claim”    9.7
“Third-Party Intellectual Property”    2.9(a)(xviii)
“Threshold Amount”     9.3(a)
“Transactions”    Recitals
“WARN Act”    2.11(p)

EXHIBIT B
Form of Non-Competition Agreement

CHEGG, INC.
NON-COMPETITION AGREEMENT
This NON-COMPETITION AGREEMENT (this “Agreement”), dated April 28, 2016 is made by and between Darshan Somashekar (the “Holder”) and Chegg, Inc., a Delaware corporation (the “Acquirer”). For purposes of this Agreement, “Acquirer” shall be deemed to include Acquirer and its wholly and majority-owned direct and indirect subsidiaries after the closing of the Purchase (as defined below).
BACKGROUND
A.    Acquirer, Imagine Easy Solutions, LLC, a Delaware limited liability company (“Company”), Neal Taparia and Darshan Somashekar (each a “Seller” and collectively the “Sellers”) are parties to an Interest Purchase Agreement dated on or about the date hereof, as it may be amended from time to time (the “Purchase Agreement”), pursuant to which Acquirer will acquire from the Sellers 100% of the membership interests in the Company (collectively, the “Interests”) free from any Encumbrances (the “Purchase”). Capitalized terms used, but not defined herein, shall have the meanings assigned to such terms in the Purchase Agreement.
B.    Holder (directly or beneficially) will receive substantial consideration in connection with the Purchase Agreement in his capacity as a substantial holder of Interests.
C.    This Agreement is necessary to protect Acquirer’s legitimate interests as an acquirer of the Interests and goodwill of the Company. Holder understands and acknowledges that the execution and delivery of this Agreement by Holder is a material inducement to the willingness of Acquirer to enter into the Purchase Agreement, a material condition to Acquirer consummating the transactions contemplated by the Purchase Agreement for the purpose of protecting Acquirer’s legitimate interests as an acquirer of the Interests and in protecting Acquirer’s confidential information.
D.    Holder understands and agrees as a holder of Interests in the Company and a key and significant member of either the management and/or the technical workforce of the Company, Holder has obtained, and as a continuing employee of Acquirer or the Company will continue to obtain, extensive and valuable knowledge, technical expertise and confidential information concerning the Business (as defined below).
E.    Acquirer and Holder both agree that, prior to the Purchase, Holder was involved in the design, development, manufacture, production, marketing and sales of products and services for the Business throughout each of the fifty states of the United States and also in Europe, South America, Oceania, Canada, Africa and Asia (the “Restrictive Territory”). Acquirer represents and Holder understands that, following the Purchase, Acquirer will continue conducting the Business in the Restrictive Territory.
NOW, THEREFORE, in consideration of the foregoing premises and for good and valuable consideration, receipt of which is hereby acknowledged, Holder and Acquirer, intending to be legally bound, agree as follows:
1.    Agreement Not to Compete. During the Restrictive Period (as defined below) and except as otherwise provided herein, or unless approved by Acquirer in writing, Holder agrees that Holder will not either directly or indirectly for itself or on behalf of any other Person (other than Acquirer or any of Purchaser’s Affiliates):

(a)    (i) engage or participate (including as an advisor, representative, agent, promoter, independent contractor, provider of personal services or otherwise) in, or acquire any financial or beneficial interest in, any business that competes with the Business in the Restrictive Territory;
(b)    permit Holder’s name directly or indirectly to be used by or to become associated with any other Person in connection with such Business; or
(c)    induce or assist any other Person to engage in any of the activities described in subparagraph (a) or (b).
“Business” means the development and sale of citation management and other writing productivity tools for students and educators.
Notwithstanding the foregoing, Holder may own, directly or indirectly, (i) solely as an investment, up to one percent (1%) of any class of “publicly traded securities” of any business that is competitive or substantially similar to the Business and (ii) shares of Acquirer Stock. The term “publicly traded securities” shall mean securities that are traded on a national securities exchange.
For purposes of this Agreement, the restrictive period (referred to herein as the “Restrictive Period”) shall commence on the Closing Date (as defined in the Purchase Agreement) of the Purchase and shall continue until the third anniversary of the Closing Date; provided, however, that in the event that it is determined by a court of competent jurisdiction or an arbitrator, as the case may be, that Holder has breached any provision of this Section 1, then, in addition to any remedies set forth in Section 5 or Section 6 below and available under applicable law, the Restrictive Period shall be automatically extended by a number of days equal to the total number of days in the period from the date on which such breach shall have first occurred through the date as of which such breach shall have been fully cured.
For the avoidance of doubt, this Agreement shall terminate upon the date and time of the valid termination of the Purchase Agreement in accordance with its terms.
2.    Agreement Not to Solicit. Holder further agrees that during the Non-Solicitation Period (as defined below), Holder will not, as an employee, agent, consultant, advisor, independent contractor, general partner, officer, director, stockholder, investor, lender or guarantor of any corporation, partnership or other entity, or in any other capacity, directly or indirectly for himself or on behalf of any other Person (other than Acquirer or any of its Affiliates) without the prior written consent of Acquirer:
(a)    Encourage, induce, solicit or attempt to solicit any employee or consultant or contractor to terminate his employment or end his or its relationship with Acquirer;
(b)    solicit or attempt to solicit for employment on behalf of Holder or any other Person, any Person who is or was, within the twelve (12) month period prior to any of the activities described in subparagraphs (a), (b) or (c), an employee or consultant of Acquirer; or
(c)    induce or assist any other Person to engage in any of the activities described in subparagraphs (a) through (b).
Notwithstanding the foregoing, for purposes of this Agreement, the placement of general advertisements that may be targeted to a particular geographic or technical area but that are not specifically targeted toward employees of Acquirer or its successors or assigns, shall not be deemed to be a breach of this Section 2.

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For purposes of this Agreement, the “Non-Solicitation Period” shall commence on the Closing Date and end on the third anniversary of the Closing Date (the “Non-Solicitation Period”); provided, however, that in the event that it is determined by a court of competent jurisdiction or an arbitrator, as the case may be, that Holder has breached any provision of this Section 2, then, in addition to any remedies set forth in Section 5 or Section 6 below and available under applicable law, the Non-Solicitation Period shall be automatically extended by a number of days equal to the total number of days in the period from the date on which such breach shall have first occurred through the date as of which such breach shall have been fully cured.
3.    Agreement Not to Disparage. During the Non-Solicitation Period, Holder agrees that Holder will not directly or indirectly for himself or on behalf of any other Person, libel, slander or disparage Acquirer in any manner that is harmful to the business, business reputation or personal reputation of Acquirer.
4.    Acknowledgment and Covenant. Holder hereby acknowledges and agrees that:
(a)    this Agreement is necessary for the protection of the legitimate business interests of Acquirer in acquiring the Interests;
(b)    the execution and delivery and continuation in force of this Agreement is a material inducement to Acquirer to execute the Purchase Agreement and is a mandatory condition precedent to the closing of the Purchase, without which Acquirer would not close the transactions contemplated by the Purchase Agreement;
(c)    the scope of this Agreement in time, geography and types and limitations of activities restricted is reasonable;
(d)    Holder has no current intention of competing with the Business acquired by Acquirer within the area and time limit set forth in this Agreement;
(e)    Holder represents and warrants that neither the execution and delivery nor the performance of this Agreement will result directly or indirectly in a violation or breach of any agreement or obligation by which Holder is or may be bound, the violation of which would materially impair Holder’s ability to perform Holder’s obligations under this Agreement;
(f)    execution of this Agreement shall not limit Acquirer’s employee policies, including without limitation the provisions set forth in Acquirer’s Proprietary Information and Inventions Agreement (the “Proprietary Information and Inventions Agreement”); and
(g)    breach of this Agreement will be such that Acquirer will not have an adequate remedy at law because of the unique nature of the operations and shares being acquired by Acquirer.
5.    Remedy. Holder acknowledges and agrees that (a) the rights of Acquirer under this Agreement are of a specialized and unique character and that immediate and irreparable damage will result to Acquirer if Holder fails to or refuses to perform his obligations under this Agreement and (b) Acquirer may, in addition to any other remedies and damages available, seek an injunction in a court of competent jurisdiction to restrain any such failure or refusal without posting bond or other security, and without the necessity of proving actual damages. No single exercise of the foregoing remedies shall be deemed to exhaust Acquirer’s right to such remedies, but the right to such remedies shall continue undiminished and may be exercised from time to time as often as Acquirer may elect.

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6.    Severability. If any provisions of this Agreement as applied to any part or to any circumstances shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances, or the validity or enforceability of this Agreement. Acquirer and Holder intend this Agreement to be enforced as written. If any provision, or part thereof, however, is held to be unenforceable because of the duration thereof or the area covered thereby, all parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases and in its reduced form such provision shall then be enforceable.
7.    Amendment. This Agreement may not be amended except by an instrument in writing signed by Acquirer’s duly authorized representative, or his designee, and Holder.
8.    Waiver. No waiver of any nature, in any one or more instances, shall be deemed to be or construed as a further or continued waiver of any breach of any other term or agreement contained in this Agreement.
9.    Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
10.    Governing Law. This Agreement shall be construed and interpreted and its performance shall be governed by the laws of the State of New York without regard to conflicts of law principles of any jurisdiction.
11.    Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter of this Agreement (but does not in any way supersede the Purchase Agreement or any other agreement executed in connection with the Purchase Agreement, including the Proprietary Information and Inventions Agreement).
12.    Assignment. Holder may not assign any of its rights or obligations hereunder without the prior written consent of Acquirer. Any assignment in violation of this provision will be void.

[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, Acquirer and Holder have executed this Non-Competition Agreement on the day and year first above written.

HOLDER

Name: Darshan Somashekar

CHEGG, INC.
a Delaware corporation

By:
Name:
Title:

[SIGNATURE PAGE TO NON-COMPETITION AGREEMENT]

CHEGG, INC.
NON-COMPETITION AGREEMENT
This NON-COMPETITION AGREEMENT (this “Agreement”), dated April 28, 2016 is made by and between Neal Taparia (the “Holder”) and Chegg, Inc., a Delaware corporation (the “Acquirer”). For purposes of this Agreement, “Acquirer” shall be deemed to include Acquirer and its wholly and majority-owned direct and indirect subsidiaries after the closing of the Purchase (as defined below).
BACKGROUND
A.    Acquirer, Imagine Easy Solutions, LLC, a Delaware limited liability company (“Company”), Neal Taparia and Darshan Somashekar (each a “Seller” and collectively the “Sellers”) are parties to an Interest Purchase Agreement dated on or about the date hereof, as it may be amended from time to time (the “Purchase Agreement”), pursuant to which Acquirer will acquire from the Sellers 100% of the membership interests in the Company (collectively, the “Interests”) free from any Encumbrances (the “Purchase”). Capitalized terms used, but not defined herein, shall have the meanings assigned to such terms in the Purchase Agreement.
B.    Holder (directly or beneficially) will receive substantial consideration in connection with the Purchase Agreement in his capacity as a substantial holder of Interests.
C.    This Agreement is necessary to protect Acquirer’s legitimate interests as an acquirer of the Interests and goodwill of the Company. Holder understands and acknowledges that the execution and delivery of this Agreement by Holder is a material inducement to the willingness of Acquirer to enter into the Purchase Agreement, a material condition to Acquirer consummating the transactions contemplated by the Purchase Agreement for the purpose of protecting Acquirer’s legitimate interests as an acquirer of the Interests and in protecting Acquirer’s confidential information.
D.    Holder understands and agrees as a holder of Interests in the Company and a key and significant member of either the management and/or the technical workforce of the Company, Holder has obtained, and as a continuing employee of Acquirer or the Company will continue to obtain, extensive and valuable knowledge, technical expertise and confidential information concerning the Business (as defined below).
E.    Acquirer and Holder both agree that, prior to the Purchase, Holder was involved in the design, development, manufacture, production, marketing and sales of products and services for the Business throughout each of the fifty states of the United States and also in Europe, South America, Oceania, Canada, Africa and Asia (the “Restrictive Territory”). Acquirer represents and Holder understands that, following the Purchase, Acquirer will continue conducting the Business in the Restrictive Territory.
NOW, THEREFORE, in consideration of the foregoing premises and for good and valuable consideration, receipt of which is hereby acknowledged, Holder and Acquirer, intending to be legally bound, agree as follows:
1.    Agreement Not to Compete. During the Restrictive Period (as defined below) and except as otherwise provided herein, or unless approved by Acquirer in writing, Holder agrees that Holder will not either directly or indirectly for itself or on behalf of any other Person (other than Acquirer or any of Purchaser’s Affiliates):

(a)    (i) engage or participate (including as an advisor, representative, agent, promoter, independent contractor, provider of personal services or otherwise) in, or acquire any financial or beneficial interest in, any business that competes with the Business in the Restrictive Territory;
(b)    permit Holder’s name directly or indirectly to be used by or to become associated with any other Person in connection with such Business; or
(c)    induce or assist any other Person to engage in any of the activities described in subparagraph (a) or (b).
“Business” means the development and sale of citation management and other writing productivity tools for students and educators.
Notwithstanding the foregoing, Holder may own, directly or indirectly, (i) solely as an investment, up to one percent (1%) of any class of “publicly traded securities” of any business that is competitive or substantially similar to the Business and (ii) shares of Acquirer Stock. The term “publicly traded securities” shall mean securities that are traded on a national securities exchange.
For purposes of this Agreement, the restrictive period (referred to herein as the “Restrictive Period”) shall commence on the Closing Date (as defined in the Purchase Agreement) of the Purchase and shall continue until the third anniversary of the Closing Date; provided, however, that in the event that it is determined by a court of competent jurisdiction or an arbitrator, as the case may be, that Holder has breached any provision of this Section 1, then, in addition to any remedies set forth in Section 5 or Section 6 below and available under applicable law, the Restrictive Period shall be automatically extended by a number of days equal to the total number of days in the period from the date on which such breach shall have first occurred through the date as of which such breach shall have been fully cured.
For the avoidance of doubt, this Agreement shall terminate upon the date and time of the valid termination of the Purchase Agreement in accordance with its terms.
2.    Agreement Not to Solicit. Holder further agrees that during the Non-Solicitation Period (as defined below), Holder will not, as an employee, agent, consultant, advisor, independent contractor, general partner, officer, director, stockholder, investor, lender or guarantor of any corporation, partnership or other entity, or in any other capacity, directly or indirectly for himself or on behalf of any other Person (other than Acquirer or any of its Affiliates) without the prior written consent of Acquirer:
(a)    Encourage, induce, solicit or attempt to solicit any employee or consultant or contractor to terminate his employment or end his or its relationship with Acquirer;
(b)    solicit or attempt to solicit for employment on behalf of Holder or any other Person, any Person who is or was, within the twelve (12) month period prior to any of the activities described in subparagraphs (a), (b) or (c), an employee or consultant of Acquirer; or
(c)    induce or assist any other Person to engage in any of the activities described in subparagraphs (a) through (b).
Notwithstanding the foregoing, for purposes of this Agreement, the placement of general advertisements that may be targeted to a particular geographic or technical area but that are not specifically targeted toward employees of Acquirer or its successors or assigns, shall not be deemed to be a breach of this Section 2.

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For purposes of this Agreement, the “Non-Solicitation Period” shall commence on the Closing Date and end on the third anniversary of the Closing Date (the “Non-Solicitation Period”); provided, however, that in the event that it is determined by a court of competent jurisdiction or an arbitrator, as the case may be, that Holder has breached any provision of this Section 2, then, in addition to any remedies set forth in Section 5 or Section 6 below and available under applicable law, the Non-Solicitation Period shall be automatically extended by a number of days equal to the total number of days in the period from the date on which such breach shall have first occurred through the date as of which such breach shall have been fully cured.
3.    Agreement Not to Disparage. During the Non-Solicitation Period, Holder agrees that Holder will not directly or indirectly for himself or on behalf of any other Person, libel, slander or disparage Acquirer in any manner that is harmful to the business, business reputation or personal reputation of Acquirer.
4.    Acknowledgment and Covenant. Holder hereby acknowledges and agrees that:
(a)    this Agreement is necessary for the protection of the legitimate business interests of Acquirer in acquiring the Interests;
(b)    the execution and delivery and continuation in force of this Agreement is a material inducement to Acquirer to execute the Purchase Agreement and is a mandatory condition precedent to the closing of the Purchase, without which Acquirer would not close the transactions contemplated by the Purchase Agreement;
(c)    the scope of this Agreement in time, geography and types and limitations of activities restricted is reasonable;
(d)    Holder has no current intention of competing with the Business acquired by Acquirer within the area and time limit set forth in this Agreement;
(e)    Holder represents and warrants that neither the execution and delivery nor the performance of this Agreement will result directly or indirectly in a violation or breach of any agreement or obligation by which Holder is or may be bound, the violation of which would materially impair Holder’s ability to perform Holder’s obligations under this Agreement;
(f)    execution of this Agreement shall not limit Acquirer’s employee policies, including without limitation the provisions set forth in Acquirer’s Proprietary Information and Inventions Agreement (the “Proprietary Information and Inventions Agreement”); and
(g)    breach of this Agreement will be such that Acquirer will not have an adequate remedy at law because of the unique nature of the operations and shares being acquired by Acquirer.
5.    Remedy. Holder acknowledges and agrees that (a) the rights of Acquirer under this Agreement are of a specialized and unique character and that immediate and irreparable damage will result to Acquirer if Holder fails to or refuses to perform his obligations under this Agreement and (b) Acquirer may, in addition to any other remedies and damages available, seek an injunction in a court of competent jurisdiction to restrain any such failure or refusal without posting bond or other security, and without the necessity of proving actual damages. No single exercise of the foregoing remedies shall be deemed to exhaust Acquirer’s right to such remedies, but the right to such remedies shall continue undiminished and may be exercised from time to time as often as Acquirer may elect.

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6.    Severability. If any provisions of this Agreement as applied to any part or to any circumstances shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances, or the validity or enforceability of this Agreement. Acquirer and Holder intend this Agreement to be enforced as written. If any provision, or part thereof, however, is held to be unenforceable because of the duration thereof or the area covered thereby, all parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases and in its reduced form such provision shall then be enforceable.
7.    Amendment. This Agreement may not be amended except by an instrument in writing signed by Acquirer’s duly authorized representative, or his designee, and Holder.
8.    Waiver. No waiver of any nature, in any one or more instances, shall be deemed to be or construed as a further or continued waiver of any breach of any other term or agreement contained in this Agreement.
9.    Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
10.    Governing Law. This Agreement shall be construed and interpreted and its performance shall be governed by the laws of the State of New York without regard to conflicts of law principles of any jurisdiction.
11.    Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter of this Agreement (but does not in any way supersede the Purchase Agreement or any other agreement executed in connection with the Purchase Agreement, including the Proprietary Information and Inventions Agreement).
12.    Assignment. Holder may not assign any of its rights or obligations hereunder without the prior written consent of Acquirer. Any assignment in violation of this provision will be void.

[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, Acquirer and Holder have executed this Non-Competition Agreement on the day and year first above written.

HOLDER

Name: Neal Taparia

CHEGG, INC.
a Delaware corporation

By:
Name:
Title:

[SIGNATURE PAGE TO NON-COMPETITION AGREEMENT]

EXHIBIT C
Form of Escrow Agreement

ESCROW AGREEMENT
THIS ESCROW AGREEMENT (this “Agreement”) is made and entered into as of May 1, 2016, by and among Chegg, Inc., a Delaware Corporation, (the “Acquirer”), Neal Taparia and Darshan Somashekar, (Darshan Somashekar together with Neal Taparia, the “Sellers” and, together with Acquirer, sometimes referred to individually as a “Party” and collectively as the “Parties”), and Citibank, National Association, as escrow agent (the “Escrow Agent”). Capitalized terms not defined herein shall have the meanings assigned to them in that certain Interest Purchase Agreement, dated as of April 28, 2016 (the “Purchase Agreement”), by and among Acquirer, Imagine Easy Solutions, LLC, a Delaware limited liability company (the “Company”) and the Sellers.
RECITALS
WHEREAS, pursuant to the Purchase Agreement, Acquirer purchased from the Sellers 100% of the Interest in the Company (the “Purchase”) with the Company continuing as a wholly-owned subsidiary of Acquirer.
WHEREAS, Section 1.4(a)(iii) and Section 9.1 of the Purchase Agreement requires Acquirer to deposit with the Escrow Agent following Closing a cash amount equal to $4,200,000 (the “Escrow Amount”) as partial security for the indemnification obligations of the Sellers pursuant to Section 1.5(f) and Article IX, as well as the obligations under the Non-Competition Agreements, in each case to be held in escrow in accordance with the terms and conditions of this Agreement and the Purchase Agreement.
WHEREAS, Acquirer agrees to place in escrow the Escrow Amount, and the Escrow Agent agrees to hold the Escrow Amount in escrow and to distribute such funds in accordance with the terms of this Agreement.
NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereto agree as follows:
1.    Appointment. The Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment and agrees to act as escrow agent in accordance with the terms and conditions set forth herein.
2.    Escrow Funds.
(a)    Pursuant to Section 1.4(a)(iii) and Section 9.1 of the Purchase Agreement, as soon as reasonably practicable after the Closing Date, but in no event later than two (2) Business Days following the Closing Date, Acquirer shall deposit with the Escrow Agent the Escrow Amount in immediately available funds subject to the terms of this Agreement and the Purchase Agreement. Subject to the terms and conditions of the Purchase Agreement, the Escrow Funds shall be used to compensate Indemnified Persons, including Acquirer, for any Indemnifiable Damages required to be satisfied by Sellers under the Purchase Agreement.
(b)    The Escrow Agent hereby acknowledges receipt of the Escrow Amount and agrees to maintain the Escrow Amount in the Escrow Fund, together with all products and proceeds thereof, including all interest, dividends, gains and other income (collectively, the “Escrow Earnings”) earned with respect thereto (collectively, the “Escrow Funds”) in a separate and distinct account (the “Escrow Account”), subject to the terms and conditions of this Agreement.
(c)    For greater certainty, all Escrow Earnings shall be retained by the Escrow Agent and reinvested in the Escrow Funds and shall become part of the Escrow Funds; and shall be disbursed as part of the Escrow Funds in accordance with the terms and conditions of this Agreement. While it is being held in the Escrow Fund, the Escrow Amount shall be treated for tax purposes (including for all U.S. federal, state, local and foreign tax reporting purposes) as being owned by Acquirer.
3.    Investment of Escrow Funds.
(a)    Unless otherwise instructed in writing jointly by the Parties, the Escrow Agent shall invest and reinvest the Escrowed Funds in a “noninterest-bearing deposit account” insured by the Federal Deposit Insurance Corporation (“FDIC”) to the applicable limits. The Escrow Funds shall at all times remain available for distribution in accordance with Section 4 below.
(b)    The Escrow Agent shall send an account statement to each of the Parties on a monthly basis reflecting activity in the Escrow Account for the preceding month.
4.    Disposition and Termination of the Escrow Funds.
(a)    Escrow Fund. The Parties shall act in accordance with, and the Escrow Agent shall hold and release the Escrow Funds as provided in, this Section 4 as follows:
(i)    Unobjected Claims. If, in respect of any claim for Indemnifiable Damages set forth in a Claim Certificate, the Sellers do not contest by written notice to Acquirer within thirty (30) days following receipt of the Claim Certificate (the “Objection Deadline”), then Acquirer shall reclaim, and the Sellers shall forfeit, an amount of cash from the Escrow Fund having a total value equal to the amount of any Indemnificable Damages corresponding to such claim or claims as set forth in such Claim Certificate; provided, however, that in the case of Indemnifiable Damages not yet incurred or paid included in such Claim Certificate, Acquirer shall only have the right to reclaim or forfeit such amounts once they are incurred.
(ii)    Settlement. If the Seller objects in writing to any claim or claims by Acquirer made in any Claim Certificate within the thirty (30) day period, Acquirer and the Sellers shall attempt in good faith for sixty (60) days after Acquirer’s receipt of such written objection to resolve such objection. If Acquirer and the Sellers shall so agree, a joint written instruction setting forth such agreement shall be prepared, signed by both parties (the “Settlement”). Acquirer shall be entitled to conclusively rely on such joint written instruction and Acquirer shall reclaim, and the

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Sellers shall forfeit, an amount of cash from the Escrow Fund in accordance with the terms of such joint written instruction.
(iii)    Arbitrator Decision. If no agreement can be reached during the sixty (60) day period of good faith negotiation in accordance with Section 4(a)(ii), either Acquirer or the Sellers may bring an arbitration in accordance with the terms of Section 10.12 of the Purchase Agreement to resolve the matter. The decision of the arbitrator (“Arbitrator Award”) as to the validity and amount of any claim in such Claim Certificate shall be non-appealable, binding and conclusive upon the parties hereto, and Acquirer shall be entitled to act in accordance with such decision and Acquirer shall reclaim, and the Sellers shall forfeit, an amount of cash from the Escrow Fund in accordance therewith.
(iv)    Release. Within five (5) Business days following the Escrow Release Date, the Escrow Agent will release to each Seller such Seller’s Pro Rata Share of the Escrow Fund less that portion of the Escrow Fund that is determined, in the reasonable and good faith judgment of Acquirer, to be necessary to satisfy all unsatisfied or disputed claims for indemnification specified in any Claim Certificate delivered to the Sellers on or prior to the Escrow Release Date in accordance with Article IX of the Purchase Agreement and Section 4 hereof. Any portion of the Escrow Fund held following the Escrow Release Date with respect to each pending but unresolved claim for indemnification that is not awarded to Acquirer upon the resolution of such claim shall be distributed to the Sellers within five (5) Business Days following resolution of such claim and in accordance with the Sellers’ portion of the Escrow Fund related to such claim.
(v)    All payments of any part of the Escrow Fund shall be made by wire transfer of immediately available funds or cashier’s check as set forth in the joint written instruction executed by the Parties, Settlement or Arbitrator Award, as applicable.
(vi)    In the event a joint instruction is delivered to the Escrow Agent, whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instruction by telephone call back to the person or persons designated in Exhibit A-1 (with respect to Acquirer) and Exhibit A-2 (with respect to the Sellers) annexed hereto (the “Call Back Authorized Individuals”), and the Escrow Agent may rely upon the confirmations of anyone purporting to be a Call Back Authorized Individual. To assure accuracy of the instructions it receives, the Escrow Agent may record such call backs. If the Escrow Agent is unable to verify the instructions, or is not satisfied with the verification it receives, it will not execute the instruction until all such issues have been resolved. The persons and telephone numbers for call backs may be changed only in writing actually received and acknowledged by the Escrow Agent.
(b)    Certain Definitions.

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(i)    “Business Day” means a day (i) other than Saturday or Sunday and (ii) on which commercial banks are open for business in San Francisco, California.
(ii)    “Escrow Release Date” means 11:59 p.m. Pacific time on the date that is sixty (60) days after the date that is twelve (12) months after the Closing.
(iii)    “Person” means any natural person, company, corporation, limited liability company, general partnership, limited partnership, limited liability partnership, trust, estate, proprietorship, joint venture, business organization or Governmental Entity.
5.    Escrow Agent. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein, which shall be deemed purely ministerial in nature, and no duties shall be implied. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between the Parties, in connection herewith, if any, including without limitation the Purchase Agreement, nor shall the Escrow Agent be required to determine if any Person has complied with any such agreements, nor shall any additional obligations of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Agreement. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any joint written instructions executed by the Parties furnished to it hereunder and believed by it to be genuine and to have been signed and presented by the proper Party or Parties. Concurrent with the execution of this Agreement, the Parties shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit A-1 and Exhibit A-2 attached hereto, as applicable. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall have no duty to solicit any payments which may be due it or the Escrow Funds. In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any Party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in a Settlement or Arbitration Award. The Escrow Agent may interplead all of the assets held hereunder into a court of competent jurisdiction or may seek a declaratory judgment with respect to certain circumstances, and thereafter be fully relieved from any and all liability or obligation with respect to such interpleaded assets or any action or nonaction based on such declaratory judgment. The Escrow Agent may consult with legal counsel of its selection in the event of any dispute or question as to the meaning or construction of any of the provisions hereof or its duties hereunder. The Escrow Agent shall have no liability or obligation with respect to the Escrow Funds except for the Escrow Agent’s fraud, willful misconduct or gross negligence. To the extent practicable, the Parties agree to pursue any redress or recourse in connection with any dispute (other than with respect to a dispute involving the Escrow Agent) without making the Escrow Agent a party to the same. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable, directly or indirectly, for any (a) damages, losses or expenses arising out of the services provided hereunder, other than damages, losses or expenses which result from the Escrow Agent’s fraud, gross negligence or willful misconduct, or (b) special, indirect or consequential loss or damage of any kind whatsoever

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(including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
6.    Resignation and Removal of Escrow Agent. The Escrow Agent (a) may resign and be discharged from its duties or obligations hereunder by giving thirty (30) calendar days advance notice in writing of such resignation to the Parties specifying a date when such resignation shall take effect or (b) may be removed, with or without cause, by the Acquirer and the Sellers acting jointly at any time by providing written notice to the Escrow Agent. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all of the escrow business of the Escrow Agent’s line of business may be transferred, shall be the Escrow Agent under this Agreement without further act. The Escrow Agent’s sole responsibility after such thirty (30) day notice period expires or after receipt of written notice of removal shall be to hold and safeguard the Escrow Funds (without any obligation to reinvest the same) and to deliver the same (i) to a substitute or successor escrow agent pursuant to a joint written designation from the Parties, (ii) as set forth in a joint written instruction executed by the Parties or (iii) in accordance with the directions of a Settlement or Arbitration Award, at which time of delivery Escrow Agent’s obligations hereunder shall cease and terminate. In the event the Escrow Agent resigns or is removed, if the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) calendar days following receipt of the notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of such a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon all of the Parties hereto.
7.    Fees and Expenses. All fees and expenses of the Escrow Agent are described in Schedule 1 attached hereto and shall be borne fifty percent (50%) by Acquirer and fifty percent (50%) by Sellers. The fees agreed upon for the services to be rendered hereunder are intended as full compensation for the Escrow Agent services as contemplated by this Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Agreement, or there is any assignment of interest in the subject matter of the Agreement, or any material modification hereof, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to the Agreement or the subject matter hereof, then the Escrow Agent shall be compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event.
8.    Indemnity. Each of the Parties shall jointly and severally indemnify, defend and save harmless the Escrow Agent and its affiliates and their respective successors, assigns, directors, officers, agents and employees (the “Indemnitees”) from and against any and all losses, damages, claims, liabilities, penalties, judgments, settlements, actions, suits, proceedings, litigation, investigations, costs or expenses (including the reasonable fees and expenses of one outside counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively “Escrow Agent Losses”) arising out of or in connection with (a) the Escrow Agent’s execution and performance of this Agreement, tax reporting or withholding, the enforcement of any rights or remedies under or in connection with this Agreement, or as may arise by reason of any

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act, omission or error of the Indemnitee, except to the extent that such Escrow Agent Losses have been caused by the fraud, gross negligence or willful misconduct of Escrow Agent or any such Parties, or (b) its following any joint instructions or other directions from the Acquirer and the Sellers, except to the extent that its following any such joint instruction or direction is expressly forbidden by the terms hereof. The Parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Agreement. The Parties hereby grant the Escrow Agent a lien on, right of set-off against and security interest in, the Escrow Funds for the payment of any reasonable claim for indemnification, expenses and amounts due hereunder. In furtherance of the foregoing, the Escrow Agent is expressly authorized and directed, but shall not be obligated, upon prior written notice to the Parties, to charge against and withdraw from the Escrow Funds for its own account or for the account of an indemnitee any amounts due to the Escrow Agent or to an indemnitee under this Section 8. Notwithstanding anything to the contrary herein, the Acquirer and the Sellers agree, solely as between themselves, that any obligation for indemnification under this Section 8 (or for reasonable fees and expenses of the Escrow Agent described in Section 7) shall be borne by the party or parties determined by a court of competent jurisdiction to be responsible for causing the loss, damage, liability, cost or expense against which the Escrow Agent is entitled to indemnification or, if no such determination is made, then one-half by the Acquirer and one-half by the Sellers. The provisions of this Section 8 shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement.
9.    Tax Matters.
(a)    Acquirer shall be responsible for and the taxpayer on all taxes due on the interest or income earned on the Escrow Funds for the calendar year in which such interest or income is earned. Prior to the date hereof, the Parties shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 as applicable and such other forms and documents that the Escrow Agent may request.
(b)     The Escrow Agent shall be responsible only for income reporting to the Internal Revenue Service with respect to income earned on the Escrow Funds. The Escrow Agent shall withhold any taxes required to be withheld by applicable law, including but not limited to required withholding in the absence of proper tax documentation, and shall remit such taxes to the appropriate authorities.  Other than in connection with any required withholding, the Parties acknowledge and agree that the Escrow Agent shall have no responsibility for the preparation and/or filing of any tax return with respect to the Escrow Funds or any income earned by the Escrow Funds.
(c)    Should the Escrow Agent be engaged to perform annual tax information reporting for principal payments, all such reporting will be completed at the joint written direction of the Acquirer and the Sellers, such that the Acquirer shall continue to be identified as payor and withholding agent. The Escrow Agent will, in accordance with the Acquirer’s written instructions, file, print and mail information returns to persons or entities receiving disbursements pursuant to the Agreement and transmit withholding amounts as directed by Acquirer.
(d)    The Escrow Agent, its affiliates, and its employees are not in the business of providing tax or legal advice to any taxpayer outside of Citigroup, Inc. and its affiliates. The

6

Agreement and any amendments or attachments are not intended or written to be used, and cannot be used or relied upon, by any such taxpayer or for the purpose of avoiding tax penalties. Any such taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.
10.    Covenant of Escrow Agent. The Escrow Agent hereby agrees and covenants with the Acquirer and the Sellers that it shall perform all of its obligations under this Agreement and shall not deliver custody or possession of any of the Escrow Funds to anyone except pursuant to the express terms of this Agreement or as otherwise required by law.
11.    Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with automated confirmation of receipt) to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice).
if to the Acquirer, then to:

Chegg, Inc.
3990 Freedom Circle
Santa Clara, CA 95054
Attention: General Counsel
Facsimile:  408-516-0100
Telephone No.:  (408) 855-5700
E-mail: legal@chegg.com

with a copy (which shall not constitute notice) to:

Fenwick & West LLP
801 California Street
Mountain View, CA 94041
Attention: David A. Bell
Telephone No.: (650) 335-7832
Facsimile No.: (650) 335-7832
E-mail:dbell@fenwick.com

or, if to the Sellers, then to:

Neal Taparia
175 Huguenot Street, Apt 701
New Rochelle NY 10801
Facsimile:  (401) 633-6187
Telephone No.: (847) 323-1419
E-mail: neal@imagineeasy.com

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Darshan Somashekar
136 East Broadway, #12A
New York, NY 10002
Telephone No.:
Facsimile:  (401) 633-6187
Telephone No.:  (401) 225-8575
E-mail: darshan@imagineeasy.com

or, if to the Escrow Agent, then to:

Citibank, N.A.
Citi Private Bank
One Sansome Street, 23rd Floor
San Francisco, CA 94105
Attn: Raafat A. Sarkis
Telephone No.: (415) 627-6327
Facsimile No.: (415) 592-5584
E-mail: Raafat.sarkis@citi.com

Notwithstanding the above, in the case of communications delivered to the Escrow Agent pursuant to this Section 11, such communications shall be deemed to have been given on the date received by the Escrow Agent. In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate.
12.    Termination. This Agreement shall terminate upon the distribution of all of the amounts in the Escrow Account in accordance with this Agreement. The provisions of Sections 6, 8 and 9 hereof shall survive the termination of this Agreement and the earlier resignation or removal of the Escrow Agent.
13.    Miscellaneous. The provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by all of the parties hereto. Neither this Agreement nor any right or interest hereunder may be assigned in whole or in part by any party, except as provided in Sections 6 and 16, without the prior consent of the other parties. This Agreement shall be governed by and construed under the laws of the State of California. Each party irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of California. The parties hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile or electronic transmission in portable document format (.pdf), and such facsimile or .pdf will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party. If any provision of this Agreement is

8

determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. The Parties represent, warrant and covenant that each document, notice, instruction or request provided by such Party to Escrow Agent shall comply with applicable laws and regulations. Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Agreement shall be enforced as written. Except as expressly provided in Sections 7 and 8, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or any funds escrowed hereunder.
14.    Compliance with Court Orders. In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the Parties hereto or to any other Person, by reason of such compliance notwithstanding that such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.
15.    Further Assurances. Following the date hereof, each party shall deliver to the other parties such further information and documents and shall execute and deliver to the other parties such further instruments and agreements as any other party shall reasonably request to consummate or confirm the transactions provided for herein, to accomplish the purpose hereof or to assure to any other party the benefits hereof.
16.    Assignment. No assignment of the interest of any of the Parties hereto shall be binding upon the Escrow Agent unless and until written notice of such assignment shall be filed with and consented to by the Escrow Agent (such consent not to be unreasonably withheld). To comply with Federal law including USA Patriot Act requirements, assignees shall provide to the Escrow Agent the appropriate form W-9 or W-8 as applicable and such other forms and documentation that the Escrow Agent may request to verify identification and authorization to act. Notwithstanding the foregoing, the Acquirer may, without prior written consent of the Escrow Agent, assign all or a portion of its rights, interests or obligations hereunder to one or more of its affiliates or one or more entities managed by one of its affiliates, provided that no such assignment shall relieve Acquirer of any obligation hereunder except to the extent actually performed or satisfied by the assignee, and the Acquirer shall be required to notify the Escrow Agent of such assignment as described above.
17.    Force Majeure. The Escrow Agent shall not incur any liability for not performing any act or fulfilling any obligation hereunder by reason of any occurrence beyond its control

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(including, but not limited to, any provision of any present or future law or regulation or any act of any governmental authority, any act of God or war or terrorism, or the unavailability of the Federal Reserve Bank wire services or any electronic communication facility), it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

18.    Compliance with Federal Law. To help the U.S. Government fight the funding of terrorism and money laundering activities and to comply with Federal law requiring financial institutions to obtain, verify and record information on the source of funds deposited to an account, the Parties hereto agree to provide the Escrow Agent with the name, address, taxpayer identification number, and remitting bank for all Parties depositing funds with Citibank pursuant to the terms and conditions of this Agreement. For a non-individual person such as a business entity, a charity, a trust or other legal entity, the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity. The Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.
19.    Use of Citibank Name. No publicly distributed printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions “Citibank” by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any other parties hereto, or on such party’s behalf, without the prior written consent of the Escrow Agent.

* * * * *

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IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth above.
CHEGG, INC.:

By:
Name:
Its:

Signature Page to Escrow Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth above.

NEAL TAPARIA:

Name:

DARSHAN SOMASHEKAR:

Name:

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date set forth above.

ESCROW AGENT:

CITIBANK, N.A.

By:
Name:
Its:

Schedule 1

ESCROW AGENT FEE SCHEDULE
Citibank, N.A., Escrow Agent

Acceptance Fee
To cover the acceptance of the Escrow Agency appointment, the study of the Escrow Agreement, and supporting documents submitted in connection with the execution and delivery thereof, and communication with other members of the working group:

Fee: Waived

Administration Fee
The annual administration fee covers maintenance of the Escrow Account including safekeeping of assets in the escrow account, normal administrative functions of the Escrow Agent, including maintenance of the Escrow Agent’s records, follow-up of the Escrow Agreement’s provisions, and any other safekeeping duties required by the Escrow Agent under the terms of the Escrow Agreement. Fee is based on Escrow Amount being deposited in a non-interest bearing transaction deposit account with a duration of at least a year, FDIC insured to the applicable limits.

Fee: Waived

Tax Preparation Fee
To cover preparation of Form 1099-INT for the applicable escrow party for each calendar year:

Fee: Waived

Transaction Fees
To cover all required disbursements from escrow account, including disbursements made via check and/or wire transfers, fees associated with postage and overnight delivery charges incurred by the Escrow Agent as required under the terms and conditions of the Escrow Agreement:

Fee: N/A

Other Fees

N/A

TERMS AND CONDITIONS: The above schedule of fees does not include charges for reasonable out-of-pocket expenses or for any services of an extraordinary nature that we or our legal counsel may be called upon from time to time to perform in either an agency or fiduciary capacity. Our participation in the transactions contemplated by the Agreement is subject to internal approval of the third party depositing monies into the escrow account.

EXHIBIT A-1

Certificate as to Acquirer’s Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of the Acquirer and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under this Agreement, on behalf of the Acquirer. The below listed persons (must list at least two individuals) have also been designated Call Back Authorized Individuals and will be notified by Citibank N.A. upon the release of Escrow Funds from the escrow account(s) unless an original “Standing or Predefined Instruction” letter is on file with the Escrow Agent.

Name / Title /Telephone #	Specimen Signature
______________________________ Name ______________________________ Title ______________________________ Telephone #	_____________________________ Signature

______________________________ Name ______________________________ Title ______________________________ Telephone #	_____________________________ Signature

______________________________ Name ______________________________ Title ______________________________ Telephone #	_____________________________ Signature

Exhibit to Escrow Agreement

EXHIBIT A-2

Certificate as to Seller’s Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of the Sellers and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under this Agreement, on behalf of the Sellers. The below listed persons (must list at least two individuals) have also been designated Call Back Authorized Individuals and will be notified by Citibank N.A. upon the release of Escrow Funds from the escrow account(s) unless an original “Standing or Predefined Instruction” letter is on file with the Escrow Agent.

Name / Title /Telephone #	Specimen Signature
Neal Taparia Telephone #: (847) 323-1419	_____________________________ Signature

Darshan Somashekar Telephone #: (401) 225-857	_____________________________ Signature

Exhibit to Escrow Agreement

EXHIBIT D
Assignment of Interests

ASSIGNMENT OF INTERESTS AGREEMENT
THIS AGREEMENT OF ASSIGNMENT OF INTERESTS (the “Assignment”) is made as of May 1, 2016, between Neal Taparia and Darshan Somashekar (collectively, “Assignors”), the sole members of Imagine Easy Solutions, LLC, a Delaware limited liability company (the “Company”), and Chegg, Inc., a Delaware corporation (“Assignee”). Assignors and Assignee are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Terms used but not otherwise defined in this Assignment shall have the meanings set forth in the Purchase Agreement (as defined below).
RECITALS
WHEREAS, Assignors, the Company and Assignee are parties to an Interest Purchase Agreement dated April 28, 2016 (the “Purchase Agreement”).
WHEREAS, Assignors are collectively, the owners and holders of one hundred percent (100%) of the membership/ownership interests in the Company (collectively, the “Interests” and each individually, a “Interest”) and pursuant to the Purchase Agreement, Assignors desire to assign to Assignee, and Assignee desires to accept from Assignors, such Interests in the Company.
WHEREAS, in connection with the consummation of the Purchase Agreement, Assignors and Assignee are hereby executing this Assignment to effect the Assignment, effective as of the date set forth above.
NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings set forth in the Purchase Agreement and the following promises, covenants, agreements and conditions, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
AGREEMENT
1.    Effective as of the Closing, Assignors hereby irrevocably grant, contribute, convey, transfer, assign and deliver to Assignee all of their rights, titles and interest in the Interests, together with any and all rights, privileges, and obligations of Assignors under the Company LLC Agreement. Assignors hereby withdraw as members of the Company. Assignors hereby waive any transfer restrictions under any agreements that would prohibit the transactions contemplated by this Assignment.
2.    Effective as of the Closing, Assignee accepts such grant, contribution, conveyance, transfer, assignment and delivery of the Interests and agrees to become a member of the Company with respect to the Interests, and to be bound by the Company LLC Agreement. Assignee hereby agrees to assume all of Assignors’ obligations under the Company LLC Agreement and to perform all of Assignors’ agreements and obligations under the Company LLC Agreement.
3.    Each of the Parties (i) consents and agrees to the withdrawal of Assignors as members of the Company, (ii) consents and agrees to Assignee’s admission as the sole member of the

Company, and (iii) consents and agrees to any amendments to the operating agreement of the Company by Assignee as the sole member of that Company.
4.    The assignments and assumptions under this Assignment are made pursuant to and are subject to the terms and conditions of the Purchase Agreement. The Assignors acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.
5.    This Assignment, all acts and transactions pursuant hereto and all obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California without reference to such state’s principles of conflicts of law that would refer a matter to a different jurisdiction.
6.    This Assignment may be executed in one or more counterparts (including by means of facsimile or electronic means including .pdf form), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
7.    Any term or provision of this Assignment that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.
8.    After the date hereof, Assignors shall, from time to time, at Assignee’s request, execute and deliver, or cause to be executed and delivered, such further instruments of conveyance, assignment and transfer or other documents, and perform such further acts and obtain such further consents, as Assignee may reasonably require in order to fully effectuate the transactions contemplated by this Assignment.
9.    This Assignment shall be binding upon and inure to the benefit of the Parties named herein and their respective personal representatives, heirs, successors and permitted assigns.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has caused this Agreement of Assignment of Interests to be duly executed as of the date set forth above.

ASSIGNORS:

By:
Name:    Darshan Somashekar
Title:     Manager and Member

By:
Name:    Neal Taparia
Title:     Manager and Member

[SIGNATURE PAGE TO ASSIGNMENT OF INTERESTS AGREEMENT]

IN WITNESS WHEREOF, the undersigned has caused this Agreement of Assignment of Interests to be duly executed as of the date set forth above.

ASSIGNEE:
CHEGG, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO ASSIGNMENT OF INTERESTS AGREEMENT]

EXHIBIT E
Form of FIRPTA Certificate

CERTIFICATE OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon my disposition of a U.S. real property interest, I hereby certify the following:

1.	I am not a nonresident alien for purposes of U.S. income taxation;

2.	My U.S. taxpayer identification number is ; and

3.	My home address is:

I understand that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete.

Neal Taparia

Dated:

CERTIFICATE OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon my disposition of a U.S. real property interest, I hereby certify the following:

1.	I am not a nonresident alien for purposes of U.S. income taxation;

2.	My U.S. taxpayer identification number is ; and

3.	My home address is:

I understand that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete.

Darshan Somashekar

Dated:

EXHIBIT F-1
Form of Transaction Bonus Agreement
(Till Klampaeckel)

IMAGINE EASY SOLUTIONS, LLC
KLAMPAECKEL BONUS PLAN
This Klampaeckel Bonus Plan (the “Bonus Plan”) is made and entered into as of April 28, 2016 (the “Bonus Plan Agreement Date”) by and between Imagine Easy Solutions, LLC, a Delaware limited liability company (the “Company”), and Till Klampaeckel, an individual (“Klampaeckel”). The Company and Klampaeckel referred together herein as the “Parties.”
RECITALS
A.    The Parties entered into that certain Promissory Equity Agreement, dated January 28, 2008, whereby the Company promised to offer equity interests to Klampaeckel equal to that number of options equivalent to one and twenty-five hundredths of a percent (1.25%) of outstanding unit equivalents of the Company issuable upon the time of the Company’s initial issuance (the “Promissory Agreement”).
B.    The Parties also entered into that certain Letter Agreement, dated as of March 21, 2014, whereby the Company offered Klampaeckel a five tenths percent (0.5%) stake in Citation Machine, an asset of the Company (the “Citation Agreement”).
C.    The Parties agreed that the promised equity interest under the Promissory Agreement together with the promised interest in the Citation Agreement equals an overall promised equity interest equal to one and four hundred twenty-five thousandths of a percent (1.425%) of the outstanding ownership interests of the Company (the “Promised Ownership Interest”).
D.    As of the Bonus Plan Agreement Date, the Parties have not taken any action to convert the Promised Ownership Interest into an actual ownership interest in the Company and, therefore, as of the Bonus Plan Agreement Date, Klampaeckel does not hold any ownership interest in the Company.
E.    The Company entered into an Interest Purchase Agreement (the “Purchase Agreement”), dated as of April 28, 2016, by and among Chegg, Inc., a Delaware corporation (“Acquirer”), the Company, Neal Taparia and Darshan Somashekar (together, the “Sellers”), pursuant to which the Acquirer will acquire all of the membership/ownership interests in the Company from the Sellers (the “Transaction” and the date of the consummation of the Transaction, the “Closing Date”).
F.    The Company desires, and Klampaeckel agrees to accept, the bonus payments under this Bonus Plan in lieu of and full satisfaction of the Company’s commitment to provide the Promised Ownership Interest and, hereafter, Klampaeckel will have no right to any interest in the Company pursuant to the Promissory Agreement, the Citation Agreement or otherwise.
NOW, THEREFORE, in consideration of the mutual promises and conditions set forth herein, and for other good and sufficient consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.    DEFINITIONS.
Following are the defined terms applicable to this Bonus Plan. Any Capitalized term not defined in this Section 1 shall have the meaning ascribed to such term in the Purchase Agreement.
(a)    “Acquirer” shall have the meaning ascribed to it in the Recitals.
(b)    “Bonus Amounts” shall mean the aggregate of the Closing Bonus Amount, the Deferred Bonus, the First Additional Bonus Amounts, and the Second Additional Bonus Amounts, in each case as described below in Section 3.
(c)    “Bonus Plan” shall have the meaning ascribed to it in the introductory sentence of this Bonus Plan.
(d)    “Bonus Plan Agreement Date” shall have the meaning ascribed to it in the introductory sentence of this Bonus Plan.
(e)    “Cause” shall mean Klampaeckel’s (i) unauthorized use or disclosure of the Company’s or Acquirer’s confidential information or trade secrets in breach of any confidentiality, invention assignment or similar agreement between the Klampaeckel and the Company or Acquirer; (ii) violation or noncompliance of any applicable published material corporate policy of the Company or Acquirer that is not fully cured by the Klampaeckel within fifteen (15) Business Days following receipt of written notice stating the nature of such violation or non-compliance and that is materially detrimental to the Company or Acquirer, as determined by the Company or Acquirer, as applicable, at its sole reasonable discretion, provided that no such notice or cure period shall be required in the event of any act or omission that is incapable of cure; (iii) conviction of, or plea of “guilty” or “no contest” to, a felony under the laws the of the United States or any state or province thereof; (iv) commission of an act, of theft, embezzlement, fraud or material dishonesty and that is detrimental to the Company or Acquirer; (v) knowing and intentional violation of any material contract or agreement between Klampaeckel and the Company or Acquirer or any statutory or fiduciary duty Klampaeckel owes to the Company or Acquirer that is detrimental to the Company or Acquirer; (vi) intentional conduct that constitutes gross insubordination or habitual neglect of Klampaeckel’s duties and that is materially detrimental to the Company or Acquirer; (vii) gross negligence or willful misconduct; (viii) continuing or repeated failure to perform assigned duties that are both (x) lawful and (y) within the scope of, and customarily or reasonably associated with, Klampaeckel’s position and responsibilities, after receiving written notification of such failure from Klampaeckel’s manager, where such failure has an adverse effect that is material to the Company’s business, unless (A) within five (5) Business Days of such notification Klampaeckel has taken steps to cure such failure that are reasonably likely to effect such a cure and (B) such failure is cured within sixty (60) calendar days of such notification; provided that such cure opportunity shall not apply to any subsequent occurrence of such failure (or any substantially similar failure); or (ix) failure to cooperate in good faith with a governmental or internal investigation of the Company, Acquirer or its directors, officers or employees, if the Company or Acquirer has requested Klampaeckel’s cooperation at least five (5) days in advance (or such reasonably lesser period of the Company or Acquirer itself is provided with less than five (5) days’ notice of a governmental investigation).

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(f)    “Citation Agreement” shall have the meaning ascribed to it in the Recitals.
(g)    “Claims” shall have the meaning ascribed to it below in Section 4.
(h)    “Closing” means the closing of the Transaction.
(i)    “Closing Bonus Amount” shall have the meaning ascribed to it below in Section 3.
(j)    “Closing Date” shall have the meaning ascribed to it in the Recitals.
(k)    “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code or regulation thereunder shall include such Section or regulations, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.
(l)    “Company” shall have the meaning ascribed to it in the introductory sentence of this Bonus Plan.
(m)    “Deferred Bonus” shall have the meaning ascribed to it below in Section 3.
(n)    “Effective Date” shall have the meaning ascribed to it below in Section 4.
(o)    “First Additional Bonus Amounts” shall have the meaning ascribed to it below in Section 3.
(p)    “Klampaeckel” shall have the meaning ascribed to it in the introductory sentence of this Bonus Plan.
(q)    “Managers” means the managing members of the Company, as listed in Schedule 2.1(b) of the Purchase Agreement’s related Disclosure Schedules, or, following the Closing Date, their respective successors.
(r)    “Parties” shall have the meaning ascribed to it in the introductory paragraph of this Bonus Plan.
(s)    “Promised Ownership Interest” shall have the meaning ascribed to it in the Recitals.
(t)    “Promissory Agreement” shall have the meaning ascribed to it in the Recitals.
(u)    “Purchase Agreement” shall have the meaning ascribed to it in the Recitals.
(v)    “Purchase Consideration” shall have the meaning ascribed to it in the Purchase Agreement.
(w)    “Released Parties” shall have the meaning ascribed to it below in Section 4.
(x)    “Relevant Persons” shall have the meaning ascribed to it below in Section 4.

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(y)    “Second Additional Bonus Amounts” shall have the meaning ascribed to it below in Section 3.
(z)    “Sellers” shall have the meaning ascribed to it in the Recitals.
(aa)    “Transaction” shall have the meaning ascribed to it in the Recitals.
(bb)    “Unvested Bonus Amounts” shall have the meaning ascribed to it below in Section 3.
2.    ADMINISTRATION.
(a)    The Bonus Plan shall be interpreted and administered by the Managers, whose actions shall be final and binding on all persons, including Klampaeckel, and shall be given the maximum deference permitted by law. The Managers may delegate some or all of their powers and responsibilities under the Bonus Plan either to a committee of the Managers or to one or more officers of the Company.
(b)    None of the Managers or their delegate(s) will be liable for any action or determination made by the Managers or their delegate(s) with respect to the Bonus Plan or any distribution paid under the Bonus Plan. None of the Managers or their delegate(s) shall be personally liable for any action, determination, or interpretation made in good faith with respect to this Bonus Plan or any distribution paid hereunder, and all of the Managers or their delegate(s) shall be fully indemnified and held harmless by the Company or its successor in respect of any such action, determination, or interpretation.
3.    BONUS AMOUNTS; PAYMENT TIMING; AND VESTING SCHEDULE.
(a)    Closing Bonus Amount. A reasonable period prior to the anticipated Closing Date, the Company will pay to Klampaeckel by wire transfer of same-day funds the aggregate amount of cash equal to $417,500, without interest (the “Closing Bonus Amount”). The Parties agree the Closing Bonus Amount will be paid from the general assets of the Company prior to the Closing Date.
(b)    Deferred Bonus. Klampaeckel shall receive a cash payment of $283,900, without interest, payable in calendar year 2017, but in no event later than the Deferred Cash Consideration is paid to the Sellers (the “Deferred Bonus”). The Parties understand and agree that the Deferred Bonus payable hereunder shall be deducted from the amount of Deferred Cash Consideration available for distribution to the Sellers pursuant to Section 1.3(a)(ii) of the Purchase Agreement.
(c)    First Additional Bonus Amounts. Subject to Section 3(e) below, if the Company reaches the 2016 Plan Earning Target as determined pursuant to Schedule 1.3(a)(iii) of the Purchase Agreement’s related Disclosure Schedules, Klampaeckel shall receive an amount of cash equal to $50,100, without interest, paid in three installments of $25,500, $12,525 and $12,525 and paid as soon as practicable, but in no event more than ten (10) business days, after May 1, 2017, November 1, 2017, and May 1, 2018, respectively (the “First Additional Bonus Amounts”). The Parties understand and agree that the First Additional Bonus Amounts payable hereunder shall be deducted from the amount of 1st Additional Consideration Amount available for distribution to the Sellers pursuant to Section 1.3(a)(iii) of the Purchase Agreement.

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(d)    Second Additional Bonus Amounts. Subject to Section 3(e) below, Klampaeckel shall receive an amount of cash equal to $250,500, without interest, paid in four installments of $41,750, $41,750, $41,750 and $125,250 and paid as soon as practicable after November 1, 2016, May 1, 2017, November 1, 2017, and May 1, 2018, respectively (the “Second Additional Bonus Amounts”). The Parties understand and agree that the Second Additional Bonus Amounts payable hereunder shall be deducted from the amount of 2nd Additional Consideration Amount available for distribution to the Sellers pursuant to Section 1.3(a)(iv) of the Purchase Agreement.
(e)    Vesting Schedule. Klampaeckel’s right to receive the Closing Bonus Amount will be fully vested as of the date paid by the Company; provided that Klampaeckel provides services to the Company until the date of payment. Klampaeckel’s right to the Deferred Bonus shall be fully vested upon the Closing of the Transaction, provided that Klampaeckel provides services to the Company until the Closing Date. In order to receive the First Additional Bonus Amounts and the Second Additional Bonus Amounts (the “Unvested Bonus Amounts”), except as provided below, Klampaeckel must continuously provide services to the Company or its subsidiaries (or be employed) on the respective payment dates to receive the payments set forth in subsections 3(c) and (d) above. Notwithstanding the forgoing, Klampaeckel will be entitled to the Unvested Bonus Amounts (which shall be paid pursuant to the schedule set forth in subsections 3(c) and 3(d) above, as applicable) if either (x) he provides continuously services to the Company or its subsidiaries (or is employed) through the one (1) year anniversary of the Closing Date or (y) he is terminated without Cause within one (1) year following the Closing Date.
(f)    No Ownership Rights. As a condition to Klampaeckel’s right to the Bonus Amounts, Klampaeckel acknowledges and agrees that Klampaeckel does not have any ownership interest, or any right to any ownership interest, in the Company, Acquirer or any of their respective affiliates pursuant to the Promissory Agreement, the Citation Agreement or otherwise, except as explicitly set forth in subsections 3(c) and (d) above. Klampaeckel further acknowledges and agrees that his only right to any portion of the Purchase Consideration in connection with the Transaction or otherwise is under this Bonus Plan.
4.    RELEASE AND WAIVER.
(a)    In exchange for the payments hereunder and as a condition and inducement to the Company’s willingness to enter into this Bonus Plan, Klampaeckel, for himself and on behalf of his heirs, legal representatives, successors, assigns, beneficiaries, estates, executors, administrators or trustees (collectively, the “Relevant Persons”), hereby irrevocably, unconditionally and forever acquits, releases, waives and discharges the Company, Acquirer, and each of their respective officers, directors, employees, agents, divisions, affiliated corporations, subsidiaries, Affiliates, managers affiliated non-corporation entities, representatives, successors, predecessors and assigns (individually and collectively, the “Released Parties”) from any and all past, present and future debts, losses, costs, accounts, reckonings, bills, sums of money, bonds, suits, actions, causes of action, liabilities, contributions, attorneys’ fees, interest, damages, punitive damages, expenses, controversies, covenants, Contracts, promises, judgments, Liabilities, claims, potential claims, counterclaims, cross-claims, or demands, in law or in equity, asserted or unasserted, express or implied, known or unknown, matured or unmatured, contingent or vested, liquidated or unliquidated, of any kind or nature or description whatsoever, that

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any of the Relevant Persons had, presently has or may hereafter have or claim or assert to have against any of the Released Parties by reason of any act, omission, transaction, occurrence, conduct, circumstance, condition, harm, matter, cause or thing that has occurred or existed at any time from the beginning of time up to and including the date Klampaeckel executes this Bonus Plan, that in any way arise from or out of, are based upon or relate to (i) such Relevant Person’s or Relevant Persons’, as applicable, ownership or purported ownership of the Promised Ownership Interest or (ii) the negotiation or execution of this Bonus Plan or any of the other documents referenced in this Bonus Plan (including but not limited to the Purchase Agreement), except for such Relevant Person’s or Relevant Persons’, as applicable, rights under this Bonus Plan (after taking into account such exceptions, the “Claims”). The release is intended to be complete, global and all-encompassing and specifically includes claims that are known, unknown, fixed, contingent or conditional with respect to the matters described herein.  With respect to such Member Claims, Klampaeckel hereby expressly waives any and all rights conferred upon him by any statute or rule of law which provides that a release does not extend to claims which the claimant does not know or suspect to exist in his, her or its favor at the time of executing the release, which if known by him, her or it must have materially affected his, her or its settlement with the released party.
(b)    No Other Actions. Klampaeckel represents and warrants that he has not filed or provoked any other pending complaint, claim or charge that is subject to the release contained in this Section 4 on his behalf or on behalf of others, and Klampaeckel is not aware of any such pending complaint, claim or charge on his behalf, against the Released Parties, or any of them, with any local, state or federal agency, administrative or regulatory agency, tribunal or court nor shall he make any such complaint, claim or charge that is subject to the release contained in this Section 4, whether on his behalf or on behalf of others.
(c)    Effective Date. This Bonus Plan shall become effective on the day of its execution by Klampaeckel (the “Effective Date”). Klampaeckel will have five (5) days from receipt of the Bonus Plan from the Company in which to consider this release and return it to the Company.
5.    AMENDMENT OR TERMINATION OF THE BONUS PLAN.
(a)    The Bonus Plan may not be amended without the consent of Klampaeckel.
(b)    The Bonus Plan shall automatically terminate upon the completion of all payments under the terms of the Bonus Plan.
6.    NO GUARANTEE OF FUTURE SERVICE.
Klampaeckel’s participation in the Bonus Plan shall not provide any guarantee or promise of continued service of Klampaeckel with the Company (or any of its subsidiaries) or Acquirer, and the Company (or any subsidiary) or Acquirer, as applicable, retains the right to terminate any service contract of Klampaeckel at any time, with or without cause, for any reason or no reason, except as may be restricted by law or contract.

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7.    TAX WITHHOLDING.
The Company (or its relevant subsidiary) or, following the Closing Date, Acquirer, shall withhold from any distributions under the Bonus Plan and/or require Klampaeckel to remit payments to the Company (or its relevant subsidiary) or, following the Closing Date, Acquirer, for any amount required to satisfy the Company’s (or its relevant subsidiary’s) or Acquirer’s income, employment or other tax or social security withholding obligations under federal, state or other applicable law. Klampaeckel will be solely responsible for any tax or social security withholding obligations and shall be responsible for remitting any necessary funds to the Company (or its relevant subsidiary) or Acquirer, as applicable, to meet such tax or social security withholding obligations.
8.    FUNDING.
The Bonus Plan shall be funded out of the Company’s general assets. No provision of the Bonus Plan shall require the Company, for the purpose of satisfying any obligations under the Bonus Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Klampaeckel shall have no rights under the Bonus Plan other than as an unsecured general creditor of the Company.
9.    BONUS PLAN.
The Bonus Plan is intended to be a “bonus program” as defined under U.S. Department of Labor regulation 2510.3-2(c) and shall be construed and administered in accordance with such intention.
10.    NONASSIGNABILITY.
To the maximum extent permitted by law, Klampaeckel’s rights or benefits under this Bonus Plan shall not be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit.
11.    CODE SECTION 409A.
Each payment and benefit payable under this Bonus Plan is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Bonus Amounts under this Bonus Plan are intended to be exempt from or comply with the requirements of Section 409A, in each case so that none of the Bonus Amounts to be provided hereunder will be subject to the additional tax imposed under Section 409A. Any ambiguities or ambiguous terms herein will be interpreted to be exempt from or so comply with the requirements of Section 409A.
12.    CHOICE OF LAW.
All questions concerning the construction, validation and interpretation of the Bonus Plan will be governed by the laws of the State of New York without regard to its conflict of laws provisions.

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13.    SUCCESSORS AND ASSIGNS.
The Bonus Plan shall be binding upon and shall inure to the benefit of the Company and its successors and assigns. Following the Closing of the Transaction, Acquirer may assign its payment obligations hereunder to any affiliate of Acquirer, in its discretion, provided that the Company shall remain secondarily liable for the payment obligations under the Bonus Plan.
14.    HEADINGS.
The headings in the Bonus Plan are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.
[Signature Page Follows]

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IN WITNESS WHEREOF, this Bonus Plan is entered into between the Parties effective as of the date first set forth above.

IMAGINE EASY SOLUTIONS, LLC

By:
Title:

TILL KLAMPAECKEL

Date:

[Signature Page to the Klampaeckel Bonus Plan]

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EXHIBIT F-2
Form of Transaction Bonus Agreement
(Emry Downinghall)

IMAGINE EASY SOLUTIONS, LLC
DOWNINGHALL BONUS PLAN
This Downinghall Bonus Plan (the “Bonus Plan”) is made and entered into as of April 28, 2016 (the “Bonus Plan Agreement Date”) by and between Imagine Easy Solutions, LLC, a Delaware limited liability company (the “Company”), and Emry Downinghall, an individual (“Downinghall”). The Company and Downinghall referred together herein as the “Parties.”
RECITALS
A.    The Parties entered into that certain Promissory Equity Agreement, dated January 28, 2008, whereby the Company promised to offer equity interests to Downinghall equal to that number of options equivalent to one and twenty-five hundredths of a percent (1.25%) of outstanding unit equivalents of the Company issuable upon the time of the Company’s initial issuance (the “Promissory Agreement”).
B.    The Parties also entered into that certain Letter Agreement, dated as of March 21, 2014, whereby the Company offered Downinghall a three and seventy-five hundredths percent (3.75%) stake in Citation Machine, an asset of the Company (the “Citation Agreement”).
C.    The Parties agreed that the promised equity interest under the Promissory Agreement together with the promised interest in the Citation Agreement equals an overall promised equity interest equal to one and six hundred twenty-five thousandths of a percent (1.625%) of the outstanding ownership interests of the Company (the “Promised Ownership Interest”).
D.    As of the Bonus Plan Agreement Date, the Parties have not taken any action to convert the Promised Ownership Interest into an actual ownership interest in the Company and, therefore, as of the Bonus Plan Agreement Date, Downinghall does not hold any ownership interest in the Company.
E.    The Company entered into an Interest Purchase Agreement (the “Purchase Agreement”), dated as of April 28, 2016, by and among Chegg, Inc., a Delaware corporation (“Acquirer”), the Company, Neal Taparia and Darshan Somashekar (together, the “Sellers”), pursuant to which the Acquirer will acquire all of the membership/ownership interests in the Company from the Sellers (the “Transaction” and the date of the consummation of the Transaction, the “Closing Date”).
F.    The Company desires, and Downinghall agrees to accept, the bonus payments under this Bonus Plan in lieu of and full satisfaction of the Company’s commitment to provide the Promised Ownership Interest and, hereafter, Downinghall will have no right to any interest in the Company pursuant to the Promissory Agreement, the Citation Agreement or otherwise.
NOW, THEREFORE, in consideration of the mutual promises and conditions set forth herein, and for other good and sufficient consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.    DEFINITIONS.
Following are the defined terms applicable to this Bonus Plan. Any Capitalized term not defined in this Section 1 shall have the meaning ascribed to such term in the Purchase Agreement.
(a)    “Acquirer” shall have the meaning ascribed to it in the Recitals.
(b)    “Bonus Amounts” shall mean the aggregate of the Closing Bonus Amount, the Deferred Bonus, the First Additional Bonus Amounts, and the Second Additional Bonus Amounts, in each case as described below in Section 3.
(c)    “Bonus Plan” shall have the meaning ascribed to it in the introductory sentence of this Bonus Plan.
(d)    “Bonus Plan Agreement Date” shall have the meaning ascribed to it in the introductory sentence of this Bonus Plan.
(e)    “Cause” shall mean Downinghall’s (i) unauthorized use or disclosure of the Company’s or Acquirer’s confidential information or trade secrets in breach of any confidentiality, invention assignment or similar agreement between the Downinghall and the Company or Acquirer; (ii) violation or non-compliance of any applicable published material corporate policy of the Company or Acquirer that is not fully cured by the Downinghall within fifteen (15) Business Days following receipt of written notice stating the nature of such violation or non-compliance and that is materially detrimental to the Company or Acquirer, as determined by the Company or Acquirer, as applicable, at its sole reasonable discretion, provided that no such notice or cure period shall be required in the event of any act or omission that is incapable of cure; (iii) conviction of, or plea of “guilty” or “no contest” to, a felony under the laws the of the United States or any state or province thereof; (iv) commission of an act, of theft, embezzlement, fraud or material dishonesty and that is detrimental to the Company or Acquirer; (v) knowing and intentional violation of any material contract or agreement between Downinghall and the Company or Acquirer or any statutory or fiduciary duty Downinghall owes to the Company or Acquirer that is detrimental to the Company or Acquirer; (vi) intentional conduct that constitutes gross insubordination or habitual neglect of Downinghall’s duties and that is materially detrimental to the Company or Acquirer; (vii) gross negligence or willful misconduct; (viii) continuing or repeated failure to perform assigned duties that are both (x) lawful and (y) within the scope of, and customarily or reasonably associated with, Downinghall’s position and responsibilities, after receiving written notification of such failure from Downinghall’s manager, where such failure has an adverse effect that is material to the Company’s business, unless (A) within five (5) Business Days of such notification Downinghall has taken steps to cure such failure that are reasonably likely to effect such a cure and (B) such failure is cured within sixty (60) calendar days of such notification; provided that such cure opportunity shall not apply to any subsequent occurrence of such failure (or any substantially similar failure); or (ix) failure to cooperate in good faith with a governmental or internal investigation of the Company, Acquirer or its directors, officers or employees, if the Company or Acquirer has requested Downinghall’s cooperation at least five (5) days in advance (or such reasonably lesser period of the Company or Acquirer itself is provided with less than five (5) days’ notice of a governmental investigation).

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(f)    “Citation Agreement” shall have the meaning ascribed to it in the Recitals.
(g)    “Claims” shall have the meaning ascribed to it below in Section 4.
(h)    “Closing” means the closing of the Transaction.
(i)    “Closing Bonus Amount” shall have the meaning ascribed to it below in Section 3.
(j)    “Closing Date” shall have the meaning ascribed to it in the Recitals.
(k)    “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code or regulation thereunder shall include such Section or regulations, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.
(l)    “Company” shall have the meaning ascribed to it in the introductory sentence of this Bonus Plan.
(m)    “Deferred Bonus” shall have the meaning ascribed to it below in Section 3.
(n)    “Downinghall” shall have the meaning ascribed to it in the introductory sentence of this Bonus Plan.
(o)    “Effective Date” shall have the meaning ascribed to it below in Section 4.
(p)    “First Additional Bonus Amounts” shall have the meaning ascribed to it below in Section 3.
(q)    “Managers” means the managing members of the Company, as listed in Schedule 2.1(b) of the Purchase Agreement’s related Disclosure Schedules, or, following the Closing Date, their respective successors.
(r)    “Parties” shall have the meaning ascribed to it in the introductory paragraph of this Bonus Plan.
(s)    “Promised Ownership Interest” shall have the meaning ascribed to it in the Recitals.
(t)    “Promissory Agreement” shall have the meaning ascribed to it in the Recitals.
(u)    “Purchase Agreement” shall have the meaning ascribed to it in the Recitals.
(v)    “Purchase Consideration” shall have the meaning ascribed to it in the Purchase Agreement.
(w)    “Released Parties” shall have the meaning ascribed to it below in Section 4.
(x)    “Relevant Persons” shall have the meaning ascribed to it below in Section 4.

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(y)    “Second Additional Bonus Amounts” shall have the meaning ascribed to it below in Section 3.
(z)    “Sellers” shall have the meaning ascribed to it in the Recitals.
(aa)    “Transaction” shall have the meaning ascribed to it in the Recitals.
(bb)    “Unvested Bonus Amounts” shall have the meaning ascribed to it below in Section 3.
2.    ADMINISTRATION.
(a)    The Bonus Plan shall be interpreted and administered by the Managers, whose actions shall be final and binding on all persons, including Downinghall, and shall be given the maximum deference permitted by law. The Managers may delegate some or all of their powers and responsibilities under the Bonus Plan either to a committee of the Managers or to one or more officers of the Company.
(b)    None of the Managers or their delegate(s) will be liable for any action or determination made by the Managers or their delegate(s) with respect to the Bonus Plan or any distribution paid under the Bonus Plan. None of the Managers or their delegate(s) shall be personally liable for any action, determination, or interpretation made in good faith with respect to this Bonus Plan or any distribution paid hereunder, and all of the Managers or their delegate(s) shall be fully indemnified and held harmless by the Company or its successor in respect of any such action, determination, or interpretation.
3.    BONUS AMOUNTS; PAYMENT TIMING; AND VESTING SCHEDULE.
(a)    Closing Bonus Amount. A reasonable period prior to the anticipated Closing Date, the Company will pay to Downinghall by wire transfer of same-day funds the aggregate amount of cash equal to $450,000, without interest (the “Closing Bonus Amount”).The Parties agree the Closing Bonus Amount will be paid from the general assets of the Company prior to the Closing Date.
(b)    Deferred Bonus. Downinghall shall receive a cash payment of $306,000, without interest, payable in calendar year 2017 (the “Deferred Bonus”). The Parties understand and agree that the Deferred Bonus payable hereunder shall be deducted from the amount of Deferred Cash Consideration available for distribution to the Sellers pursuant to Section 1.3(a)(ii) of the Purchase Agreement.
(c)    First Additional Bonus Amounts. Subject to Section 3(e) below, if the Company reaches the 2016 Plan Earning Target as determined pursuant to Schedule 1.3(a)(iii) of the Purchase Agreement’s related Disclosure Schedules, Downinghall shall receive an amount of cash equal to $54,000, without interest, paid in three installments of $27,000, $13,500 and $13,500 and paid as soon as practicable after May 1, 2017, November 1, 2017, and May 1, 2018, respectively (the “First Additional Bonus Amounts”). The Parties understand and agree that the First Additional Bonus Amounts payable hereunder shall be deducted from the amount of 1st Additional Consideration Amount available for distribution to the Sellers pursuant to Section 1.3(a)(iii) of the Purchase Agreement.
(d)    Second Additional Bonus Amounts. Subject to Section 3(e) below, Downinghall shall receive an amount of cash equal to $270,000, without interest, paid in four installments of $45,000,

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$45,000, $45,000 and $135,000 and paid as soon as practicable after November 1, 2016, May 1, 2017, November 1, 2017, and May 1, 2018, respectively (the “Second Additional Bonus Amounts”). The Parties understand and agree that the Second Additional Bonus Amounts payable hereunder shall be deducted from the amount of 2nd Additional Consideration Amount available for distribution to the Sellers pursuant to Section 1.3(a)(iv) of the Purchase Agreement.
(e)    Vesting Schedule. Downinghall’s right to receive the Closing Bonus Amount will be fully vested as of the date paid by the Company; provided that Downinghall provides services to the Company until the date of payment. Downinghall’s right to the Deferred Bonus shall be fully vested upon the Closing of the Transaction, provided that Downinghall provides services to the Company until the Closing Date. In order to receive the First Additional Bonus Amounts and the Second Additional Bonus Amounts (the “Unvested Bonus Amounts”), except as provided below, Downinghall must be continuously employed on the respective payment dates to receive the payments set forth in subsections 3(c) and (d) above. Notwithstanding the forgoing, Downinghall will be entitled to the Unvested Bonus Amounts (which shall be paid pursuant to the schedule set forth in subsections 3(c) and 3(d) above, as applicable) if he is terminated without Cause at any time prior to receipt of all the payment under this Section 3.
(f)    No Ownership Rights. As a condition to Downinghall’s right to the Bonus Amounts, Downinghall acknowledges and agrees that Downinghall does not have any ownership interest, or any right to any ownership interest, in the Company, Acquirer or any of their respective affiliates pursuant to the Promissory Agreement, the Citation Agreement or otherwise, except as explicitly set forth in subsections 3(c) and (d) above. Downinghall further acknowledges and agrees that his only right to any portion of the Purchase Consideration in connection with the Transaction or otherwise is under this Bonus Plan.
4.    RELEASE AND WAIVER.
(a)    In exchange for the payments hereunder and as a condition and inducement to the Company’s willingness to enter into this Bonus Plan, Downinghall, for himself and on behalf of his heirs, legal representatives, successors, assigns, beneficiaries, estates, executors, administrators or trustees (collectively, the “Relevant Persons”), hereby irrevocably, unconditionally and forever acquits, releases, waives and discharges the Company, Acquirer, and each of their respective officers, directors, employees, agents, divisions, affiliated corporations, subsidiaries, Affiliates, managers affiliated non-corporation entities, representatives, successors, predecessors and assigns (individually and collectively, the “Released Parties”) from any and all past, present and future debts, losses, costs, accounts, reckonings, bills, sums of money, bonds, suits, actions, causes of action, liabilities, contributions, attorneys’ fees, interest, damages, punitive damages, expenses, controversies, covenants, Contracts, promises, judgments, Liabilities, claims, potential claims, counterclaims, cross-claims, or demands, in law or in equity, asserted or unasserted, express or implied, known or unknown, matured or unmatured, contingent or vested, liquidated or unliquidated, of any kind or nature or description whatsoever, that any of the Relevant Persons had, presently has or may hereafter have or claim or assert to have against any of the Released Parties by reason of any act, omission, transaction, occurrence, conduct, circumstance, condition, harm, matter, cause or thing that has occurred or existed at any time from the beginning of time up to and including the date Downinghall executes this Bonus Plan, that in any way

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arise from or out of, are based upon or relate to (i) such Relevant Person’s or Relevant Persons’, as applicable, ownership or purported ownership of the Promised Ownership Interest or (ii) the negotiation or execution of this Bonus Plan or any of the other documents referenced in this Bonus Plan (including but not limited to the Purchase Agreement), except for such Relevant Person’s or Relevant Persons’, as applicable, rights under this Bonus Plan (after taking into account such exceptions, the “Claims”). The release is intended to be complete, global and all-encompassing and specifically includes claims that are known, unknown, fixed, contingent or conditional with respect to the matters described herein.  With respect to such Member Claims, Downinghall hereby expressly waives any and all rights conferred upon him by any statute or rule of law which provides that a release does not extend to claims which the claimant does not know or suspect to exist in his, her or its favor at the time of executing the release, which if known by him, her or it must have materially affected his, her or its settlement with the released party.
(b)    No Other Actions. Downinghall represents and warrants that he has not filed or provoked any other pending complaint, claim or charge that is subject to the release contained in this Section 4 on his behalf or on behalf of others, and Downinghall is not aware of any such pending complaint, claim or charge on his behalf, against the Released Parties, or any of them, with any local, state or federal agency, administrative or regulatory agency, tribunal or court nor shall he make any such complaint, claim or charge that is subject to the release contained in this Section 4, whether on his behalf or on behalf of others.
(c)    Effective Date. This Bonus Plan shall become effective on the day of its execution by Downinghall (the “Effective Date”). Downinghall will have five (5) days from receipt of the Bonus Plan from the Company in which to consider this release and return it to the Company.
5.    AMENDMENT OR TERMINATION OF THE BONUS PLAN.
(a)    The Bonus Plan may not be amended without the consent of Downinghall.
(b)    The Bonus Plan shall automatically terminate upon the completion of all payments under the terms of the Bonus Plan.
6.    NO GUARANTEE OF FUTURE SERVICE.
Downinghall’s participation in the Bonus Plan shall not provide any guarantee or promise of continued service of Downinghall with the Company (or any of its subsidiaries) or Acquirer, and the Company (or any subsidiary employing Downinghall) or Acquirer, as applicable, retains the right to terminate the employment of Downinghall at any time, with or without cause, for any reason or no reason, except as may be restricted by law or contract.
7.    TAX WITHHOLDING.
The Company or, following the Closing Date, Acquirer, shall withhold from any distributions under the Bonus Plan and/or require Downinghall to remit payments to the Company or, following the Closing Date, Acquirer, for any amount required to satisfy the Company’s or Acquirer’s income, employment or other tax withholding obligations under federal, state or other applicable law.

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Downinghall will be solely responsible for any tax withholding obligations and shall be responsible for remitting any necessary funds to the Company or Acquirer, as applicable, to meet such tax withholding obligations.
8.    FUNDING.
The Bonus Plan shall be funded out of the Company’s general assets. No provision of the Bonus Plan shall require the Company, for the purpose of satisfying any obligations under the Bonus Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Downinghall shall have no rights under the Bonus Plan other than as an unsecured general creditor of the Company.
9.    BONUS PLAN.
The Bonus Plan is intended to be a “bonus program” as defined under U.S. Department of Labor regulation 2510.3-2(c) and shall be construed and administered in accordance with such intention.
10.    NONASSIGNABILITY.
To the maximum extent permitted by law, Downinghall’s rights or benefits under this Bonus Plan shall not be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit.
11.    CODE SECTION 409A.
Each payment and benefit payable under this Bonus Plan is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Bonus Amounts under this Bonus Plan are intended to be exempt from or comply with the requirements of Section 409A, in each case so that none of the Bonus Amounts to be provided hereunder will be subject to the additional tax imposed under Section 409A. Any ambiguities or ambiguous terms herein will be interpreted to be exempt from or so comply with the requirements of Section 409A.
12.    CHOICE OF LAW.
All questions concerning the construction, validation and interpretation of the Bonus Plan will be governed by the laws of the State of New York without regard to its conflict of laws provisions.
13.    SUCCESSORS AND ASSIGNS.
The Bonus Plan shall be binding upon and shall inure to the benefit of the Company and its successors and assigns. Following the Closing of the Transaction, Acquirer may assign its payment obligations hereunder to any affiliate of Acquirer, in its discretion, provided that the Company shall remain secondarily liable for the payment obligations under the Bonus Plan.

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14.    HEADINGS.
The headings in the Bonus Plan are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.
[Signature Page Follows]

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IN WITNESS WHEREOF, this Bonus Plan is entered into between the Parties effective as of the date first set forth above.

IMAGINE EASY SOLUTIONS, LLC

By:
Title:

EMRY DOWNINGHALL

Date:

[Signature Page to the Downinghall Bonus Plan]

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EXHIBIT G
Form of Release

FORM OF RELEASE
This Release Agreement (this “Agreement”) is made as of [            ], 20[_], by and between Chegg, Inc., a Delaware corporation (the “Company,” which together with its subsidiaries, including Imagine Easy Solutions, LLC, a Delaware limited liability company (“IES”), and any successors, will hereinafter collectively be called “Employer”), and [                      ], an individual residing in [            ] (“Employee”). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Purchase Agreement (as defined below).
A.    The Company, Employee and certain other parties have entered into an Interest Purchase Agreement dated as of April [__], 2016 (as may be amended from time to time) (the “Purchase Agreement”), pursuant to which the Company purchased 100% of the Interests in IES, which was then partially held by Employee (the “Purchase”).
B.    Employee has been employed by Employer, and Employee has entered into the Company’s Proprietary Information and Inventions Agreement (the “Proprietary Information Agreement”).
C.    Employee understands and acknowledges that the execution and delivery of this Agreement by Employee is a condition precedent to his receipt of the Additional Consideration (as defined in the Purchase Agreement) pursuant to the terms of the Purchase Agreement and that any such consideration due to Employee thereunder shall be forfeited by Employee to Employer in the event of breach by Employee of this Agreement.
D.    Employee recognizes that this Agreement will automatically be revoked and Employee shall forfeit any benefit to which he may be entitled under the Purchase Agreement, including the Additional Consideration (as defined therein), unless Employee submits an executed copy of this Agreement or similar agreement to be provided to persons employed by the Company outside the United States to the Employer on or before [            ].
NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below and the receipt of consideration pursuant to the terms of the Purchase Agreement, including the Additional Consideration (as defined therein), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Employer and Employee agree as follows:

1.	Termination of Employment Relationship. The relationship between Employee and Employer [shall terminate]/[was terminated] as of [ ] (the “Separation Date”).

2.
Employee Severance. In consideration of Employee’s undertakings set forth in this Agreement, Employer will pay Employee the Additional Consideration as set forth in the Purchase Agreement, such payment will be less all applicable deductions (including without limitation any federal, state or local tax withholdings). Such payment is contingent upon the execution and non-revocation of this Agreement by Employee and Employee’s compliance with all terms and conditions of this Agreement. Employee agrees that if this Agreement does not become effective, Employer shall not be required to make any further payments or provide any other benefits to Employee pursuant to this Agreement or the Purchase Agreement. Except for the amounts set forth herein, Employee acknowledges and agrees that Employer has already paid Employee any and all wages, salary, benefit payments and/or other payments owed to Employee from Employer as of the Separation Date, and that no further payments, amounts or benefits are owed or will be owed.

3.
Release of Employer. In consideration of the obligations of Employer described in Paragraph 2 above, Employee hereby completely releases and forever discharges Employer, its affiliated companies, divisions and entities, its predecessors, successors, and assigns, and its and each of their officers, directors, employees, shareholders and agents (collectively referred to as the “Releasees”)

from all claims, rights, demands, actions, liabilities and causes of action of any kind whatsoever, known and unknown, which Employee may have or have ever had against the Releasees (“claims”) including without limitation all claims arising from or connected with Employee’s employment by the Employer and/or the termination thereof, whether based in tort or contract (express or implied) or on federal, state or local law or regulation. Employee has been advised that Employee’s release does not apply to any rights or claims that may arise after the date that this Agreement is signed by the Employee. This Agreement shall not affect Employee’s rights under the Older Workers Benefit Protection Act to have a judicial determination of the validity of the release contained herein. The release of claims set forth in this Agreement shall not include (i) any release of any rights of indemnification that Employee may have in his capacity as an officer of the Company, which may be provided pursuant to the Company’s certificate of incorporation or its bylaws or pursuant to any indemnification agreement entered into by Employee and Employer; (ii) any benefits that Employee has accrued, and to which Employee has become vested, under any employee benefit plan within the meaning of ERISA sponsored by Employer; (iii) Employee’s vested rights, if any, under any stock option grant or stock award pursuant to the terms of such grant agreement or applicable equity award plan; (iv) claims under any applicable insurance policy in accordance with its terms with respect to any liability that Employee may incur as a result of Employee being an employee, officer or other service provider of the Company; (v) any other rights or claims under applicable federal, state or local law that cannot be waived or released by private agreement as a matter of law; (vi) any rights to accrued or vested and unpaid compensation; and (vii) amounts to which Employee is entitled pursuant to the Purchase Agreement.

4.
Acknowledgment. Employee understands and agrees that this is a final release and that Employee is waiving all rights now or in the future to pursue any remedies available under any employment related cause of action against the Releasees, including without limitation claims of wrongful discharge, emotional distress, defamation, harassment, discrimination, retaliation, breach of contract or covenant of good faith and fair dealing, claims under Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1963, the Civil Rights Act of 1866, as amended, the Americans with Disabilities Act, the Age Discrimination in Employment Act (the “ADEA”), the Family and Medical Leave Act, the Employee Retirement Income Security Act, the New York Human Rights Act and any other laws and regulations relating to employment. Employee further acknowledges and agrees that Employee has received all leave to which Employee is entitled under all federal, state, and local laws and regulations related to leave from employment, including, but not limited to, the Family and Medical Leave Act, and New York worker’s compensation laws.

5.
Waiver of Unknown Claims. Employee hereby acknowledges that he is aware of the principle that a general release does not extend to claims that the releasor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the releasee. With knowledge of this principle, Employee hereby agrees and expressly waives any and all rights conferred upon him by any statute or rule of law which provides that a release does not extend to claims which the claimant does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the released party.

Employee acknowledges that the foregoing waiver is an essential and material term of this release, and that Employee has read this provision, and intends these consequences even as to unknown claims which may exist at the time of this release.

6.
Covenant Not to Sue. Employee represents that Employee has not filed or commenced any proceeding against the Releasees and agrees that at no time in the future will Employee file or maintain any charge, claim or action of any kind, nature and character whatsoever against the Releasees, or cause or knowingly permit any such charge, claim or action to be filed or maintained, in any federal, state or municipal court, administrative agency or other tribunal, arising out of any of the matters covered by Paragraph 3 above, except as provided in the following sentence. Notwithstanding Employee’s release and waiver of remedies under the ADEA, this Agreement and the above covenant not to sue do not affect enforcement of the ADEA by the Equal Employment Opportunity Commission (“EEOC”), nor preclude Employee from (a) filing an ADEA charge with the EEOC, (b) participating in an ADEA investigation or proceeding conducted by the EEOC, or (c) initiating a proceeding regarding the enforceability of this Agreement with respect to ADEA rights and remedies. If Employee initiates any lawsuit or other legal proceeding in contravention of this covenant not to sue (other than a proceeding regarding the enforceability of this Agreement with respect to ADEA rights and remedies), Employee shall be required to immediately repay to Employer the full consideration paid to Employee pursuant to Paragraph 2 above, regardless of the outcome of Employee’s legal action.

7.	Return of Property; Confidentiality; Inventions.

a.	Employee represents that Employee does not have in Employee’s possession any records, documents, specifications, or any confidential material or any equipment or other property of Employer.

b.	Employee represents that Employee has complied with and will continue to comply with the terms and conditions of the Proprietary Information Agreement.

c.
Employee represents that Employee has complied with and will continue to comply with the terms and conditions of that certain Non-Competition Agreement by and between Employee and the Company (the “Non-Competition Agreement”).

8.
Mutual Non-Disparagement. Without limiting the foregoing, Employee agrees that Employee will not make statements or representations to any other person, entity or firm which may cast Employer, or its directors, officers, agents or employees, in an unfavorable light, which are offensive, or which could adversely affect Employer’s name or reputation or the name or reputation of any director, officer, agent or employee of Employer. The Employer, limited to its current officers, for so long as such officer is an employee of the Employer, agrees not to make disparaging statements about Employee. The parties agree that the provisions of this Paragraph 8 are material terms of this Agreement. Nothing herein shall in any way prohibit Employee or the Employer from disclosing such information as may be required by law, or by judicial or administrative process or order or the rules of any securities exchange or similar self-regulatory organization applicable to Employee or the Employer.

9.
Cooperation with Employer. Employee agrees that Employee will cooperate with Employer, its agents, and its attorneys with respect to any matters in which Employee was involved during Employee’s employment with Employer, will provide upon request from Employer all such information or information about any such matter, and will be reasonably available to reasonably assist with any litigation or potential litigation relating to Employee’s actions as an employee of Employer, subject to Employer (i) providing Employee with reasonable notice in advance of any request for assistance or cooperation and (ii) reimbursing Employee for all reasonable expenses in connection with the assistance and cooperation described in this paragraph, including reimbursing Employee for Employee’s reasonable and documented time spent providing such assistance at an hourly rate of $[ ]; provided, however, that the foregoing subsection (ii) shall not apply in the event the applicable matter relates exclusively to Employee’s actions. Employee’s obligations under this paragraph shall expire on the later to occur of (a) the two and one-half (2 ½) year anniversary of the Separation Date and (b) the four (4) year anniversary of the consummation of the Purchase.

10.
Non-Competition; Non-Solicitation. Employee acknowledges and agrees that Employee will continue to be bound by the terms and conditions of the Non-Competition Agreement after Employee’s Separation Date pursuant to the terms thereof, including but not limited to the agreement not to compete and the agreement not to solicit. Employee further agrees that the non-public names and addresses of the Company’s customers and suppliers, and all other confidential information related to them, including their buying and selling habits and special needs, created or obtained by Employee during Employee’s employment, constitute trade secrets or proprietary or confidential information of the Company.

11.	No Assignment By Employee. This Agreement, and any of the rights hereunder, may not be assigned or otherwise transferred, in whole or in part by Employee.

12.
Certain Remedies; Arbitration. Employee acknowledges and agrees that his strict compliance with the terms of this Agreement is a condition precedent to his receipt of any consideration pursuant to the terms of the Purchase Agreement, including the Additional Consideration (as defined therein) and that any consideration due to Employee thereunder shall be forfeited by Employee to Acquirer in the event of breach by Employee of this Agreement. Employee further acknowledges and agrees that in the event of any breach of his obligations under this Agreement, Employer shall, in its sole and absolute discretion, be entitled (in addition to any other remedy available at law or in equity) to do one or more of the following (provided, however, that if either party pursues arbitration pursuant to this Section, then the remedies set forth in subsections (a) through (d) below may be reversed if the arbitrator determines that Employee is not in breach of this Agreement):

(a)	withhold from Employee any unpaid Additional Consideration due or owing to Employee pursuant to the Purchase Agreement;

(b)	refrain from making any payment of severance which may be due but has not yet been paid;

(c)	refrain from acceleration of any equity awards held by Employee; and

(d)
(i) repurchase from Employee any shares of capital stock of Employer (whether vested or unvested) acquired by Employee, with vested shares to be purchased at the lower of the purchase price paid for such shares or the then-current fair market value of such shares, as determined by an outside valuation company and with unvested shares to be purchased at the par value of such shares; (ii) cancel any outstanding options to purchase shares of capital stock of Employer (whether vested or unvested) held by Employee; and (iii) cancel any outstanding equity grants (whether vested or unvested) held by Employee.

Either party may submit the alleged breach of any obligations under this Agreement or any and all controversies arising out of or relating to the validity, interpretation, enforceability, or performance of this Agreement to arbitration conducted by the Judicial Arbitration & Mediation Services/

EnDispute (or its successor) (“JAMS, under the then applicable Comprehensive Arbitration Rules & Procedures (“Arbitration Rules”), and the decision of such arbitrator shall be final, conclusive and binding on the parties hereto. For the avoidance of doubt, this Section is not intended to limit in any manner any damages that may be recoverable by Employer in connection with Employee’s breach of this Agreement. All arbitrator’s fees and related expenses shall be divided equally between the parties, unless otherwise determined by the arbitrator. Further, each party shall bear its own attorney’s fees and costs incurred in connection with the arbitration, unless otherwise determined by the arbitrator.

13.
Equitable Relief. Each party acknowledges and agrees that a breach of any term or condition of this Agreement may cause the non-breaching party irreparable harm for which its remedies at law may be inadequate. Each party hereby agrees that the non-breaching party will be entitled, in addition to any other remedies available to it at law or in equity, to seek injunctive relief to prevent the breach or threatened breach of the other party’s obligations hereunder. Notwithstanding Paragraph 12, above, the parties may seek injunctive relief through the civil court rather than through private arbitration if necessary to prevent irreparable harm.

14.
No Admission. The execution of this Agreement and the performance of its terms shall in no way be construed as an admission of guilt or liability by either Employee or Employer. Both parties expressly disclaim any liability for claims by the other.

15.
Consultation With Counsel and Time to Consider. Employee understands that he may take up to [five (5)] [twenty-one (21)] days to consider this Agreement and, by signing below, affirms that Employee has been advised to consult an attorney before signing this Agreement. Employee acknowledges that Employee has been given the opportunity to consult counsel of Employee’s choice before signing this Agreement, and that Employee is fully aware of the contents and legal effect of this Agreement.

16.	Right to Revoke.

a.
[This Agreement shall become effective on the day of its execution by Employee.] [Employee has seven (7) days from the date Employee signs this Agreement to revoke it in a writing delivered to Employer. Employee understands that the compensation to be paid to Employee pursuant to the Purchase Agreement and this Agreement (and any other provision or matter for the benefit of Employee that is conditioned on this Agreement shall be deferred until the lapse of such period) will be paid only at the end of such seven day revocation period. After that seven (7) day period has elapsed, this Agreement is final and binding on both parties.]

b.
Employee acknowledges and understands that if Employee fails to provide the Employer with an executed copy of this Agreement by the date indicated in the Recitals on the first page of this Agreement, Employer’s offer to enter into this Agreement and/or its execution of this Agreement is automatically revoked and Employee shall forfeit all rights under this Agreement.

17.
Severability. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, although Employer and Employee consider the restrictions contained in this Agreement to be reasonable for the purpose of preserving Employer’s goodwill and proprietary rights, if any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions or portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

18.
Entire Agreement. This Agreement together with the Proprietary Information Agreement and the Non-Competition Agreement represents the complete understanding of Employee and Employer with respect to the subject matter herein.

19.	Governing Law. This Agreement will be construed and enforced in accordance with the laws of New York.

20.	Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement.
BY SIGNING THIS AGREEMENT, EMPLOYEE STATES THAT:
(a) EMPLOYEE HAS READ THIS AGREEMENT AND HAS HAD SUFFICIENT TIME TO CONSIDER ITS TERMS;

(b)	EMPLOYEE UNDERSTANDS ALL OF THE TERMS AND CONDITIONS OF THIS AGREEMENT AND KNOWS THAT EMPLOYEE IS GIVING UP IMPORTANT RIGHTS, INCLUDING, WITHOUT LIMITATION, THOSE ARISING UNDER THE ADEA;
(c) EMPLOYEE IS AWARE OF HIS RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT AND HAS BEEN ADVISED OF SUCH RIGHT;
(e) EMPLOYEE HAS SIGNED THIS AGREEMENT KNOWINGLY AND VOLUNTARILY; AND

(f)
THIS AGREEMENT INCLUDES A RELEASE BY EMPLOYEE OF ALL KNOWN AND UNKNOWN CLAIMS AS OF THE DATE EMPLOYEE EXECUTES THIS AGREEMENT, AND NO CLAIMS ARISING AFTER SUCH EXECUTION ARE WAIVED OR RELEASED IN THIS AGREEMENT.

EMPLOYER	EMPLOYEE

By:	Print Name:

Its:	Signature:

Date:	Date:

EXHIBIT H
Form of Amended and Restated Company LLC Agreement

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
IMAGINE EASY SOLUTIONS, LLC
A DELAWARE LIMITED LIABILITY COMPANY

[Acquirer], Inc., a Delaware corporation (the “Member”), hereby declares the following Amended and Restated Limited Liability Company Agreement (the “Agreement”) of Imagine Easy Solutions, LLC, a Delaware limited liability company (the “Company”) pursuant to and in accordance with the Delaware Limited Liability Company Act, 6 Del. C. §§18-101, et seq. (the “Act”), effective as of April [___], 2016.
RECITALS
WHEREAS, Neal Taparia and Darshan Somashekar caused the Company to be formed as a limited liability company with the name Imagine Easy Solutions, LLC under the laws of the State of Delaware on August 15, 2003 by filing with the Secretary of State of the State of Delaware the Company’s certificate of formation and, in connection therewith, entered into that certain Limited Liability Company Agreement, dated April 6, 2004 (the “Original Agreement”), and, as a result thereof, the Company issued to Neal Taparia fifty percent (50%) ownership of the Company, and issued to Darshan Somashekar fifty percent (50%) ownership of the Company.
WHEREAS, pursuant to the terms of that certain Interest Purchase Agreement, dated as of April [ ], 2016 (the “Purchase Agreement”), by and among the Member, the Company, Neal Taparia and Darshan Somashekar, Neal Taparia and Darshan Somashekar have agreed to sell to Member and the Member has agreed to buy from Neal Taparia and Darshan Somashekar the Interests (as defined in the Purchase Agreement) (the “Purchase”).
WHEREAS, in accordance with Section 20 of the Original Agreement, the Managing Members (as defined in the Original Agreement), now desire to amend and restate the Original Agreement in its entirety as set forth in this Agreement to, among other things, admit Member as the sole member of the Company on the terms set forth in this Agreement as of the date first written above.
NOW, THERFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree to amend and restate the Original Agreement in its entirety as follows:
1.    Name. The name of the Company is Imagine Easy Solutions, LLC.
2.    Purposes. The purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101, et seq. (the “Act”).

3.        Admission of Sole Member. Simultaneously with the execution and delivery of this Agreement, the Member, whose principal business address is 3990 Freedom Circle, Santa Clara, CA 95054, is admitted as the sole member of the Company in respect of the Membership Interest (as hereinafter defined). It is expressly intended and provided that the Company shall have only one member. Unless specifically provided by amendment of this Agreement, no additional members shall be admitted to the Company.
4.    Interest. The Company is authorized to issue a single unit of membership interest in the Company (the “Membership Interest”) including any and all benefits to which the holder of such Membership Interest may be entitled in this Agreement, together with all obligations of such holder to comply with the terms and provisions of this Agreement and the Act and shall, for all purposes, be personal property.
5.    Filing of Certificates. The Member, or any authorized person, within the meaning of the Act, shall execute, deliver and file, or cause the execution, delivery and filing of, all certificates required or permitted by the Act to be filed in the Office of the Secretary of State of the State of Delaware and any other certificates, notices or documents required or permitted by law for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.
6.    Registered Office; Registered Agent. The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle. The name of its registered agent at that address is Corporation Service Company.
7.    Principal Business Office. The principal business office of the Company shall be 3390 Freedom Circle, Santa Clara, 95054.
8.    Limited Liability. The Member shall have no liability for the obligations of the Company except to the extent required by the Act.

9.    Management. The management and control of the Company shall be vested in the Manager (as hereinafter defined). The initial manager of the Company shall be Andrew Brown (the “Manager”). The Manager shall serve in such capacity until such time as he dies, resigns or is removed by the Member. In addition to the Member, the Manager shall have the power on behalf of and in the name of the Company to carry out any and all of the objects and purposes of the Company in accordance with, and subject to the limitations contained in, this Agreement, if any, and to perform all acts which he may, in his discretion, deem necessary or desirable. The Manager or the Member of the Company may from time to time, appoint officers of the Company, whose duties it shall be to run the day to day operations of the Company. On any matter that is to be voted on, consented to or approved by the Manager, the Manager may take such action without a meeting, without prior notice and without a vote if consented to, in writing or by electronic transmission, by the Manager. On any matter that is to be voted on, consented to or approved by the Member, the Member may take such action without a meeting, without prior notice and without a vote if consented to, in writing or by electronic transmission, by the Member.

10.    Indemnification of the Manager and Officers.
    (a)     Unless otherwise provided in this Agreement, the Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Company property) shall indemnify, hold harmless, and pay all judgments and claims against any Manager and/or officer relating to any liability or damage incurred by reason of any act performed or omitted to be performed by any Manager and/or officer in connection with the business of the Company, including reasonable attorneys’ fees incurred by any Manager and/or officer in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred. The Company shall indemnify, hold harmless, and pay all expenses, costs or liabilities of any Manager and/or officer, if for the benefit of the Company and in accordance with this Agreement said Manager and/or officer makes any deposit or makes any other similar payment or assumes any obligation in connection with any property proposed to be acquired by the Company and suffers any financial loss as the result of such action.
(b)    Notwithstanding anything to the contrary, such indemnification shall be enforced only to the maximum extent permitted by law and no Manager or officer shall be indemnified from any liability for the fraud, intentional misconduct, gross negligence or a knowing violation of the law that was material to the cause of action.
11.    Reliance by Third Parties. Persons dealing with the Company are entitled to rely conclusively upon the power and authority of the Manager as herein set forth. Notwithstanding the foregoing, however, any act or activity that may be legally taken by any Manager of the Company may also be taken independently by the Member.
12.    Duration. Except as otherwise set forth in this agreement, the Company shall continue in perpetuity.
13.    Dissolution. The Company may be dissolved by a decision made by the Member, in its discretion, to dissolve the Company; or by the entry of a decree of judicial dissolution under Section 18-802 of the Act. Upon dissolution, the business of the LLC shall be wound up and liquidated in an orderly manner. The Manager shall act as the liquidator to wind up the affairs of the Company pursuant to this Agreement.
14.    Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the laws of Delaware to the rights and duties of the parties. In particular, it shall be construed to the maximum extent possible to comply with all of the terms and conditions of the Act. If it shall be determined by a court of competent jurisdiction that any provision or wording of this Agreement shall be invalid or unenforceable under the Act or other applicable law, such invalidity or unenforceability shall not invalidate the entire Agreement, in which case this Agreement shall be construed to limit any term or provision so as to make it enforceable or valid within the requirements of applicable law, and, in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions.

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15.    Tax Classification. Pursuant to Code Section 7701 and the Treasury Regulations promulgated thereunder and applicable state tax law (the “check-the-box regulations”), the Company is classified as a partnership for U.S. federal income and applicable state income tax purposes. Pursuant to Section 301.7701-3(f)(2), the Company will become classified as a disregarded entity on the completion of the Purchase. Accordingly, the Manager will cause the Company to file any elections and informational returns and perform such other actions as may be required under the check-the-box regulations consistent with the Company’s status after the Purchase as a disregarded entity.
16.    Amendment. If at some future date the Member deems it advisable for additional Persons to become members of the Company, the Company and the Member will cause this Agreement to be amended pursuant to this Section 16. This Agreement may only be amended with the written consent of Member and the Company.
[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF the undersigned have executed this AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT as of the date first written above.

CHEGG, INC.:
By:
Name:

[SIGNATURE PAGE TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF
IMAGINE EASY SOLUTIONS, LLC]

EXHIBIT I
Warranties relating to IES Tech

EXHIBIT I
WARRANTIES RELATING TO
IMAGINE EASY TECHNOLOGY SOLUTIONS UG (haftungsbeschränkt)

CONTENTS

CLAUSE	PAGE
1. Corporate Status of Imagine Easy Technology Solutions UG (haftungsbeschränkt)	2
2. Warranties	2
EXHIBIT
Exhibit 2.1.17(a) – List of all employees of IES Tech
Exhibit 2.1.17(c) – List of all company pension benefit plans

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1.	CORPORATE STATUS OF IMAGINE EASY TECHNOLOGY SOLUTIONS UG (HAFTUNGSBESCHRÄNKT)

1.1
Imagine Easy Technology Solutions UG (haftungsbeschränkt), having its registered office in Berlin, is entered in the commercial register of the Local Court of Charlottenburg under docket no. HRB 159288 B (the "IES Tech"). The fully paid-in share capital of IES Tech amounts to EUR 2,000.00.

1.2
According to an Agreement on the Sale and Transfer of all Shares in Imagine Easy Technology Solutions UG (haftungsbeschränkt) by and between Mr Till Klampäckel, born on 5 March 1982, with business address at Dresdner Straße 11, 10999 Berlin, (the "IES Tech Seller") and Imagine Easy Solutions LLC (the "Company"), a Delaware limited liability company, dated 26 April 2016 (the "Signing Date") (notarial deed of notary Dr. Norbert Impelmann, Berlin, roll of deeds no. IP 77/2016) (the "SPA") the sole share in IES Tech with the consecutive number 1 and a nominal value of EUR 2,000.00 ("Share 1") has been sold and transferred to the Company.

2.	WARRANTIES

2.1
Each of Neal Taparia and Darshan Somashekar (Darshan Somashekar together with Neal Taparia, the "Sellers") independently issues an independent warranty promise to Chegg, Inc., a Delaware corporation ("Acquirer"), confirming that the following statements are true and correct on the Signing Date:

2.1.1	The IES Tech Seller has the requisite power and authority to enter into and perform the SPA.

2.1.2
There is no lawsuit, investigation or proceeding pending (rechtshängig) or, to the Sellers’ Knowledge, threatened in writing against the IES Tech Seller before any court, arbitrator or governmental authority or other regulatory body which in any manner challenges or seeks to prevent, alter or materially delay the transaction contemplated under the SPA.

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2.1.3
IES Tech is a limited liability company (Gesellschaft mit beschränkter Haftung) in the form of an Unternehmergesellschaft (haftungsbeschränkt) incorporated and organised and validly existing under German law.

2.1.4
The IES Tech Seller is the sole and unrestricted legal and beneficial owner of Share 1 and fully authorized to dispose of Share 1. Share 1 is fully paid up, freely transferable and free of additional payment obligations (Nachschusspflicht). The share capital of IES Tech has not been repaid.

2.1.5	The IES Tech Seller is the sole shareholder of IES Tech and Share 1 constitutes the entire issued share capital of IES Tech.

2.1.6
Share 1 is free of third party rights and other encumbrances and no third party has a claim for granting of such rights. No third party has any right of first refusal, pre-emption right, option right or any other right to acquire or demand a transfer of Share 1. All consents required for the sale and transfer of Share 1 have been duly granted. The Company acquires Share 1 without restrictions and free and clear of third party rights and other encumbrances other than those as set forth in IES Tech's articles of association.

2.1.7	IES Tech does not hold directly or indirectly any interest or sub-participation in any company, partnership or other entity.

2.1.8
No winding-up, bankruptcy, insolvency or judicial composition proceedings concerning IES Tech have been initiated or applied for under any applicable law. To the Sellers' Knowledge, there exist no circumstances which would justify the opening of such proceedings.

2.1.9
The annual accounts (consisting of the balance sheet, profit and loss statement and notes) of IES Tech for the financial year ending on 31 December 2015 (the "Annual Accounts") have been prepared in accordance with German GAAP (Grundsätze ordungsmäßiger Buchführung).

2.1.10	The Annual Accounts represent, within the meaning of Section 264 para. 2 of the German Commercial Code (Handelsgesetzbuch), a true and fair view of the assets

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and liabilities (Vermögenslage), the financial condition (Finanzlage) and the results of operation (Ertragslage) of IES Tech as of 31 December 2015.

2.1.11
Except of any actions and measures contemplated by or disclosed in this Agreement, in the period between the Effective Date as defined in the SPA and the Signing Date, IES Tech has carried out its business in all material respects within the ordinary course.

2.1.12	With the exception of Permitted Leakages, during the period between the Effective Date as defined in the SPA and the Signing Date:

(a)
no dividends or other distributions (whether by reduction of capital or redemption (Einziehung) or purchase of shares or otherwise) have been paid or made by IES Tech to the IES Tech Seller or any of his affiliated companies ("IES Tech Seller’s Affiliates") or the Sellers;

(b)	the share capital of IES Tech has not been increased or reduced and the shares or parts thereof have not been repurchased or redeemed (eingezogen);

(c)
IES Tech has not made any payments to the IES Tech Seller, the IES Tech Seller’s Affiliates or the Sellers, except for payments (i) explicitly foreseen otherwise under this Agreement or (ii) made under existing agreements in the ordinary course of business in accordance with past practice;

(d)	IES Tech has not entered into, changed or terminated, any agreement with the IES Tech Seller, the IES Tech Seller’s Affiliates or the Sellers in a manner not at arm's length;

(e)
IES Tech has not (i) assumed from the IES Tech Seller, the IES Tech Seller’s Affiliates or the Sellers any financial debt owed by the IES Tech Seller, IES Tech Seller’s Affiliates or by the Sellers, (ii) waived, or allowed any discount on, any claims vis-à-vis the Seller, the IES Tech Seller’s Affiliates or the Sellers or (iii) paid, committed to pay or guaranteed for any financial debt owed by the Seller, the IES Tech Seller’s Affiliates or the Sellers to third parties;

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(f)
IES Tech has not paid or incurred any costs, professional fees, expenses or transaction bonuses to any person (including any consulting, advisory, management fee or commission) in connection with the transactions contemplated under the SPA, including any costs, professional fees and expenses relating to any preparatory work carried out on behalf of the IES Tech Seller or the Sellers; and

(g)	IES Tech has not entered into any obligation to carry out any of the actions and measures described pursuant to (a) to (f) above.

2.1.13
To the Sellers' Knowledge, (i) IES Tech has complied with its material obligations under the existing sub-lease agreement, and (ii) neither this agreement nor the associated head lease agreement has been terminated by any party. Each of the IES Seller and IES Tech has always duly paid the rent under the head lease agreement and the sub-lease agreement in the correct amount, provided that auxiliary costs (Nebenkosten) for period prior to Signing Date may not yet been finally determined (abgerechnet).

2.1.14
To the Sellers Knowledge, IES Tech is in possession of all material governmental approvals, public licences, public permits and other public authorisations required by applicable law for its operations.

2.1.15
No lawsuit or administrative proceeding, including arbitration proceedings, is pending (rechtshängig) against IES Tech before any state court, arbitrator or governmental authority or other regulatory body and, to the Sellers’ Knowledge, no such lawsuits or proceedings have been threatened against IES Tech in writing.

2.1.16	IP Rights

(a)
IES Tech owns or holds a valid, exclusive and royalty free license to all intellectual property rights, including, but not limited to, rights in software, data bases, source and object code, copyrights, rights of use and exploitation rights in copyrights (Nutzungs- und Verwertungsrechte), trademarks, patents, inventions and internet domain names, as well as any know how, that have been or, on the Signing Date, are used in the business of IES Tech

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or, which are material for the conduct of the business of IES Tech as it is conducted as of the Signing Date or, which in any other way relate to the business of IES Tech (the "IP Rights").

(b)
The IP Rights are not subject to any liens, encumbrances or other third party rights, including, but not limited to, rights in relation to ownership, security interests and rights of use, and IES Tech is under no obligation, contractual or otherwise, to encumber, grant third parties any access to or rights in, or transfer or otherwise dispose of the IP Rights. None of the IP Rights has been challenged, infringed or misused by any third party and there are no circumstances, in particular not the consummation of the transactions contemplated under the SPA, which are likely to result in such challenge, infringement or misuse in the future.

(c)	The IP Rights are not subject to any disputes, in or out of court, pending or threatened, including, but not limited to nullification, infringement and ownership disputes.

(d)
No third party has raised any claims to ownership, co-ownership (Mitinhaberschaftsrechte), joint ownership (Gesamtinhaberschaftsrechte) or inchoate rights (Anwartschaftsrechte) to any of the IP Rights.

(e)
To Sellers’ Knowledge, the conduct of the business of IES Tech as it is conducted as of the Signing Date does not infringe third party intellectual property rights and IES Tech has not received any written notice of any infringement of any third party intellectual property rights or has been involved in any ongoing infringement proceedings, in or out of court, and there are currently no circumstances which would constitute an infringement by IES Tech of any third party intellectual property rights, in particular not the consummation of the transactions contemplated under the SPA.

(f)
IES Tech has not made any disclosure of any source or object codes or know-how, except properly and in the ordinary and usual course of business and on the basis that such disclosure is to be treated as being of a confidential character. IES Tech has taken all reasonable measures to protect and maintain

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the confidentiality and secrecy of its technologies, software, source and object code, know-how and any other business secrets.

2.1.17	Employment

(a)
Exhibit 2.1.17(a) sets forth a true, correct and complete list as of the Signing Date of all employees of IES Tech, including their names, date of birth, job title, department, date of commencement of employment, total gross monthly and annual salary, applicable termination notice period and protection against dismissal other than pursuant to § 1 German Protection Against Dismissal Act (Kündigungsschutzgesetz). There is no independent contractor who was or will be considered as an employee of IES Tech by any court, governmental authority, regulatory body or social insurance agency (Sozialversicherungsträger) with respect to time periods up to and including the Signing Date.

(b)	IES Tech is up to date in payment of salaries, wages, or other benefits in the contractually or statutorily required amount which any of its employees can claim.

(c)
Exhibit 2.1.17(c) sets forth a true, correct and complete list as of the Signing Date of all company pension benefit plans (including but not limited to company pension plans providing for benefits in case of retirement, early retirement, death or incapacity), whether directly or via an external funding vehicle (including without limitation Direktversicherung, Pensionskasse, Pensionsfonds, Unterstützungskasse and Rückdeckungsversicherung) established, maintained, contributed to, or required to be contributed to or intended to set up in the future by IES Tech with respect to its employees and/or their dependants or beneficiaries, whether legally binding on IES Tech or not ("Pension Schemes").

(d)
All contributions, premiums, levies and monies whatsoever which have become payable to, under, or in connection with the Pension Schemes which relate to periods up until the Closing Date as defined in the SPA have been duly paid within any applicable period.

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(e)
The Pension Schemes are and have been at all times operated in accordance with the provisions of their governing documentation, all applicable legislation, and the general requirements of regulatory practice. No employee has made or threatened any claim in respect of any Pension Scheme and no event has occurred which could or might give rise to any such claim.

(f)	IES Tech has fulfilled all of its obligations in relation to and under the Pension Schemes in respect of any current and former employees.

(g)
There are no works councils or other employee representation bodies established at IES Tech and no works agreements, social plans, reconciliation of interests or any other collective agreements entered into under the German Works Constitution Act (Betriebsverfassungsgesetz) and no collective bargaining agreements apply to any employee of IES Tech.

(h)	No collective grants (Gesamtzusagen) and no operational practice (betriebliche Übung) apply to the employment relationships with IES Tech.

(i)	There are no loans, bonds or guarantees of any type from IES Tech in favour of any of its employees.

(j)	IES Tech has not assumed any obligation, whether present or future, to increase the remuneration, salaries, wages or benefits of its employees.

(k)	There are no bonuses or other payments triggered or payable as a result of the transaction contemplated under the SPA.

(l)
There are no profit-sharing schemes and stock option schemes plans, or other agreements or commitments, whether of an individual or collective nature, providing for employee benefits such as anniversary, holiday or jubilee payments, bonus, profit participation or other variable remuneration elements in which the employees of IES Tech participate as of the Signing Date.

(m)	To the Sellers' Knowledge, there are no reasons or grounds as of the Signing Date to terminate the employment relationship with any of the employees

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of IES Tech and no employee has notified IES Tech of his/her intention to terminate his/her employment relationship with IES Tech.
To the Sellers' Knowledge, IES Tech has regularly and timely complied with all its material social security obligations including but not limited to the notifications to the social insurance agency and payment of social security contributions.

2.1.18	Taxes

(a)
IES Tech has duly and timely filed in accordance with applicable laws all tax returns with the competent tax authority. The books and other records of IES Tech relating to Taxes have been properly maintained.

(b)	All Taxes to be paid or withheld and remitted by IES Tech have been paid or withheld and remitted to the competent tax authority upon their due date.

2.1.19	IES Tech conducts its business in compliance with all applicable material laws, public permits, public licences, public authorisations and public consents.

2.1.20	All premiums due under any insurance policy of IES Tech have been duly paid.

2.2	Sellers' Knowledge means the actual knowledge (positive Kenntnis) of the Sellers without attributing any kind of constructive or deemed knowledge.

2.3	Permitted Leakages means any payment made at the written request or with the prior written consent of the Company.

2.4
Taxes means (i) any tax (Steuer) and tax related ancillary obligations (steuerliche Nebenleistungen) within the meaning of Section 3 German Tax Code (Abgabenordnung – AO) or equivalent taxes and tax related ancillary obligations under the laws of any other jurisdiction, (ii) social security contributions (Sozialversicherungsbeiträge), (iii) customs duties (Zölle), (iv) any taxes to be withheld or paid for the account of a third party (Steuerabzugsbeträge), such as (in particular, but not limited to) capital withholding or wage tax (Kapitalertrag- und Lohnsteuer) and any taxes imposed as a secondary liability (Steuerhaftungsbeträge), in each case including any penalties, fines, interest, costs or additions thereto, and in each case irrespective whether imposed in Germany or elsewhere.

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2.5	Where a German term has been inserted in brackets and/or italics it alone (and not the English term to which relates) shall be authoritative for the purpose of the interpretation of the relevant term.

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Exhibit 2.1.17(a) –
List of all employees of IES Tech

1.    Anne-Julia Scheuermann
2.    Brian Wiborg
3.    Kat Budrys
4.    Max Stockner
5.    Philip Stewart
6.    Richard Wossal
7.    Sascha Weniger
8.    Stephan Vock

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Exhibit 2.1.17(c)
– List of all company pension benefit plans

Employee’s Pension Scheme with Canada Life Assurance Europe Limited

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EXHIBIT J
2016 Plan Earnings Target Covenants
(a)    The parties will prepare as soon as practicable after the Closing Date, but in no event later than 14 days following Closing Date (the “Business Plan Deadline”), an initial quarterly budget for the Business for the period between Closing and December 31, 2016 (the “Business Plan and Budget”), which will reflect in reasonable detail all material elements required to operate the Business in the same manner as the Business was operated immediately prior to the Closing and to accommodate the growth in revenue and EBITDA targets for the Business for such period (the “Earn-Out Term”) that are set forth in Schedule 1.3(a)(iii) (the “2016 Plan Earnings Targets”), including employee/contractor support, facilities, operations, marketing, product development and funding necessary to do so. During the Earn-Out Term, Neal Taparia and Darshan Somashekar, both as co-founders and Sellers shall, jointly with Acquirer, jointly manage the operation of the Business and jointly make all material decisions pertaining thereto. Acquirer and Sellers may mutually agree to change the Business Plan and Budget. In the event that the parties have not reached a mutually acceptable Business Plan and Budget by the Business Plan Deadline, then the Business Plan and Budget shall be deemed to be the budget that results from a line item-by-line item averaging of the proposed plans last offered by the Sellers and the proposed plan last offered by the Acquirer. In the event that the Sellers believe that a deviation from the Business Plan and Budget is warranted, the parties will meet and confer to discuss such proposed deviation and its consistency with attaining the 2016 Plan Earnings Targets. Following such meeting, Acquirer may, in its sole discretion, consent to such deviation in writing, in which case such deviation shall not be deemed a breach of this Agreement. Acquirer hereby covenants that it shall not, and shall cause its Affiliates to not, take any action or cause any action with the primary intent of avoiding, reducing or preventing the achievement of the 2016 Plan Earnings Targets. In addition, Acquirer covenants and agrees that, during the Earn-Out Term, it shall, and shall cause its Affiliates to operate the Business in good faith, in the ordinary course of business and in accordance with the Business Plan and Budget in all material respects unless consented by at least one of the Sellers. Acquirer and Sellers disclaim any implied covenant of good faith of Acquirer to take any action to maximize the likelihood of achievement of the 2016 Plan Earnings Targets or the consideration tied thereto (or to take steps that may have the result of reducing the likelihood or amount thereof).
(b)    Within the period required for filing of its periodic filings under the rules promulgated under Securities Exchange Act of 1934, as amended, following the end of each calendar quarter during the Earn-Out Term, Acquirer will deliver to Sellers updates as to revenues and EBITDA of the Business during such quarterly period.